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                                                                   Exhibit 10.17


[*] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY
    BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES EXCHANGE ACT OF 1933, AS AMENDED.

                       COLLABORATION AND LICENSE AGREEMENT

         THIS COLLABORATION AND LICENSE AGREEMENT (the "Agreement") is made effective as of the 20th day of June, 2001 ("Effective Date") by and between Cytokinetics, Inc., a Delaware corporation ("CK") and Glaxo Group Limited, a GlaxoSmithKline company, a United Kingdom corporation ("GSK"). CK and GSK are each referred to herein by name or as a "Party" or, collectively, as "Parties".

                                    RECITALS

         A. CK has developed certain proprietary technology related to KSP (as defined below) and other human mitotic kinesins, which are potential targets for the discovery and development of pharmaceutical products for the treatment, prophylaxis and diagnosis of cancer and other diseases and conditions in humans. As a result of its on-going research, CK has established a leadership position in the field of human mitotic kinesins.

         B. CK is the owner of all right, title and interest in, or otherwise controls, certain CK Patents (as defined below) hereto, and CK Know-How (as defined below) relating to KSP and certain novel targets and compounds having activity against human mitotic kinesins.

         C. GSK possesses pharmaceutical research, development, manufacturing and commercialization capabilities, as well as proprietary technology in a broad range of therapeutic fields. GSK desires to engage in collaborative research with CK to discover, develop, make, market and sell worldwide pharmaceutical products directed to human mitotic kinesins.

         D. In addition, CK has identified certain novel, proprietary compounds having activity against human mitotic kinesins, including that certain compound designated as [*], which CK is pursuing as a development compound for cancer and for which CK has commenced preclinical development activities. GSK is interested, subject to Section 2.5 below, in developing certain of the compounds identified by CK, and, subject to Section 3.1.1 below, intends to consider [*] as a potential Development Compound (as defined below) after the Effective Date.

         E. CK desires to grant to GSK, and GSK desires to obtain, an exclusive license throughout the world under this Agreement to discover, develop, make, have made, market and sell certain Licensed Products (as defined below) throughout the world under the aforesaid CK Patents and CK Know-How.

         F. Contemporaneously with the execution of this Agreement, the Parties have executed a Stock Purchase Agreement under which GSK shall purchase preferred stock of CK at the Closing of the transactions (as defined below).

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         Now, therefore, in consideration of the premises and mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

                             ARTICLE I - DEFINITIONS

         The following terms shall have the following meanings as used in this
Agreement:

         1.1 " [*] " shall have the meaning ascribed to it in Section [*] .

         1.2 "AFFILIATE" shall mean any corporation or other entity which is directly or indirectly controlling, controlled by or under common control of a Party hereto for so long as such control exists. For the purposes of this
Section 1.2, "control" shall mean the direct or indirect ownership of at least fifty percent (50%) of the outstanding shares or other voting rights of the subject entity having the power to vote on or direct the affairs of the entity, or if not meeting the preceding, the maximum voting right that may be held by the particular Party under the laws of the country where such entity exists.

         1.3      "CK" shall mean CK and any Affiliate of CK.

         1.4 "CK EXISTING TECHNOLOGY" shall mean, subject to Sections 5.2.2(a) and 5.5 below, CK Patents and CK Know-How, other than Collaboration Technology and Post-Collaboration Technology, Controlled by CK, and created, prior to the Effective Date or prior to the end of the Exclusivity Period that are [*] or [*] for the Parties to conduct their respective activities under the Research Program and for GSK to develop, make, have made, use, import, offer to sell and sell Compounds, Development Compounds or Licensed Products in the Field. Notwithstanding the foregoing, a CK Library Compound and CK Patents and CK Know-How with respect thereto shall be deemed to be CK Existing Technology only to the extent provided in Section 5.2.2 below.

         1.5 "CK COMPOUND" shall mean, except as otherwise provided herein, a chemical entity that meets the Compound Criteria for a CK Target, which is identified by CK using CK Existing Technology, GSK Existing Technology, Collaboration Technology, and/or Post-Collaboration Technology prior to or during the Exclusivity Period. Any such chemical entity shall not be subject to development as a Compound in accordance with Section 2.7 of this Agreement, and GSK is not obligated to conduct any research or development activities with respect thereto. Notwithstanding the foregoing:

                     (a) A chemical entity that meets the Compound Criteria for a CK Target and which is identified by CK after the end of the Exclusivity Period shall also be a CK Compound, if such chemical entity was derived from a compound within the GSK Existing Technology, Collaboration Technology or Post-Collaboration Technology or from a GSK Library Compound licensed to CK under Section 5.3.2 below.


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                     (b)      Except as provided in Section 5.6, in the event
that a Mitotic Kinesin Target becomes a CK Target (i.e., in the events provided in this Agreement), any chemical entity that had been identified as a Compound with respect to such Mitotic Kinesin Target prior to the time such Mitotic Kinesin Target becomes a CK Target shall be deemed a CK Compound, except as provided in Section 1.5(c) below.

                     (c) A GSK Library Compound shall be deemed a CK Compound only to the extent that it is GSK Existing Technology, as provided in
Section 5.3.2 below.

         1.6 "CK KNOW-HOW" shall mean Information that (a) CK discloses to GSK under this Agreement or under the Non-Disclosure Agreement executed by CK and GSK dated [*] , as amended and (b) is within the Control of CK. Notwithstanding anything herein to the contrary, CK Know-How excludes published CK Patents.

         1.7 "CK LIBRARY COMPOUND" shall mean a chemical entity (i) that is Controlled by CK as of the Effective Date, but which CK has not identified as meeting the Compound Criteria or criteria similar to the Compound Criteria for a Mitotic Kinesin Target as of the Effective Date, or (ii) which is developed or acquired by CK outside of the Research Program with no use of GSK Existing Technology or GSK Library Compounds, Collaboration Technology or Post-Collaboration Technology, and, during the Exclusivity Period or any Extension Period, in activities not directed to the discovery, development, manufacture or use of Mitotic Kinesin Targets or inhibitors of such Mitotic Kinesin Targets. It is understood that the term CK Library Compound shall include both chemical entities that have actually been synthesized as well as those that have not been synthesized but that are claimed in a CK Patent, so long as the conception and reduction to practice of such chemical entity were made in the manner described in clause (ii) above.

         1.8 "CK PATENTS" shall mean all Patents in the Territory owned or Controlled by CK, including, without limitation, those provided to GSK under the Non-Disclosure Agreement executed by CK and GSK dated [*] , as amended.
CK shall update GSK regarding any CK Patents within the Licensed Technology (i) on an annual basis commencing after the Effective Date in accordance with
Section 2.4 below, and (ii) upon request by GSK after the end of the Research Term, with respect to CK Patents to which GSK retains a license hereunder.

         1.9 "CK PRODUCT" shall mean pharmaceutical preparations for human use, incorporating a CK Compound as one of or its main active ingredient.

         1.10 "CK TARGET" shall mean those Mitotic Kinesin Targets designated as CK Targets in accordance with Section 2.7 or another provision of this Agreement.

         1.11 "CO-FUNDING OPTION" shall mean the option of CK to fund a portion of the Later Stage Development Costs of a Licensed Product as provided in Section 3.4.


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         1.12     "COLLABORATION TARGET" shall mean those Mitotic Kinesin
Targets that are selected as Collaboration Targets in accordance with Section
2.7 or Section 2.8, except as otherwise provided in this Agreement.

         1.13 "COLLABORATION TECHNOLOGY" shall mean, subject to Sections 5.2.2, 5.3.2 and 5.5 below, all inventions and Information, invented, conceived or created solely or jointly by employees, agents or consultants of GSK and/or CK in the course of performing their respective activities in connection with the Research Program, or their activities specifically directed to the research, development, manufacture or use of Compounds, Development Compounds or Licensed Products, in each case during the Research Term. Collaboration Technology shall include all CK Patents and GSK Patents in and to any inventions described in this Section 1.13.

         1.14 "COMBINATION PRODUCT" shall mean a Licensed Product that is a pharmaceutical preparation for human use incorporating two or more therapeutically active ingredients, including a Development Compound, as its main active ingredients. Notwithstanding the foregoing, drug delivery vehicles, adjuvants, and excipients shall not be deemed to be "therapeutically active ingredients," and their presence shall not be deemed to create a Combination Product under this Section 1.14.

         1.15 "COMPLETION OF SCREENING" shall mean the date on which the screenings described in Section 2.7.1 have been completed, in accordance with the criteria set forth in Section 2.7.4.

         1.16 "COMPOUND" shall mean, except as otherwise provided herein, a chemical entity that meets the Compound Criteria for a Mitotic Kinesin Target, which chemical entity (i) is discovered, synthesized or identified by CK or GSK using CK Existing Technology, GSK Existing Technology, Collaboration Technology, and/or Post-Collaboration Technology prior to, during, or, in the case of GSK (subject to (a) below), after the Exclusivity Period or any Extension Period, and which, (ii) at GSK's discretion, may be subject to development as a Development Compound under Section 2.5 of this Agreement. Notwithstanding the foregoing:

                     (a) A chemical entity that is first identified by GSK after the end of the Exclusivity Period, or after any Extension Period under
Section 4.2.2 below (whichever is later), shall not be deemed a Compound unless such chemical entity was discovered, synthesized or identified using CK Existing Technology, Collaboration Technology or Post-Collaboration Technology.

                     (b) Those chemical entities Controlled by a Party prior to the Effective Date, which such Party identified as meeting the Compound Criteria (or criteria substantially similar to the Compound Criteria) as of the Effective Date, shall also be deemed Compounds for all purposes of this Agreement. In the case of CK, these compounds shall include certain of those compounds that are referred to by CK as the "Series [*] Compounds," as well as certain other compounds, that CK has so identified as meeting the Compound Criteria (or such substantially similar criteria) prior to the Effective Date.


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                     (c)      Notwithstanding (b) above, at such time as a
chemical entity becomes a CK Compound, the same shall be deemed excluded from the definition of Compounds under this Section 1.16 for all purposes (including, without limitation, for purposes of Sections 1.21 and 1.44).

                     (d) For purposes of clarity, a compound developed by either Party outside the Research Plan and provided for screening or other use under this Agreement shall not be deemed a Compound unless and until such compound is shown to meet the Compound Criteria.

         1.17     "COMPOUND CRITERIA" shall mean (i) those criteria set forth in
Exhibit 1.17, and (ii) such other criteria as are approved by the JRC and agreed in writing by the Parties. No criteria shall be deemed Compound Criteria under
(ii) unless such criteria are formally approved by the JRC and agreed in writing by the Parties, regardless of whether such criteria are used informally or discussed by the Parties in the course of the Research Program.

         1.18 "CONTRACT YEAR" shall mean a year of 365 days (or 366 days in a leap year) beginning on the Effective Date and ending one (1) year thereafter and so on year-by-year. "CONTRACT YEAR ONE" shall mean the first such year; "CONTRACT YEAR TWO" shall mean the second such year, and so on, year-by-year.

         1.19 "CONTROL," "CONTROLS," "CONTROLLED" or "CONTROLLING" shall mean possession of the ability to grant the licenses or sublicenses as provided herein without violating the terms of any agreement or other arrangements with any Third Party.

         1.20 "CYTOMETRIX(TM) TECHNOLOGY" shall mean that certain subject matter as further described in CK publication "Cytometrix(TM) Cellular Phenotyping Technologies Version 0.5 Development Partner Program" (publication February 2001), and modifications, improvements, extensions or derivatives to such automated cell biology platform.

         1.21 "DEVELOPMENT COMPOUND" shall mean a Compound that is designated for product development, in accordance with Section 2.5 below.

         1.22     "DEVELOPMENT MILESTONE" shall mean a milestone described in
Section 6.4.

         1.23 "DEVELOPMENT PLAN" shall mean the workplan with respect to the development of a Development Compound as set forth in Section 3.2.

         1.24     "EFFECTIVE DATE" shall mean the date first written above.

         1.25 "EXCLUSIVITY PERIOD" shall mean the period of time commencing with the Effective Date and ending upon the [*] anniversary of the end of the Research Term and any extensions thereto under Section 2.8.


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         1.26     "EXTENSION PERIOD" shall mean a [*] period during which
GSK has extended its exclusivity with respect to a particular Collaboration Target or Extendable Unselected Target, in accordance with Section 4.2.2.

         1.27 "EXTENDED TARGET" and "EXTENDABLE UNSELECTED TARGET" shall have the meanings set forth in 4.2.2.

         1.28 "FDA" shall mean, with respect to the United States, the U.S. Food and Drug Administration, any successor entity thereto, or any equivalent foreign regulatory authority(ies) in the particular country of the Territory.

         1.29 "FIELD" shall mean, subject to Section 2.6.4, (i) the [*] or [*] treatment of cancer and other diseases and conditions in humans through the use of a Licensed Product; and (ii) [*] of the [*] or [*] of a patient, including the [*] of the [*] (e.g., [*] or [*] or [*] ) to [*] of a Licensed Product, for the [*] of a Licensed Product(s) [*] for the [*] or [*] treatment of cancer and other diseases and conditions in a human patient. All other uses not specifically set forth in (i) or (ii) above are excluded from the Field.

         1.30 "FTE" shall mean a full-time person employed by CK, or by a Third Party pursuant to Section 6.2.2, dedicated full-time to the Research Program, or in the case of less than a full-time dedicated person, a full-time, equivalent person year, based upon a total of one thousand eight hundred eighty (1,880) hours per year of work on the Research Program.

         1.31     "GSK" shall mean GSK and any Affiliate of GSK.

         1.32 "GSK EXISTING TECHNOLOGY" shall mean, subject to Section 5.3.2 below, GSK Patents and GSK Know-How, other than Collaboration Technology and Post-Collaboration Technology, Controlled by GSK, and created, prior to the end of the Exclusivity Period or any Extension Period under Section 4.2.2 below, that: (i) are [*] for the discovery, development, manufacture, use or sale of Compounds, Development Compounds, Licensed Products, or (ii) GSK has [*] or [*] in connection with its activities under the Research Program or the development, manufacture, use or sale of Compounds, Development Compounds or Licensed Products. In addition, GSK Existing Technology shall be subject to the following:

                     (a) Notwithstanding (i) and (ii) above, a GSK Library Compound and GSK Patents and GSK Know-How with respect thereto shall be deemed GSK Existing Technology only to the extent provided in Section 5.3.2 below.

                     (b) Notwithstanding (i) above, in the event a Compound, Development Compound or Licensed Product becomes a CK Compound or CK Product, or a Mitotic Kinesin Target is designated a CK Target, then with respect to such CK Compound, CK Product or CK Target (and any other CK Compounds and CK Products directed to such CK Target), the GSK Existing Technology within
(i) and (ii) above shall include only subject matter that was (x) identified


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as [*] for the discovery, development, manufacture, use or sale of such CK
Compound or CK Product, or (y) [*] or [*] at least in part to such CK Compound, CK Product or CK Target, each prior to its being designated as such. Accordingly, for example, a drug delivery technology that had not been [*] to a Compound prior to its becoming a [*] shall not [*] become GSK Existing Technology with respect to such [*] (or a [*] incorporating [*] ) regardless of whether such GSK drug delivery technology is [*] to commercialize such CK Compound.

         1.33 "GSK KNOW-HOW" shall mean Information which (a) GSK discloses to CK under this Agreement or under the Non-Disclosure Agreement executed by CK and GSK dated [*] , as amended and (b) is within the Control of GSK. Notwithstanding anything herein to the contrary, GSK Know-How excludes published GSK Patents.

         1.34 "GSK LIBRARY COMPOUND" shall mean a chemical entity (i) that is Controlled by GSK as of the Effective Date, or (ii) which is developed or acquired by GSK outside of the Research Program with no use of CK Existing Technology or CK Library Compounds, Collaboration Technology or Post-Collaboration Technology, and, during the Exclusivity Period or any Extension Period, in activities not directed to the discovery, development, manufacture or use of Mitotic Kinesin Targets or inhibitors of such Mitotic Kinesin Targets. It is understood that the term "GSK Library Compound" shall include both chemical entities that have actually been synthesized as well as those that have not been synthesized but that are claimed in a GSK Patent, so long as the conception and reduction to practice of such chemical entity were made in the manner described in clause (ii) above.

         1.35 "GSK PATENTS" shall mean all Patents in the Territory owned or Controlled by GSK. GSK shall update CK regarding any GSK Patents within the Licensed Technology (i) on an annual basis commencing after the Effective Date in accordance with Section 2.4 below, and (ii) upon request by CK after the end of the Research Term, with respect to GSK Patents to which CK retains a license hereunder.

         1.36 "IND" shall mean any investigational new drug application filed with the FDA as more fully defined in 21 C.F.R. Section 312.3 or its equivalent in any country.

         1.37 "IND ENABLING STUDIES" shall mean studies which are specifically required for an IND, including without limitation, ADME and GLP toxicology studies, or studies required for the preparation of the CMC section of an IND including studies relating to analytical methods and purity analysis, and formulation and manufacturing development studies, all as necessary to obtain the permission of regulatory authorities to begin human clinical testing.

         1.38 "INFORMATION" shall mean information and materials relating to the subject matter of this Agreement and including (i) techniques and data, including, but not limited to, screens, models, inventions, methods, test data, including but not limited to, pharmacological, lexicological and clinical test data, analytical and quality control data, marketing, pricing, distribution, costs, and sales data, manufacturing information, and patent and legal data or descriptions (to the extent that


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disclosure thereof would not result in loss or waiver of privilege or similar protection) and (ii) compositions of matter, including but not limited to compounds, biological materials and assays. As used herein, "clinical test data" shall be deemed to include all information related to the clinical or preclinical testing of a Compound, Development Compound, CK Compound, Licensed Product or CK Product, including without limitation, patient report forms, investigators'reports, biostatistical, pharmaco-economic and other related analyses, regulatory filings and communications, and the like.

         1.39 "JOINT RESEARCH COMMITTEE" (or"JRC"), "JOINT DEVELOPMENT COMMITTEE" (or "JDC"), "JOINT COMMERCIALIZATION COMMITTEE" (or "JCC") and "JOINT STEERING COMMITTEE" (or "JSC") shall mean the committees established under Sections 2.2, 3.5, 7.2 and 12.2, respectively.

         1.40 "KSP" shall mean any protein expressed by the human gene located at the locus [*] .

         1.41 "LATER STAGE DEVELOPMENT" and "LATER STAGE DEVELOPMENT COSTS" shall have the meanings defined in Sections 3.4.3(a) and 3.4.3(c), respectively.

         1.42 "LEAD TARGET" shall mean a Mitotic Kinesin Target identified in accordance with the procedures set forth in Section 2.7.

         1.43     "LEAD TARGET SELECTION DATE" shall mean the date set forth in
Section 2.7.1.

         1.44 "LICENSED PRODUCT" shall mean a pharmaceutical preparation for human use incorporating a Development Compound as one of or its main active ingredient or designated as such under Section 4.5.2.

         1.45 "LICENSED TECHNOLOGY" shall mean CK Existing Technology; GSK Existing Technology; Collaboration Technology; and Post-Collaboration Technology.

         1.46 "MAJOR EUROPEAN COUNTRY" shall mean France, Germany, Italy, Spain, or the United Kingdom.

         1.47 "MARKETING APPROVAL" shall mean all approvals, licenses, registrations or authorizations of any federal, state or local regulatory agency, department, bureau or other governmental entity, necessary for the manufacturing, use, storage, import, transport and sale of Licensed Products in a regulatory jurisdiction. Marketing Approval shall be deemed to occur upon first receipt of notice from the FDA, EMEA or similar agency that sale of a Licensed Product has been approved. For countries where governmental approval is required for pricing or reimbursement for the Licensed Product to be reimbursed by national health insurance (i.e., other than the United States), "Marketing Approval" shall not be deemed to occur until such pricing or reimbursement approval is obtained; provided, that if a Party has not accepted the pricing or reimbursement offered by the governmental authority of a particular country within eighteen (18) months after the date the first MAA is approved in such country, then the Party shall continue to use diligent efforts to obtain such pricing or reimbursement. Marketing Approval shall be deemed to have occurred in such


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country where government approval of pricing has not been obtained if, at any time, the Party begins the commercial sale of such Licensed Product in the country without obtaining pricing approval, with the date of MAA approval to occur on the date of the first commercial sale of the Licensed Product in the country.

         1.48 "MARKETING APPROVAL APPLICATION" or "MAA" shall mean a New Drug Application (as defined in 21 C.F.R. Section 314.50 et. seq.), or a comparable filing for Marketing Approval (not including pricing or reimbursement approval) in a country, in each case with respect to a Licensed Product in the Territory.

         1.49 "MITOTIC KINESIN TARGET" shall mean (i) the human kinesin motor proteins KSP [*] ; and (ii) those other human proteins which are kinesin motor proteins which are discovered or acquired by either Party prior to the [*] anniversary of the end of the Research Term, excluding any extension thereof under Section 2.8, and which meet the criteria set forth in a separate written memorandum signed by both Parties expressly referencing this Section 1.49.

         1.50 "Net SALES" shall mean the gross invoice price by GSK or its Affiliates or Sublicensees, as the case may be, for all Licensed Products sold by GSK, its Affiliates or Sublicensees ("Selling Party"), in finished product form, packaged and labeled for sale, under this Agreement in arm's length sales to Third Parties less deductions allowed to the Third Party customer by the Selling Party, to the extent actually taken by such Third Party customer, on such sales for:

                     (a)      trade, quantity, and cash discounts;

                     (b) credits, rebates and chargebacks (including those to managed-care entities and government agencies), and allowances or credits to customers on account of rejection or returns (including, but not limited to, wholesaler and retailer returns) or on account of retroactive price reductions affecting such Licensed Product;

                     (c) freight, postage and duties, and transportation charges relating to Licensed Product, including handling and insurance thereto; and

                     (d) sales (such as VAT or its equivalent) and excise taxes, other consumption taxes, customs duties and compulsory payments to governmental authorities and any other governmental charges imposed upon the importation, use or sale of such Licensed Product to Third Parties.

         Sales between GSK and its Affiliates or Sublicensees shall be excluded from the computation of Net Sales and no payments will be payable on such sales except where such Affiliates or Sublicensees are end users. In addition, the Selling Party may exclude from Net Sales a reasonable provision for uncollectible accounts, to the extent such reserve is determined in accordance with U.S. generally accepted accounting standards, consistently applied across all product lines of the particular Party, until such amounts are actually collected.


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         In the event a Licensed Product is sold which is a Combination Product under Section 1.14, for purposes of determining payments due CK under Section 4.5.2(b) and (d) or Section 6.6, Net Sales of Combination Products shall be calculated by multiplying the Net Sales of the Combination Product by the fraction A over A+B, in which A is the Gross Selling Price of the Licensed Product when such Product is sold in substantial quantities comprising a Development Compound as the sole therapeutically active ingredient during the applicable accounting period in which the sales of the Licensed Product were made, and B is the Gross Selling Price of the other therapeutically active ingredients contained in the Combination Product sold separately in substantial quantities during the accounting period in question. All Gross Selling Prices of the therapeutically active ingredients of the Licensed and Combination Products shall be calculated as the average Gross Selling Price of the therapeutically active ingredients in such Products during the applicable accounting period for which the Net Sales are being calculated. In the event that no separate sale of either the Licensed Product comprising a single Development Compound as the sole therapeutically active ingredient or the other therapeutically active ingredients of the Combination Product are made during the accounting period in which the sale was made or if the Gross Selling Price for a particular therapeutically active ingredient cannot be determined for an accounting period, Net Sales allocable to the Licensed Product and Combination Product shall be determined by mutual agreement reached in good faith by the Parties prior to the end of the accounting period in question based on an equitable method of determining same that takes into account, in the Territory, variations in potency, the relative contribution of each therapeutically active ingredient in the Combination Product, and relative value to the end user of each therapeutically active ingredient. For purposes of this Section 1.50, "Gross Selling Price" shall mean the gross price at which an active ingredient is sold to a Third Party, before discounts, deductions, credits, taxes or allowances.

         1.51 "PATENT" shall mean (i) issued and unexpired Letters Patent, including any extension, registration, confirmation, reissue, continuation, SPC, divisional, continuation-in-part, re-examination or renewal thereof, (ii) pending applications for Letters Patents, and (iii) foreign counterparts of any of the foregoing; in each case to the extent the same has not been held, by a court or governmental agency of competent jurisdiction, to be invalid or unenforceable in a decision from which no appeal can be taken.

         1.52 "PHASE I," "PHASE II," "PHASE III" and "PHASE IV" shall have the following meanings:

                     (a) "PHASE I" shall mean, subject to Section 6.4.3(c), the first clinical trial in which a particular Licensed Product is administered to either a patient or healthy volunteer.

                     (b) "PHASE II" with respect to cancer indications shall mean a clinical trial, the purpose of which is to investigate the activity of a Licensed Product in cancer using a dose studied in a Phase I clinical trial for such Licensed Product. "Phase II" with respect to non-cancer indications shall mean a dose-ranging study or a study exploring efficacy in a disease other than cancer.

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                     (c)      "PHASE III" shall mean a pivotal efficacy trial
required to demonstrate substantial evidence of the efficacy and safety of a Licensed Product for submission of an MAA.

                     (d) "PHASE IV" shall mean a clinical trial conducted for a Licensed Product under an IND in a particular country after the Licensed Product has received Marketing Approval and has been marketed and commercially sold in that country, which is conducted primarily to continue testing the Licensed Product to collect information about its safety and/or efficacy in broader or various populations, long-term safety and side effects associated with long- term use, and its use in additional indications other than that for which Marketing Approval was initially granted.

         1.53 "POST-COLLABORATION TECHNOLOGY" shall mean, subject to Sections 5.2.2, 5.3.2, 5.5 and 12.5.2 below, all inventions and Information invented or created solely or jointly by employees, agents or consultants of GSK and/or CK during the [*] ([*]) year period immediately following the end of the Research Term or during any Extension Period, and which in each case are invented or created in the course of performing activities specifically directed to the research, discovery, characterization, optimization or development of Compounds, Collaboration Targets or Unselected Targets, or to the development, manufacture, use or sale of Compounds, Development Compounds or Licensed Products. Notwithstanding the foregoing, Post-Collaboration Technology shall also include all inventions and Information invented or created by or under authority of GSK, which are created or invented in the course of performing such activities after such period and during the term of this Agreement. Post-Collaboration Technology shall include all CK Patents and GSK Patents in and to any inventions described in this Section 1.53.

         1.54 "PRE-PROGRAM FTEs" and "[*] PROGRAM FTEs" shall have the meanings ascribed to them in Section 2.6.1 and 2.6.2.

         1.55 "[*] PROGRAM" shall mean a formal research program established in the discretion of [*] with respect to a particular Mitotic Kinesin Target for the commitment of resources at GSK and at CK under the Research Program, which program has undergone the detailed review of the [*] or [*]. At a minimum, a [*] Program shall comprise those activities set forth in Exhibit 1.55.

         1.56 "PROJECT TEAM" shall mean the team of [*] personnel and [*]([*])[*] formed in accordance with Section 3.2 to manage the development of a Development Compound.

         1.57 "RESEARCH PERFORMANCE MILESTONE" shall mean the milestones set forth in Section 6.3.1.

         1.58 "RESEARCH PLAN" shall mean the written workplan for the Research Program to be conducted under this Agreement established in accordance with Section 2.3 hereof.

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         1.59     "RESEARCH PROGRAM" shall mean the research, discovery,
characterization, optimization and pre-clinical development of inhibitors of Mitotic Kinesin Targets, and the discovery and characterization of Mitotic Kinesin Targets, conducted by CK and/or GSK which are undertaken during the Research Term; provided that the Research Program shall not include any such activities performed by CK with respect to a CK Compound or CK Target after such Compound or Target becomes a CK Compound or CK Target, respectively.

         1.60 "RESEARCH TERM" shall mean the period commencing on the Effective Date and ending on the first to occur of (i) termination of this Agreement by either Party under Article XI below; or (ii) five (5) years after the Effective Date, or if the Research Term is extended under Section 2.8 below, the end of such extended Research Term.

         1.61 "SALES AND MARKETING PLAN" shall mean the plan and budget for the marketing, promotion, sale and distribution of a Licensed Product established by the JCC in accordance with Section 7.2.

         1.62 "SUBLICENSEE" shall mean, with respect to a particular Licensed Product or CK Product, a Third Party to whom GSK or CK, respectively, has granted a license or sublicense under any Licensed Technology to make and sell such Licensed Product or CK Product. As used in this Agreement, "Sublicensee" shall also include a Third Party to whom GSK or CK has granted the right to distribute a Licensed Product or CK Product, respectively, provided that such Third Party is responsible for marketing and promotion of such Licensed Product or CK Product within its distribution territory.

         1.63     "TERRITORY" shall mean the entire world.

         1.64     "THIRD PARTY" shall mean any entity other than CK or GSK.

         1.65 "TRACTABLE COMPOUND" shall mean a Compound that, in the reasonable determination of the JRC during the Research Term, or, with respect to Compounds directed to Extendable Unselected Targets identified during any Extension Period, in the reasonable determination of GSK, meets the criteria in
Exhibit 1.65.

         1.66 "UNSELECTED TARGET" shall mean any Mitotic Kinesin Target that has not been identified as a Lead Target (i) by the end of Contract Year Five or
(ii) in the event GSK extends the Research Term in accordance with Section 2.8.2, by the end of the Research Term, subject in each case to Section 2.7.3 below.

         1.67     "CLOSING" AND "CLOSING DATE" shall mean the date specified in
Section 13.1.

                                      -12-
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                   ARTICLE II - COLLABORATION RESEARCH PROGRAM

         2.1      Research Program.

                  (a) CK and GSK agree to conduct a research program on a collaborative basis with the principal goal of identifying, developing, and commercializing Compounds, Development Compounds and Licensed Products within the Field, the mechanism of action of which is to inhibit Mitotic Kinesin Targets. The Research Program shall be conducted solely in accordance with the Research Plan, unless otherwise agreed by the Parties in writing. Each Party agrees to keep the other Party informed of its progress and activities within the Research Program.

                  (b) Each Patty shall contribute to the Research Program the Mitotic Kinesin Targets and Compounds identified by such Party prior to the Effective Date, as well as those Mitotic Kinesin Targets, Compounds, Development Compounds and Licensed Products identified during the Research Term. This
Section 2.1(b) shall not be deemed to limit CK's rights with respect to CK Compounds, CK Targets or CK Products.

         2.2 The JRC. Promptly after the Effective Date, the Parties shall establish a Joint Research Committee ("JRC"). The JRC shall have responsibility to (i) oversee, review and coordinate the Research Program and to expedite the progress of work being done under the Research Plan, and (ii) to make such other decisions as are expressly allocated to the JRC under this Agreement. The JRC shall exist until the end of the Research Term. Each Party agrees to keep the JRC informed of its progress and activities within the Research Program.

                  (a) Membership. The JRC shall be comprised of an equal number of representatives from each of GSK and CK. The exact number of such representatives shall be three (3) for each of GSK and CK, or such other number as the Parties may agree. The initial members of the JRC shall be [*] from GSK, and [*] from CK. Either Party may replace its respective JRC representatives at any time, with prior written notice to the other Party. Unless otherwise agreed, the JRC shall at all times include the CK officer overseeing all research and the following GSK representatives: the senior Center of Excellence for Drug Discovery ("CEDD") representatives responsible for biology, chemistry and clinical activities of the collaboration, any of whom may be replaced by the head of the CEDD. From time to time, the JRC may establish subcommittees to oversee particular projects or activities, and such subcommittees will be constituted as the JRC approves.

                  (b) Meetings, The JRC shall meet monthly, or as more or less often as otherwise agreed by the Parties, at such locations as the Parties agree. It is understood that such meetings shall be held at least quarterly in person, otherwise by telephone.

                  (c) Decision Making. Decisions of the JRC shall be made by majority vote of the members present in person or by other means (e.g., teleconference) at any meeting; provided that, if there is not an equal number of representatives of each Party present at such

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meeting, then only an equal number of representatives of each Party shall be entitled to vote at such meeting. In the event that the votes required to approve a decision cannot be reached, then either Party may, by written notice to the other, have such issue referred to the Chief Executive Officer of CK and the Chairman, Research and Development, Pharmaceuticals of GSK, for attempted resolution by good faith negotiations within thirty (30) days after such notice is received. Minutes of the JRC meetings shall be taken, and shall, at a minimum, record all decisions made. Such minutes shall be approved by both Parties.

                  (d) Responsibilities. The JRC shall be responsible for preparing the Research Plan for each Contract Year, other than the initial Research Plan, monitoring and adapting the Research Plan based on the results and progress of the Research Program, establishing objectives for the Research Program and evaluating the progress of the Research Program, including without limitation:

                           (i)      Deciding the direction and objectives of the
Research Program;

                           (ii) Approving FTE requirements (subject to Section
2.6);

                           (iii)    Recommending Mitotic Kinesin Targets to be
submitted for approval by [*] as [*] Programs;

                           (iv)     Recommending Compounds to be submitted for
[*] approval as Development Compounds in accordance with Section 2.5; and

                           (v)      Providing a forum for the exchange of
scientific information among the scientists participating in the Research
Program.

         2.3      Research Plan.

                  2.3.1 Responsibilities. The Research Program shall be carried out in accordance with the Research Plan. Each Party will be responsible for conducting those activities within the Research Program as are allocated to such Party under the Research Plan. The Research Plan shall be based on priorities with respect to Compounds and Mitotic Kinesin Targets other than CK Targets, taking into account GSK's and CK's views as to the feasibility of the scope and timing of research activities and objectives.

                  2.3.2 Establishment of Research Plan. The initial Research Plan shall be established by the mutual agreement of the Parties immediately upon the execution of this Agreement (the "Initial Research Plan") and shall cover the period from the Effective Date through December 31, 2001 in detail and includes general plans for the following two (2) years. By December 1 of each year during the Research Term, the JRC shall establish and approve the detailed Research Plan for the next succeeding year, including a general plan for the following two (2) years or the period remaining in the Research Term, whichever is shorter. The JRC shall review the

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Research Plan on an ongoing basis and may make changes thereto as the JRC approves in writing or as reflected in agreed and approved minutes of JRC meetings.

         2.4 Information and Reports. GSK and CK will use diligent efforts to make available and disclose to each other all Collaboration Technology and Post-Collaboration Technology pertaining to Mitotic Kinesin Targets (other than CK Targets, which are addressed in Section 4.4 below) including all Patents and Information within such Technology regarding compounds synthesized or discovered, initial leads, activities of leads, derivatives, and results of in vitro and in vivo studies, assay techniques and new assays immediately after the Effective Date and continuing throughout the Research Term, with significant discoveries or advances being communicated as soon as reasonably practical after such Information is obtained or its significance is appreciated; provided, however, that with respect to tangible research material, the Parties shall exchange such material as determined by the JRC. The Parties will exchange, during the Research Term, at least once quarterly, a written summary of such research and results. Within [*] ([*]) days after the [*] anniversary of the expiration of the Research Term, and of the end of each Extension Period, each Party shall provide to the other such a written report directed to results obtained, and Post-Collaboration Technology developed, during the [*] period following the end of the Research Term. Within [*] ([*]) days after the end of each Extension Period under Section 4.2.2, each Party will provide the other with raw data within the Collaboration Technology and Post-Collaboration Technology to the extent reasonably requested by the other Party. Each Party shall use diligent efforts to inform the other Party of any of its respective Existing Technology used or incorporated in connection with the Research Program or any Extended Target. In addition, each Party will disclose its respective Existing Technology to the extent reasonably necessary for the other Party to perform activities under the Research Plan.

         2.5 Designation of Development Compounds. The Parties have established guidelines, set forth in Exhibit 2.5, for the designation of Compounds as Development Compounds. From time to time, either Party may suggest that the JRC consider a particular Compound to be recommended to [*] for consideration as a Development Compound. Based upon the guidelines and the results of the Research Program, the JRC shall designate from time to time Compounds for consideration by [*] as Development Compounds, and upon approval by [*], the Compounds shall be deemed Development Compounds. [*] may approve, or withhold its approval of, the designation of any Compound as a Development Compound in [*], whether or not such Compound [*] the [*], and a Compound shall not be deemed a Development Compound unless so approved by [*]. Unless the JRC otherwise approves, however, [*] agrees not to undertake IND Enabling Studies with respect to a particular Compound, until such Compound has been designated as a Development Compound in accordance with this Section 2.5.

         2.6 FTE Requirements; Funding. To advance the Research Program, GSK agrees to fund CK FTEs performing research under the Research Plan in accordance with Section 6.2 below and this Section 2.6. In addition:

                  2.6.1 Generally. Unless otherwise agreed by the Parties or as otherwise provided in this Section 2.6, the Research Plan shall provide for, and GSK agrees to fund, [*] ([*]) CK

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FTEs in Contract Year One; [*] ([*]) CK FTEs in Contract Year Two; [*] ([*]) CK
FTEs in Contract Year Three; [*] ([*]) CK FTEs in Contract Year Four; and [*] ([*]) CK FTEs in Contract Year Five (the "Pre-Program FTEs"). The Pre-Program FTEs shall be funded at the rate set forth in Section 6.2.1. The Pre-Program FTEs shall engage in research activities supporting Mitotic Kinesin Target efforts that have not yet reached [*] Program status, in accordance with the Research Plan. No activities funded by GSK under Section 6.2 shall be directed to research on CK Targets, CK Compounds or CK Products once they have been designated as such.

                  2.6.2    [*] Program Activities.

                           (a)      From time to time, [*] may establish a
formal [*] Program to be conducted on a collaborative basis by CK and GSK to focus resources on a particular Mitotic Kinesin Target. Should [*] establish such a [*] Program with respect to a Mitotic Kinesin Target, it shall notify the JRC of the establishment of the [*] Program, and shall keep the JRC fully informed of its activities under the [*] Program. In such event, the JRC will decide upon the division between GSK and CK of responsibilities pertaining to such [*] Program. Upon the establishment of such a [*] Program, the Research Plan shall be modified to reflect such division, and the additional resources to be added, which shall include additional FTEs at CK (i.e., in addition to the Pre-Program FTEs) (such additional FTEs being referred to as "[*] Program FTEs"); provided that, except as provided in Section 2.6.2(b) for KSP, the additional [*] Program FTEs for any particular [*] Program shall not exceed [*] ([*]) FTEs unless otherwise agreed by GSK and CK. The decision of whether to establish a [*] Program with respect to a particular Mitotic Kinesin Target shall be in the [*] of [*] (except with respect to KSP in Contract Year One, as described in Section 2.6.2(b) below); provided, however, if at any point in time GSK assigns medicinal chemistry personnel (other than CK FTEs) at the rate (i.e., a running rate) of [*] ([*]) full-time equivalents, to perform activities relating to such Target, a [*] Program shall be deemed to have been established with respect to such Target. It is anticipated that, if the Research Program is successful and [*] establishes multiple [*] Programs, then the number of CK FTEs will increase above the minimum CK FTEs required under 2.6.1 above.

                           (b)      Notwithstanding the foregoing, the Parties
agree that a [*] Program has been established with respect to KSP, which shall continue through at least the end of Contract Year One. The Research Plan for Contract Year One shall, unless otherwise agreed, provide for [*] ([*]) CK [*] Program FTEs dedicated to KSP (i.e., in addition to the [*] CK FTEs described above, for a total of [*] CK FTEs in Contract Year One). Following Contract Year One, the JRC shall determine the appropriate level of [*] Program FTEs, not to exceed [*] FTEs, to be dedicated to KSP in subsequent periods, based on the activities remaining and the capabilities of CK to perform those activities.

                  2.6.3    Maximum FTEs. Notwithstanding Sections 2.6.2(a) and
(b) above, in no event will GSK's aggregate funding obligations for [*] Program FTEs and Pre-Program FTEs at CK, added together, exceed [*] ([*]) FTEs at CK in any year of the Research Term, unless mutually agreed. Notwithstanding any of the foregoing, unless otherwise agreed by CK and

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                                      -16-
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GSK, the Research Plan may not at any time require more than [*] ([*]) CK FTEs performing synthetic and analytical chemistry.

                  2.6.4 [*]; [*]. During Contract Year [*], CK and GSK shall discuss a broadening of the Research Plan to include activities specifically directed at the discovery and development of [*] and/or [*] as inhibitors of Mitotic Kinesin Targets. The JRC shall include the broadening of the Research Plan as a priority for discussions at its initial meetings after the Effective Date. The Parties shall negotiate in good faith, using commercially reasonable efforts to reach agreement on the terms of such broadening of the Research Plan. The agreement between the Parties to broaden the Research Plan under this Section shall take into consideration the research funding, milestones and royalty payments already agreed to by the Parties under this Agreement. If the Parties mutually agree in writing on such a modification of the Research Plan prior to the [*] of the Effective Date, then the Research Plan shall be modified as so agreed, [*] and [*] shall remain within the Field, and the Parties shall negotiate additional collaboration terms for such area. Agreement on such an expanded Research Plan and collaboration may be conditioned upon a commitment by GSK to include, throughout the Research Term, sufficient resources to diligently pursue such discovery and development activities. If by the [*] of the Effective Date the Parties have not agreed in writing on such a modification of the Research Plan and Agreement, then (notwithstanding Section 1.29 above) for all purposes of this Agreement the Field shall exclude the use of [*] and [*] for any therapeutic purpose, and shall also exclude any [*] for use in connection with such [*] or [*].

                           (a)      If the parties fail to reach agreement on
such broadening of the Research Plan and Agreement by the end of Contract Year [*], CK may enter into a collaboration and license or other agreement with one or more Third Parties for [*] and/or [*], alone or in combination, after Contract Year [*], subject to Section 2.6.4(b) below, but GSK shall receive a royalty under Section 4.7 based on CK's use, or that of its licensees, if any, of [*] generated under the Research Program.

                           (b)      At least [*] ([*]) days prior to CK's first
grant to a Third Party of a right to develop, manufacture, sell and distribute
(i) both at least [*] ([*]) [*] and at least [*] ([*]) [*], or (ii) at least [*] ([*]) [*], but no [*], or (iii) at least [*] ([*]) [*], but no [*], CK will notify GSK in writing of its intent to grant such rights and a summary of the terms upon which it then wishes to grant such rights ("Initial Notice"). A grant described in (i) above is referred to as a "Combination License," and a grant referred to in either (ii) or (iii) is referred to as a "Field-Specific License." CK shall provide one (1) Initial Notice with respect to a proposed Combination License or one (1) Initial Notice each for each of the two categories of Field Specific License. It is understood and agreed that CK shall not be required to submit more than one (1) Initial Notice to GSK with respect to [*] collectively on the one hand, or more than one (1) Initial Notice to GSK with respect to [*] collectively on the other hand.

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                                      -17-
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                                             (A)      Upon request by GSK within
[*]([*]) days after receiving an Initial Notice, CK and GSK will, during the [*]([*]) day period following the date of the Initial Notice (the "Negotiation Period"), negotiate the granting of rights to GSK under the Combination License or Field Specific License, as applicable. It is understood that any such grant of rights to GSK is subject to agreement between the Parties on the financial terms and other conditions of such grant. If CK provides an Initial Notice to GSK (x) with respect to a Field Specific License, GSK shall have the right to negotiate with CK for a Combination License or (y) with respect to one product within [*] or [*], as applicable, GSK shall have the right to negotiate with CK for a Field-Specific License to [*] or [*], as applicable, or to a Combination License. In the event GSK requests to negotiate a category of License as described in (x) or (y), then the Initial Notice shall be deemed to have been for that category of License (i.e., Combination License, Field-Specific License for [*] or Field-Specific License for [*], as the case may be).

                                             (B)      If for any reason the
Parties do not agree upon and enter into an agreement for the grant of rights to GSK by the end of the Negotiation Period, CK shall have no further obligations to GSK under this Section 2.6.4 to provide an Initial Notice (x) with respect to any [*] or [*] in the case of an Initial Notice regarding a Combination License,
(y) with respect to any [*] in the case of a Field-Specific Licensed described in Section 2.6.4(b)(ii) above, or (z) with respect to any [*] in the case of a Field-Specific License described in Section 2.6.4(b)(iii) above; except in each case for CK's royalty obligations under Section 4.7 (as they may apply to [*] and [*] as if the resultant product were a CK Product).

                           (c)      At such time as (i) CK has delivered an
Initial Notice for either (y) one (1) Combination License or (z) one (1) Field-Specific License for [*] and one (1) Field-Specific License for [*], whichever occurs first, and (ii) the Negotiation Period, if any, corresponding to each Initial Notice described above has expired (or the Parties have agreed upon and entered into an agreement concerning the subject matter of such Initial Notice), then all obligations of CK under this Section 2.6.4 shall terminate. It is understood that the Parties' obligations under this Section 2.6.4 are limited to those expressly stated herein, and neither GSK nor CK shall have any further obligation, implied or otherwise, other than the obligations expressly stated herein.

                           (d)      For such purposes, (i) "[*]" shall mean [*]
for the treatment or [*] of a disease [*], via [*] or [*] methods, of compositions comprising a [*] that [*] and [*] a moiety, wherein such moiety serves a material function in the treatment or [*] of such disease; and (ii) "[*]" shall mean [*] for the treatment or [*] of a disease comprising [*] which modulates [*] by [*]; in each of cases (i) and (ii) where such [*], as known by CK at the time of the grant of rights subject to this Section 2.6.4, is to inhibit the function of a Mitotic Kinesin Target.

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

         2.7 Collaboration Targets. The Parties acknowledge that CK's technology with respect to the Mitotic Kinesin Targets and the research conducted under the Research Program could potentially provide a large number of Mitotic Kinesin Targets and Compounds on which to focus further research and development activities, and that, under the collaboration, the Parties will focus their resources on particular Mitotic Kinesin Targets to be selected by GSK as Collaboration Targets in accordance with this Section 2.7. Those Mitotic Kinesin Targets designated as CK Targets in accordance with this Section may be pursued independently by CK, subject to GSK's rights under Section 4.5 below, it being understood that GSK will perform no additional research or development on or commit additional resources to such CK Targets (unless GSK exercises its right with respect to a CK Product under Section 4.5 below).

                  2.7.1 Initial Selection of Collaboration Targets. Upon the later to occur of (i) the Completion of Screening for [*] ([*]) Mitotic Kinesin Targets or (ii) [*] days after the end of Contract Year [*] (the "Lead Target Selection Date"), the JRC will reasonably determine the number of Mitotic Kinesin Targets, other than [*], for which at least one Tractable Compound has been identified (a "Lead Target"); provided, however, if [*] establishes a [*] Program with respect to a particular Mitotic Kinesin Target, such Target shall be deemed a Lead Target. If the number of such Lead Targets is [*] or less, then all such Lead Targets shall be Collaboration Targets. If the number of Lead Targets is [*] or greater, then the Parties shall make the initial selection of Collaboration Targets and CK Targets, as set forth in Sections 2.7.1(a) and (b) below (with all of the Lead Targets that have been identified as of the Lead Target Selection Date identified above being referred to as the "Initial Lead Target Pool").

                           (a)      On the Lead Target Selection Date, the
Parties shall select as Collaboration Targets and CK Targets that number of Lead Targets corresponding to the total number of Lead Targets in the Initial Lead Target Pool as set forth in the following table, with such selection proceeding in the manner described in Section 2.7.1(b) and (c) below.

Total Lead Targets      Collaboration Targets          CK Targets
------------------      ---------------------          ----------
       [*]                      [*]                       [*]
       [*]                      [*]                       [*]
       [*]                      [*]                       [*]
       [*]                      [*]                       [*]
       [*]                      [*]                       [*]
       [*]                      [*]                       [*]
       [*]                      [*]                       [*]
       [*]                      [*]                       [*]
       [*]                      [*]                       [*]
       [*]                      [*]                       [*]
       [*]                      [*]                       [*]
       [*]                      [*]                       [*]
       [*]                      [*]                       [*]

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                           (b)      In applying the foregoing table on the Lead
Target Selection Date, [*] shall be entitled to select the first [*] ([*]) [*]. After [*] has made such selection, [*] may select [*] ([*]) Lead Target as [*]. This initial selection shall progress sequentially through the table, Lead-Target-by-Lead-Target, until all Lead Targets in the Initial Lead Target Pool have been selected by GSK and CK based on the number of Collaboration Targets and CK Targets assigned to each under the table. For example, if there are [*] ([*]) Lead Targets in the Initial Lead Target Pool, [*] shall first select [*] ([*]) [*], [*] shall then select [*] ([*]) [*], [*] shall then select [*] ([*]) [*] more [*], and [*] shall then select [*] ([*]) additional [*].

                           (c)      [*] shall notify [*] of its first selection
no later than [*] ([*]) [*] days after the Lead Target Selection Date, and thereafter each Party shall make its next selections sequentially, as described in paragraph (b) above, within [*] ([*]) [*] business days after the other Party completes its selection. In the event that a Party (the "Selecting Party") fails to make such selection within such [*]-day or [*]-business day period, as applicable, and again fails to make such selection within [*] ([*]) [*] business days of a further written request to do so, the other Party shall have the right to make such selection on behalf of the Selecting Party by so notifying the Selecting Party of such selection, and such selection shall be deemed the selection of the Selecting Party for purposes of this Section 2.7.

                           (d)      Upon each selection in accordance with this
Section 2.7, the particular Lead Target shall be deemed a Collaboration Target or a CK Target, as the case may be.

                           (e)      [*]. For purposes of clarity, it is
understood that [*] shall not be included in the total Lead Targets or the Initial Lead Target Pool, nor shall [*] be subject to the selection mechanism of these Sections 2.7.1 and 2.7.2. [*] shall be deemed a Collaboration Target as of the Effective Date, except to the extent otherwise provided in this Agreement.

                           (f)      If the total number of Lead Targets in the
Initial Lead Target Pool or thereafter exceeds [*] ([*]), then for all purposes of this Section 2.7, the table above shall be deemed to be extended in the same pattern as such table progressed from [*] ([*]) Lead Targets to [*] ([*]) Lead Targets. For example, if there are [*]([*]) Lead Targets, [*] would be entitled to [*] ([*]) [*] and [*] would be entitled to [*] ([*]) [*].

                  2.7.2    Subsequent Selections.

                           (a)      After all of the Lead Targets have been
selected from the Initial Lead Target Pool, then within [*] ([*]) days after each subsequent point in time as the JRC has identified [*] ([*]) additional Lead Targets (i.e., other than [*] and the Lead Targets previously selected in accordance with this Section 2.7), and in any event at the end of Contract Year Five, the Parties shall make further selections of Collaboration Targets and CK Targets, with [*] selecting [*] ([*]) [*], and with the [*] being designated as [*] (subject to paragraphs (b) and (c) below). For example, if [*] ([*]) Lead Targets were in the Initial Lead Target

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Pool, when [*]([*]) additional Lead Targets are identified, [*] shall first select [*]([*]) Lead Target as [*], and the [*] Lead Target shall be [*].

                           (b)      Notwithstanding the foregoing, until such
time as a total of at least [*]([*]) Lead Targets have been identified, then the selection of such Lead Targets shall proceed in accordance with Section 2.7.1 above as if such Lead Targets had been in the Initial Lead Target Pool (i.e., so that [*] will have the right to select the first [*] Lead Targets as [*], and [*] shall have the right to select the [*] Lead Target as [*]).

                           (c)      If there is only one (1) unselected Lead
Target at the end of Contract Year Five, then that Lead Target shall be designated as a Collaboration Target or a [*], depending on which Party is then due a Lead Target, based on the table above.

                  2.7.3    Reversion of Unselected Targets; Selection during
Section 2.8.2 Extension.

                           (a)      It is understood that any Unselected Target
shall be deemed a CK Target at the end of Contract Year Five, unless the Research Term is extended with respect to Unselected Targets under Section 2.8.2 below, or, if the Unselected Target is an Extendable Unselected Target and such Target becomes an Extended Target under Section 4.2.2 below.

                           (b)      If the Research Term is extended with
respect to Unselected Targets in accordance with Section 2.8.2 below, and a particular Unselected Target is identified as a Lead Target during the period of such extension, such Lead Target shall be selected as a Collaboration Target or CK Target in accordance with the table in Section 2.7.1 above, taking into account all of the Lead Targets previously so selected under Section 2.7.1 or
2.7.2 above, or under this Section 2.7.3. Such selections shall be made in a sequential fashion, progressing through the table Lead Target-by-Lead Target, as each such Lead Target is identified (i.e., such selection shall not progress on the basis of each [*] Lead Targets in the manner described in Section 2.7.2 above). Any Unselected Target that has not been identified as a Lead Target by the end of the extended Research Term under Section 2.8.2 shall be deemed a CK Target, unless such Unselected Target becomes an Extended Target under Section
4.2.2 below.

                           (c)      If an Extendable Unselected Target becomes
an Extended Target under Section 4.2.2 below, and such Extended Target is identified as a Lead Target during the Extension Period for such Target, the same shall automatically be deemed a Collaboration Target. Otherwise, such Unselected Target shall become a CK Target as of the end of the last Extension Period for such Target.

                  2.7.4 Completion of Screening. Promptly following the Effective Date, CK shall disclose to GSK the number of screens against particular Mitotic Kinesin Targets that it has conducted as of the Effective Date, including those chemical entities so screened by CK prior to the Effective Date. It is anticipated that, by the end of Contract Year [*], CK will generate up to [*] Data Points with respect to each of [*]([*]) Mitotic Kinesin Targets, unless the JRC determines and agrees that such Data Points are better allocated otherwise. The JRC shall specify

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the number of chemical entities to be screened with respect to specific Mitotic
Kinesin Targets, on a Target-by-Target basis. GSK shall supply to CK such number of chemical entities and in such quantities as required by the Initial Research Plan (as defined in Section 2.3.2) in time for the scheduled screening against a particular Mitotic Kinesin Target prior to the end of Contract Year [*]. CK shall give priority to screening chemical entities provided by GSK rather than to chemical entities provided by CK. The screening requirements outlined in the Initial Research Plan shall be sufficient to satisfy the Completion of Screening requirement under this Section 2.7 and screening of such Targets shall be deemed complete for purposes of clause (i) of Section 2.7.1 above when CK has generated that number of Data Points specified by the Initial Research Plan for Contract Years [*] through [*], including those Data Points generated by CK prior to the Effective Date, or such lesser number as the JRC may agree. It is understood that the JRC may provide for further screening beyond that level of screening required for Completion of Screening under this Section 2.7.4, but completion of such further screening shall not be required to satisfy the requirements of
Section 2.7.1(i) above. For purposes of this Section 2.7.4, a "Data Point" shall be deemed generated when CK has screened a single, unique chemical entity against a single Mitotic Kinesin Target (it being understood that such chemical entity may be used to generate a Data Point for each Mitotic Kinesin Target).

         2.8      Extension of Research Term.

                  2.8.1 Collaboration Targets. GSK shall have the right to extend the Research Term on an annual basis for up to [*]([*]) additional [*] periods beyond Contract Year Five. To exercise such option, GSK shall so notify CK in writing at least [*]([*]) months prior to the expiration of the Research Term (including any extensions thereof in accordance with this Section 2.8.1). During any extension of the Research Term under this Section 2.8.1, the Research Plan shall provide for [*]([*]) CK FTEs, or a higher number if mutually agreed, performing activities with respect to Collaboration Targets under the Research Program, funded by GSK at the FTE rate established under Section 6.2.1 below. It is understood that, during any extension under this Section 2.8, the Research Program shall be limited to research and development activities directed to Collaboration Targets, except as provided under Section 2.8.2 below. In the event that the Research Term ends at any point in time, then from and after such time GSK shall have no further right to extend the Research Term under this
Section 2.8.1.

                  2.8.2    Unselected Targets.

                           (a)      Except as provided in this Section 2.8.2, or
as provided in Section 4.2.2 below, all Mitotic Kinesin Targets that have not been designated Collaboration Targets by the end of Contract Year Five shall at that time become CK Targets.

                           (b)      Notwithstanding (a) above, if GSK has
extended the Research Term for a particular Contract Year in accordance with
Section 2.8.1 above, GSK may also extend the Research Term with respect to all Unselected Targets for such Contract Year, to the extent provided in this
Section 2.8.2. GSK shall have the right to extend the Research Term under this
Section 2.8.2 for up to [*]([*]) additional [*] periods beyond Contract Year Five, provided GSK has

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extended the Research Term under Section 2.8.1. To exercise such option, GSK shall so notify CK in writing at least [*]([*]) months prior to the expiration of the Research Term (including any extensions thereof in accordance with this Section 2.8.2(b)). During any extension of the Research Term under this Section 2.8.2, the Research Plan shall provide for [*]([*]) CK FTEs, or a higher number if mutually agreed, performing activities with respect to Unselected Targets under the Research Program, funded by GSK at the FTE rate established under
Section 6.2.1 below (i.e., [*] additional FTEs beyond those required by Section
2.8.1 above, for a combined total of at least [*] CK FTEs being funded by GSK under both Sections 2.8.1 and 2.8.2). In the event that GSK does not extend the Research Term for any Contract Year with respect to all Unselected Targets in accordance with this Section 2.8.2, then from and after such time GSK shall have no further right to extend the Research Term under this Section 2.8.2.

                           (c)      In the event GSK extends the Research Term
in accordance with this Section 2.8.2, then any Unselected Targets that have not been designated Collaboration Targets prior to the end of the last extension of the Research Term under this Section 2.8.2 shall at that time become CK Targets, unless GSK selects such Unselected Target as an Extended Target in accordance with Section 4.2.2 below.

                           (d)      Once an Unselected Target is selected as
either a Collaboration Target or a CK Target, the same shall cease to be an Unselected Target.

                        ARTICLE III - PRODUCT DEVELOPMENT

         3.1 GSK's Right to Pursue Development.

                           (a)      Following the selection of a Development
Compound in accordance with Section 2.5 above, GSK shall be responsible for undertaking a development program to obtain Marketing Approval for one or more Licensed Products incorporating such Development Compound. The development program undertaken by GSK shall include all preclinical, clinical, manufacturing and other activities, beyond those to be undertaken pursuant to the Research Program, as are [*] or [*] in [*] and [*] to bring such Licensed Products to market. Except as provided in Section 3.1(b), and subject to any other provisions of this Agreement (including without limitation Sections 3.2, 3.3, 4.2.1, 7.3 and 11.3.3), GSK shall have the right to make all decisions relating to the development, marketing and commercialization activities with respect to any particular Development Compound or Licensed Product, including whether to continue with the development program with respect to any Development Compound or Licensed Product or to seek Marketing Approval of a Licensed Product in a particular country in the Territory.

                           (b)      Upon CK's exercise of its Co-Funding Option
or GSK's exercise of the CK Product Option, the JDC shall have the right to make all decisions relating to the development, marketing and commercialization activities with respect to any particular Development Compound or Licensed Product as to which CK has exercised its Co-Funding Option, including whether to continue with the development program with respect to the Development Compound or Licensed

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Product or to seek Marketing Approval of the Licensed Product in a particular country in the Territory. The JDC shall make decisions in accordance with the Co-Development Plan and Budget (as described in Section 3.4.2), as such may be modified by the JDC and all development of Co-Funded Products shall be performed in accordance with such Co-Development Plan and Budget. All MAAs and Marketing Approvals for the Licensed Products (other than those for which GSK acquires rights under Section 4.5 below) [*], unless otherwise agreed or provided herein.

                  3.1.1 Review of [*] as Potential Development Compound. The Parties acknowledge that CK has identified and developed certain Compounds, and that the Compound referred to by CK as [*] may potentially meet the Development Compound Criteria guidelines set forth in Exhibit 2.5. In addition, the Parties acknowledge that CK has commenced and is continuing product development activities with respect to [*], and the Parties have discussed CK's continuing development program, including the costs thereof, for such Compound. Promptly after the Effective Date, the JRC shall determine whether and when to recommend [*] as a Development Compound, and, if the JRC so recommends, [*] shall determine whether or not to approve [*] as a Development Compound in accordance with Section 2.5 above, and will notify [*] of its decision, including the reasons for such decision, it being understood that [*] retains the absolute right to approve or not approve [*] as a Development Compound.

                  3.1.2 Cost of [*] Preclinical Development Prior to Decision. It is understood that, prior to the Effective Date, CK has been proceeding with development activities with respect to [*], including activities directed to compiling data necessary for [*] to consider [*] as a potential Development Compound. GSK shall have no obligation to reimburse CK for any costs incurred by CK prior to the Effective Date relating to [*] or other research and development activities of CK. Notwithstanding the foregoing, GSK agrees to reimburse CK for the following costs related to [*]: (a) costs associated with [*] incurred after the Effective Date as set forth in the Research Plan; (b) costs incurred by CK in accordance with the termination of activities ongoing as of the Effective Date with those Third Party vendors identified with an asterisk in the Initial Research Plan, [*]; and (c) if [*] is not approved by [*] as a Development Compound, [*] percent ([*]%) of costs incurred by CK in accordance with the termination of activities with those Third Party vendors identified with an asterisk in the Initial Research Plan. GSK shall have no obligation to reimburse CK for costs associated with [*]or other research costs other than as set forth above or as otherwise agreed by the JRC. In establishing the objectives and activities in the Research Plan with respect to [*], the JRC shall determine which Third Party agreements relating to [*] to continue or to terminate. In the event that [*] approves [*] as a Development Compound, the Parties shall cooperate to ensure a seamless and rapid transition of further development of [*] in accordance with the general timelines set forth in the Initial Research Plan.

         3.2 Project Team. Promptly after approval of each Development Compound, GSK shall form a project team comprised of GSK personnel that will manage the conduct and progress of the further development and regulatory affairs with respect to that Development Compound (each a

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"Project Team"). Such Project Team shall meet at least monthly. CK shall be notified at least two weeks in advance of the date of each Project Team meeting and shall have the opportunity to send, at CK's cost, [*] to such meeting, who shall be designated as [*] of the Project Team. GSK shall provide such [*] with schedules for all Project Team meetings and all other information distributed to GSK members of the Project Team. The Project Team shall have the responsibility for establishing the plan for the development of the subject Development Compound (each, a "Development Plan"), and in so doing shall consider all reasonable suggestions and comments of CK in formulating such Development Plan. Such Development Plan shall be comprehensive and shall fully describe at least the proposed activities related to ongoing preclinical studies, formulation, process development, clinical studies and regulatory plans, and other activities and timelines directed to obtaining Marketing Approval in each applicable country. In any event, GSK agrees to keep CK fully informed as to the material progress and activities relating to the further development and regulatory matters pertaining to each Development Compound and Licensed Product. In addition, GSK shall provide CK with such material information as CK may reasonably request from time to time. It is understood that such information will include, without limitation, copies of all proposed trial protocols and material correspondence with regulatory authorities with respect to each Licensed Product.

         3.3 Manufacturing. Except as provided in Section 3.1.2, GSK shall have the right and responsibility to arrange for manufacturing of the Licensed Products, including both clinical materials and commercial product, consistent with GSK's reasonable internal practices and industry standards. GSK shall make reasonable commercial efforts to ensure adequate manufacturing capacity to meet forecast demand for Licensed Products, including, if deemed necessary by GSK, the establishment of an alternative supply source. GSK shall also make reasonable commercial efforts to ensure an adequate clinical and commercial supply of such Licensed Products. GSK will keep the Project Team, the JDC and the JCC, as applicable, advised of its manufacturing plans and activities.

         3.4 Co-Development Option. CK shall have the right, on a Licensed Product-by- Licensed Product basis, to elect to fund a portion of the Later Stage Development Costs of such Licensed Product, all in accordance with this
Section 3.4 (the "Co-Funding Option").

         3.4.1 Election. GSK shall notify CK at least [*]([*]) months, but not more than [*]([*]) months, prior to initiation of the first [*] for each Licensed Product (each, a "[*]"). Such [*] shall include the date by which such [*] will start (the "Projected Start Date"), and shall include a description in detail of the indication for which such [*] will be directed, together with a comprehensive, detailed plan and budget, prepared and provided in good faith, for the conduct of the Later Stage Development of such Licensed Product, to the extent such information is not included in or is at variance with the Development Plan or otherwise has not been communicated previously to CK. At least [*]([*]) days prior to the Projected Start Date, CK may elect, by so notifying GSK in writing, to participate in the further development of such Licensed Product, to the extent described in this Section 3.4 below (such notice, the "Election Notice"). Following the [*], GSK shall cooperate

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fully with CK, and shall promptly provide CK with such material information
(including without limitation underlying clinical data), to the extent such information is not included in the Development Plan or otherwise has not been communicated previously to CK, as CK may reasonably request to enable CK to make an informed decision whether to exercise its Co-Funding Option under this
Section 3.4 with respect to such Licensed Product. In the event CK exercises its Co-Funding Option with respect to a particular Licensed Product (such Licensed Product, a "Co-Funded Product"), the provisions of Sections 3.4.2 through 3.4.4 below shall apply with respect to such Co-Funded Product.

                  3.4.2 Co-Funding Obligation. In the event CK exercises its Co-Funding Option with respect to a Licensed Product, CK shall specify in the Election Notice whether CK elects to fund either [*] ([*]) or [*] ([*]) of the Later Stage Development Costs for such Licensed Product. The percentage so specified by CK is referred to as the "CK Percentage" for such Licensed Product. Following such election, CK shall be obligated to reimburse GSK for the CK Percentage of such Later Stage Development Costs for such Licensed Product, subject to the provisions of this Section 3.4.

                           (a)      The comprehensive development plan and
budget provided with the [*], as modified in accordance with this Section 3.4.2(a), is referred to as the "Co-Development Plan and Budget." By October 1 of each year during the Later Stage Development for a particular Co-Funded Product or such other date as is mutually agreed by the Parties (which will be established under Section 3.5 below), the JDC shall update and amend the Co-Development Plan and Budget for such Co-Funded Product for the next succeeding year. Unless otherwise specified in the Co-Development Plan and Budget, any amounts projected for a full year shall be considered budgeted in four equal quarterly amounts.

                           (b)      Within sixty (60) days after CK exercises
its Co-Funding Option with respect to a Licensed Product, but in any event prior to the initiation of the first [*] for such Licensed Product, CK and GSK shall establish specific reasonable Later Stage Development Costs invoicing and payment procedures. Such procedures shall include the form of invoice, overall documentation requirements and accounting methodologies for Later Stage Development Costs, and specific documentation of costs required with each invoice. Within sixty (60) days after the end of each calendar [*], GSK shall provide to CK a statement reflecting the total Later Stage Development Costs incurred by GSK during such calendar [*] with respect to the particular Co-Funded Product. Within sixty (60) days after CK's receipt of such statement, CK shall reimburse GSK for the CK Percentage of Later Stage Development Costs incurred by GSK during such [*] period in accordance with the Co-Development Plan and Budget for such Co-Funded Product. CK may elect to defer payment, in whole or in part, of any amount due under this Section 3.4.2(b) for up to an additional [*] ([*]) months after such payment would otherwise have been due, by providing notice to GSK of the amount for which payment is to be deferred and the period of the deferment. Any payment amount so deferred shall bear interest at a rate of [*] percent ([*]%) per annum, calculated on the number of days from the end of the [*] day period after the calendar [*] in which such Later Stage Development Costs were incurred, until

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the date paid by CK. GSK agrees to keep CK informed on an ongoing basis as to the actual Later Stage Development Costs incurred to date as compared to the Later Stage Development Costs reflected in the Co-Development Plan and Budget.

                           (c)      Notwithstanding the foregoing, CK shall not
be obligated to reimburse GSK for amounts [*] percent ([*]%) in excess of the Later Stage Development Costs provided in (i) the then-current Co-Development Plan and Budget, or (ii) the Development Plan and Budget provided with the [*], whichever is lower (the CK Percentage of such excess amounts being referred to as the "Deferred Excess Amount") in accordance with the time periods and schedule set forth in Section 3.4.2(b). In the event that CK elects not to reimburse such Deferred Excess Amount in accordance with the time periods and schedule set forth in Section 3.4.2(b), then, at GSK's option either (i) CK shall repay such Deferred Excess Amount on the [*] anniversary of the date such Deferred Excess Amount would otherwise have been payable under paragraph (b) above, together with interest thereon at the rate of [*] percent ([*]%) per annum, calculated from the date such Deferred Excess Amount would have been so due under paragraph (b); or (ii) GSK shall be entitled to credit such excess costs, plus interest at a rate of [*] percent ([*]%) per annum, calculated from the date such costs would have otherwise been due, against royalties payable under Section 6.6.2 with respect to such Co-Funded Product. GSK shall make such election with respect to all Deferred Excess Amounts for a particular Co-Funded Product by so notifying CK within sixty (60) days after the date CK first elects to defer a Deferred Excess Amount under this Section 3.4.2(c) for such Co-Funded Product. In the event of (i), CK may repay such Deferred Excess Amount earlier than the date it would be payable under (i) above, without penalty, and with interest only accruing until the date so paid by CK.

                           (d)      In the event CK assigns this Agreement to
[*] US Dollars ($[*]), or in the event that CK merges or consolidates or concludes a similar transaction with such a pharmaceutical or biotechnology entity, in which such entity becomes an Affiliate of CK, CK's ability to defer any payments due under Section 3.4.2(b) or (c) shall terminate, and CK shall reimburse GSK for all past payments due, including applicable interest thereon, within ninety (90) days after the closing of such acquisition, merger or consolidation.

                           (e)      Upon [*]([*]) months written notice to GSK,
CK may terminate its Co-Funding Option for a particular Co-Funded Product. In such event, CK's funding obligation under Section 3.4.2(b) above shall apply only with respect to Later Stage Development Costs of activities conducted with respect to such Co-Funded Product prior to the date of such termination. Should CK terminate its Co-Funding Option under this Section, any royalties payable to CK on the Licensed Product shall be paid in accordance with Section 6.6.2(c). If CK terminates its Co-Funding Option under this Section, it shall relinquish any right to its Co-Promotion Option under Section 7.4 with respect to such Co-Funded Product.

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                  3.4.3    Certain Terms. As used in this Section 3.4, the
following terms shall have the meaning set forth below:

                           (a)      "Later Stage Development" shall mean [*] and
[*] and other development activities described below, specifically directed to the development of a Co-Funded Product, which are directed specifically towards achieving [*] or maintaining [*] of a Co-Funded Product or achieving an [*] or [*] for a Co-Funded Product, whether such studies are conducted by [*] or by an [*]; provided, however, that [*] focusing on [*] not included in the [*] for the Co-Funded Product and not used for submission of an [*] or [*] for the Co-Funded Product shall also be included in Later Stage Development if the results of such study are published in a peer-reviewed journal. Later Stage Development shall also include (i) the [*] of [*] and [*] for such [*] and [*]; provided, however, that if the amounts of [*] for [*] are used for [*] of the [*], [*] shall be [*] for the cost of any amounts [*]; (ii) [*] and [*] development activities commenced after the initiation of the [*] for the [*] specifically directed to the Co-Funded Product, including [*] or clinical [*] or [*] studies, [*] and other clinical testing, for such purpose; provided, however, that the costs of activities described in this item (ii) to be included within Later Stage Development Costs (other than [*] tests required to [*] a [*] clinical trial), shall be limited to [*]% of the total Later Stage Development Costs for such Co-Funded Product in a given [*] period; and (iii) that portion of [*] development directed specifically towards achieving [*] of a Co-Funded Product or achieving an [*] or [*] for a Co-Funded Product; and (iv) the preparation and filing of [*] and all associated [*] activities to achieve [*], maintain [*] or achieve an [*] or [*] for a Co-Funded Product, including the [*]. "Later Stage Development" shall exclude (i) [*] development not included in (iii) above; and
(ii) any activities of the [*] and [*] of GSK and associated [*]. As used herein, "[*]" shall mean the [*]- approved [*] required to [*] the Licensed Product that contains [*].

                           (b)      "[*]" clinical trials shall mean any [*]
clinical trials of a Co-Funded Product conducted after [*] of such Co-Funded Product, by GSK or a Third Party, to the extent GSK collects or receives the data generated in such trials, performs statistical analysis with respect to such data, with the intention of using the data to determine [*] or [*] for the Co-Funded Product or supporting the [*] and [*] of such Co-Funded Product. [*] clinical trials shall specifically exclude [*] programs sponsored by GSK, [*] programs and grants (other than those grants extended by GSK to investigators to support [*] clinical trials).

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                           (c)      "Later Stage Development Costs" with respect
to a particular Co-Funded Product shall mean, to the extent incurred in accordance with the Co-Development Plan and Budget then in effect and to the extent not reimbursed by a Third Party: (i) amounts paid to Third Parties for their performance of Later Stage Development of the particular Co-Funded
Product; [*] (ii) [*] conducting such Later Stage Development, plus [*] for such [*], [*] directly attributable to such Later Stage Development; and (iii) [*] to the conduct of Later Stage Development, including [*] of [*] for [*] in Later Stage Development; plus in each of cases (i), (ii) and (iii), a reasonable allocation of [*] costs attributable to the particular Co-Funded Product
(subject to paragraph (d) below). [*] costs attributable to a Co-Funded Product may include a reasonable allocation of [*] labor, a reasonable allocation of [*] costs, and a reasonable allocation of [*] cost including [*] cost, [*], and [*] over the [*] of [*] and [*], and such allocations shall be in accordance with reasonable cost accounting methods, consistently applied by GSK for its own internal accounting. [*] shall not include corporate [*] or [*] costs not otherwise allocable to the [*] of the Co-Funded Product or costs associated with [*] not incorporated into [*] costs, and [*] costs shall exclude costs associated with [*] and [*]. It is understood that Later Stage Development Costs shall not include any cost of activities undertaken prior to CK's exercise of its Co-Funding Option, and shall not include any costs incurred with respect to activities directed to [*] of a Co-Funded Product, or to [*], or to activities not specifically directed to achieving [*], maintaining [*] or achieving an [*] or [*] for a Co-Funded Product in an attempt to enhance Net Sales of the Co-Funded Product and the resulting royalties to CK.

                           (d)      In no event, however, shall the total [*]
included within Later Stage Development Costs exceed [*] percent ([*]%) of the costs described in (i), (ii) and (iii) of Section 3.4.3(c) above.

                           (e)      For purposes of this Section 3.4, a
particular "Co-Funded Product" shall include all dosages of any formulation of the same active ingredient for all indications within the Field. Licensed Products having a different or additional active ingredient shall be deemed a separate Licensed Product (or a separate Co-Funded Product, as the case may be).

                  3.4.4 Certain Disputes. The Parties shall attempt to timely resolve any dispute with respect to whether a cost or expense should be included within Later Stage Development Costs for a particular Co-Funded Product or is otherwise obligated to be reimbursed under this Section 3.4. If the Parties are unable to resolve such dispute, the matter shall be referred to the Chairman, GSK R&D, and President, CK, for resolution. If such individuals are unable to resolve such dispute within thirty (30) days after the matter is referred to them, the matter shall be subject to arbitration under Section 12.3.1 below. Failure by CK to pay any disputed amount under this Section 3.4 shall not be deemed a breach of this Agreement unless and until it has been determined in an arbitration

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proceeding under Section 12.3.1 below that CK is obligated to pay such disputed amount, provided that (i) CK makes such payment within thirty (30) days after such determination or (ii) within such thirty (30) day period CK elects to terminate its Co-Funding Option for the particular Co-Funded Product in accordance with Section 3.4.2(e) above, in which case (notwithstanding Section 3.4.2(e)), CK shall have no obligation to reimburse any Later Stage Development Costs not previously paid by CK.

         3.5 Joint Development Committee. Promptly following CK's exercise of its Co-Funding Option for a Co-Funded Product, or an exercise by GSK of the CK Product Option with respect to a CK Product under Section 4.5 below, the Parties shall establish a Joint Development Committee ("JDC") with respect to such Licensed Product. It is understood that the Project Team for such Licensed Product shall continue after establishment of a JDC and shall report thereto. The JDC shall have responsibility to oversee the Later Stage Development of the Co-Funded Product, and all further development of the Licensed Product for which GSK exercises its CK Product Option under Section 4.5, and to make such decisions as are expressly provided in this Article III. The JDC shall be comprised of an equal number of representatives from each of GSK and CK; and unless otherwise agreed, the JDC shall at all times include CK's head of development and GSK's head of clinical operations for the CEDD or Therapeutic Area Strategic Team ("TAST"), as appropriate, and GSK's CEDD head of biology, unless otherwise agreed, and shall have at least one representative from each Party at the level of Vice President or above. Either Party may replace its respective JDC representatives at any time, with prior written notice to the other Party. From time to time, the JDC may establish subcommittees to oversee particular projects or activities, and such subcommittees will be constituted as the JDC approves. The JDC shall meet at least quarterly according to an agreed schedule, and the Parties shall keep the JDC fully informed as to all aspects of the Later Stage Development and other ongoing activities pertaining to the Co-Funded Product and all further development of the Licensed Product for which GSK exercises its CK Product Option under Section 4.5. Decisions of the JDC shall be by majority vote; provided that if there is not an equal number of representatives of each Party present at such meeting, then only an equal number of representatives of each Party shall be entitled to vote. In the event the required vote to approve a particular action cannot be obtained, then either Party may request that the issue be referred for resolution through good faith negotiations between the Chief Executive Officer of CK and the Chairman, Research and Development for GSK, who shall promptly meet to resolve the issue. In the event they are unable to reach agreement on the matter, the [*] shall have the right to [*] on the matter, which [*] shall become the decision of the JDC. Notwithstanding the foregoing, [*] shall not have the right to [*] with respect to matters relating to Licensed Products for which [*].

         3.6 Regulatory Matters. Subject to Section 4.4.2, [*] shall file and be the owner for all regulatory filings for Compounds and/or Licensed Products developed pursuant to this Agreement, including all MAAs and Marketing Approvals. Notwithstanding the foregoing, the parties shall agree on which Party shall file and own regulatory filings for Licensed Products for which [*].

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                            ARTICLE IV - EXCLUSIVITY

         4.1      Exclusivity of Efforts.

                  4.1.1 Compounds. Except as set forth herein or Exhibit 10.1, during the Exclusivity Period, neither Party shall conduct, participate in, or fund, directly or indirectly, alone or with a Third Party, research or development with respect to, or commercialize a product comprising, a Development Compound, Compound or Licensed Product within the Field, except pursuant to this Agreement. In addition, neither Party shall, during the Exclusivity Period, without the consent of the JRC or the other Party, hold any discussion with any Third Party relating to any of the foregoing activities, regardless of whether such activities would take place during or after the Exclusivity Period, except as permitted under this Agreement.

                  4.1.2 Activities Directed to Mitotic Kinesin Targets. Except as set forth herein or Exhibit 10.1, during the Exclusivity Period, neither Party shall conduct, participate in, or fund, directly or indirectly, either alone or with a Third Party, any research, development, or commercialization activities in the Field with respect to the Mitotic Kinesin Targets, including Collaboration Targets, except pursuant to the Agreement. In addition, during the Exclusivity Period, neither Party shall disclose to a Third Party any CK Existing Technology, GSK Existing Technology, Collaboration Technology or Post-Collaboration Technology relating to Mitotic Kinesin Targets to the extent prohibited under Section 9.5. Subject to the foregoing and the confidentiality obligations set forth in Article IX, (i) CK shall have the right to use Mitotic Kinesin Targets, and information relating thereto other than Compounds, for general technology development purposes, including but not limited to the development of assay, informatics, and expression technologies, and (ii) either Party shall have the right to use Mitotic Kinesin Targets, including CK Targets and Collaboration Targets, and information relating thereto, for the generation of negative control information outside the Research Program.

                  4.1.3    Retention of Rights.

                           (a)      For avoidance of doubt, it is understood
that this Section 4.1 shall not limit CK's activities relating to CK Targets, CK Compounds, and CK Products.

                           (b)      Notwithstanding Section 4.1.1, each Party
retains the right to conduct, participate in, or fund, directly or indirectly, alone or with a Third Party, research or development with respect to, or to commercialize a product comprising (i) with respect to GSK, a GSK Library Compound, and (ii) with respect to CK, a CK Library Compound, in each case where the primary mode of pharmacological action of such compound is not through inhibition of one or more Mitotic Kinesin Targets, and without use of Licensed Technology owned (or Controlled) solely by the other Party; provided, however, that (1) if CK has progressed a GSK Library Compound to the equivalent stage to a Development Compound hereunder prior to GSK progressing such GSK Library Compound to a Development Compound-equivalent stage under this Section 4.1.3(b), the retained right of GSK under this Section 4.1.3 with respect to such GSK Library Compound will no longer apply; and (2) if GSK has progressed a CK Library Compound to the equivalent stage to a

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Development Compound prior to CK progressing such CK Library Compound to a
Development Compound-equivalent stage under this Section 4.1.3(b), the retained right of CK under this Section 4.1.3 with respect to such CK Library Compound will no longer apply. Each Party shall notify the other of their efforts with respect to a GSK Library Compound or CK Library Compound upon the designation of the compound as a Compound or as a Development Compound equivalent as described in (i) and (ii) above. This Section 4.1.3 shall not be deemed to limit in any way any license expressly granted under this Agreement.

                           (c)      GSK acknowledges that CK has ongoing
research programs related to non-human mitotic kinesins and the development of pharmaceutical products for the treatment of human diseases, the mechanism of action of which is to modulate such non-human proteins. GSK further acknowledges that such ongoing research programs as well as similar future CK research programs related to non-human mitotic kinesins are outside the scope of this Agreement and such activities of CK are not prohibited by this Article IV. Notwithstanding the foregoing, except for the licenses granted under Section 5.4.2, nothing in this Agreement shall be construed as a grant to CK of any licenses from GSK under Licensed Technology for research, development or commercialization of any products directed to non-human mitotic kinesins; and provided further, that nothing in this Section shall be construed as a limitation on CK's confidentiality obligations pursuant to Article IX of this Agreement.

         4.2      Exclusivity Extension.

                  4.2.1    [*] Programs. Subject to the provisions of this
Section 4.2, for those Collaboration Targets for which a [*] Program has been designated during the Exclusivity Period or if such Collaboration Target was an Extended Target (as defined in 4.2.2(a) below), prior to the end of the Extension Period for such Target, CK's obligations under Section 4.2.3 below with respect to each such Collaboration Target shall automatically extend with respect to such Collaboration Target for so long as GSK is diligently pursuing such [*] Program, Development Compound or Licensed Product directed to such Collaboration Target; provided, however, if after the Exclusivity Period or any Extension Period, as applicable (i) GSK ceases at any time diligent research, development or marketing of all Compounds and Licensed Products for such Collaboration Target, or (ii) GSK fails to identify a Compound meeting the guidelines set forth in Exhibit 2.5 and designate such Compound as a Development Compound for such Collaboration Target before the [*] anniversary of the expiration of the Exclusivity Period, or in the case of a Collaboration Target that was an Extended Target, before the [*] anniversary of the end of the Extension Period for such Target, then CK's obligations under Section 4.2.3 shall terminate with respect to such Target. GSK shall keep CK informed of its progress and activities pertaining to all Collaboration Targets, Extended Targets and Extendable Unselected Targets, and any Compounds, Development Compounds or Licensed Products directed thereto.

                  4.2.2    Option to Extend Exclusivity; Exercise.

                           (a)      Subject to paragraph (d) below, GSK has the
option to extend CK's obligations under Section 4.2.3 below with respect to a particular Collaboration Target or


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Extendable Unselected Target (as described in paragraph (e) below), on a
Target-by-Target basis for up to an additional [*] ([*]) years, all to the extent set forth in Section 4.2.3 below. The option fee shall be [*] U.S. Dollars (U.S. $[*]) per annum per Collaboration Target or Extendable Unselected Target, as applicable. To exercise such right:

                                    (i)      with respect to a Collaboration
Target that was selected as a Collaboration Target prior to the end of the initial five-year Research Term or any extension thereto under Section 2.8.1, GSK shall so notify CK in writing at least ninety (90) days prior to the end of the Exclusivity Period; and

                                    (ii)     with respect to an Extendable
Unselected Target, GSK shall so notify CK in writing at least ninety (90) days prior to the end of the initial five-year Research Term or any extension thereto under Section 2.8.2. In the event that an Extendable Unselected Target becomes a Collaboration Target during an Extension Period for such Target, it is understood that clause (i) above shall not apply (i.e., because such Extendable Unselected Target was not a Collaboration Target at the end of the Research
Term).

                                    (iii)    Each such notice shall specify the
Collaboration Target(s) or Extendable Unselected Target(s) for which GSK elects to exercise its right under this Section 4.2.2, and include payment in the amount of [*] U.S. Dollars (U.S. $[*] ) for each Collaboration Target(s) or Extendable Unselected Target(s) for which GSK exercises its rights under this
Section 4.2. Upon such exercise, such Collaboration Target(s) or Extendable Unselected Target(s) shall be deemed an "Extended Target" for a period of [*] from such anniversary date.

                           (b)      After the first [*] -year extension for a
particular Extended Target under (a) above, subject to paragraph (d) below, GSK may maintain such Extended Target as an Extended Target for one additional [*] ([*]) year period beginning at the end of the first Extension Period, by so notifying CK in writing, and paying to CK the amount of [*] U.S. Dollars (U.S. $[*] ) for each Extended Target for which GSK seeks such a continued extension, at least ninety (90) days prior to the end of the first Extension Period.

                           (c)      In the event that the Extension Period
lapses at any time with respect to a particular Collaboration Target or Extendable Unselected Target, then GSK shall have no further rights, and CK shall have no further obligations, under this Section 4.2 with respect to such Collaboration Target or Extendable Unselected Target, and such Collaboration Target or Unselected Target shall not be deemed an Extended Target for any period thereafter and shall be deemed a CK Target. If GSK establishes, prior to the end of the Extension Period for an Extended Target, a [*] Program, then
Section 4.2.1 shall apply; provided that, in the case of an Extended Target that is an Extendable Unselected Target, such Extended Target has first been designated as a Collaboration Target in accordance with Section 2.7.3 above.

                           (d)      Notwithstanding the foregoing provisions of
this Section 4.2.2, if GSK extends the Research Term for [*] ([*]) years under
Section 2.8.1 above, GSK may only extend its rights under Section 4.2.3 below with respect to Collaboration Targets and Extendable Unselected


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Targets for a single [*] Extension Period under this Section 4.2.2 (i.e., so that in such event GSK shall not have the right to an additional extension under paragraph (b) above); and if GSK extends the Research Term for [*] ([*]) years under Section 2.8.1 above, GSK shall not have any right to extend its rights with respect to any Collaboration Target or Extendable Unselected Target.

                           (e)      The Unselected Targets for which GSK may
extend its rights under Section 4.2.3 below ("Extendable Unselected Targets"), in accordance with this Section 4.2.2 shall be determined as follows: Prior to the time specified in paragraph (a)(ii) above for GSK to so extend such rights, GSK and CK shall allocate the Unselected Targets then remaining (the "Unselected Target Pool") into Extendable Unselected Targets and CK Targets, in the same manner as the Parties selected Collaboration Targets and CK Targets from Lead Targets under Section 2.7.3 above, progressing sequentially through the table in
Section 2.7.1, as if such Extendable Unselected Targets were Collaboration Targets and as if such Unselected Targets were Lead Targets. It is understood that such selection shall begin at the point in the table where the last selection of a Collaboration Target or CK Target, as the case may be, was made under Section 2.7. For example, if there had been [*] ([*]) Lead Targets during the Research Term (including any extension thereto), and there remain [*] ([*]) Unselected Targets in the Unselected Target Pool, then [*] shall have the right to make the first selection of [*] from such Unselected Target Pool, then [*] would have the right to select [*]([*])[*] as a [*] , [*] would then have the right to select [*]([*]) additional [*] from the Unselected Target Pool, and [*] would have the right to select the [*] and [*] Unselected Target as [*] . Upon such selection by GSK the Unselected Target so selected by GSK shall become an "Extendable Unselected Target," and upon such selection by CK the Unselected Target shall become a CK Target.

                           (f)      GSK shall not be required to continue, but
upon mutual agreement of the Parties may elect, to [*] during the Extension Period.

                  4.2.3 CK Obligations for Extended Targets. For so long as GSK's exclusivity with respect to a particular Collaboration Target or Extended Target is extended under Section 4.2.1 or Section 4.2.2 above, CK shall not conduct, participate in, or fund, directly or indirectly, alone or with a Third Party, any research, development, or commercialization activities in the Field with respect to such Collaboration Target or Extended Target, as applicable.

         4.3      Certain Other Matters Pertaining to Exclusivity.

                  4.3.1 Target Reversion. After the end of the Exclusivity Period or Extension Period, as applicable, any Collaboration Target or Extended Target with respect to which CK's activities are no longer restricted under
Section 4.2.3 shall cease to be a Collaboration Target, and shall cease to be an Extended Target, for all purposes of this Agreement, and any such Target shall be deemed a CK Target at the conclusion of such Period or such later time as specified in Section 4.2.1, as applicable, except pursuant to the Agreement.


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                  4.3.2    GSK Activities. Subject to Section 4.4.2 below, after
a Mitotic Kinesin Target becomes a CK Target, GSK shall not conduct, participate in, or fund, directly or indirectly, alone or with a Third Party, any research, development, or commercialization activities in the Field with respect to such CK Target.

         4.4      Commercialization of CK Targets and Compounds.

                  4.4.1 Generally. It is understood that, as provided in this Agreement, [*] will have control over the selection, development and commercialization of Development Compounds and Licensed Products. Accordingly, GSK and CK have agreed that CK has the right to continue, on its own (outside the Research Program) research, development and other activities relating to CK Targets, including the identification of CK Compounds and development of CK Products for commercialization, in accordance with a workplan established by CK. During the Research Term, CK shall provide quarterly updates to the JRC of the progress of its activities on CK Targets. Notwithstanding the foregoing, for so long as GSK's CK Product Option under Section 4.5 below remains in effect with respect to a CK Compound or CK Product, CK shall retain exclusive rights to such CK Compound or CK Product sufficient to grant to GSK the rights that GSK is entitled to receive under Section 4.5 upon GSK's exercise of such CK Product Option with respect to such CK Compound or CK Product.

                  4.4.2    Transition.

                           (a)      At such time as a Mitotic Kinesin Target
becomes a CK Target, a compound becomes a CK Compound or a Licensed Product becomes a CK Product, then from and after such time, GSK shall cooperate fully with CK to provide CK with all Licensed Technology and Information to which CK has a right or license under this Agreement and which is necessary or useful for CK to further research, develop, produce or otherwise exploit such CK Target, CK Compound or CK Product. Such cooperation shall include (i) the [*] disclosure of all such Information, to the extent such information is not within the possession or control of CK (including, without limitation: [*] with respect to the CK Compound or CK Product and [*] with respect to CK Products, CK Compounds or CK Targets, and (ii) [*] and [*] or [*] in connection with the CK Product, CK Compound or CK Target, transfer of [*] all to the extent that such material is not in the possession of CK, and such other [*] as are reasonably necessary or useful for CK to exercise its full rights with respect to such CK Target, CK Compound, or CK Product granted to CK under this Agreement. From and after such time, all such Information specifically pertaining to the CK


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Compounds, CK Products and CK Targets shall be deemed Confidential Information of CK for purposes (i.e., to the same extent as such information had been first disclosed to GSK by CK under this Agreement), subject to the exceptions described in Section 9.1(ii), (iii) or (iv) (but not subject to the exception in Section 9.1(i)) below. Notwithstanding the foregoing, GSK shall not be considered to be in breach of this Section 4.4.2 for failure to disclose information, if, despite [*] efforts, the identification of such information is impractical or such information is not material. Without limiting the foregoing, GSK shall use [*] efforts with respect to those activities for which it is responsible to ensure orderly transition and uninterrupted research and development of CK Targets, CK Compounds or CK Products. CK shall promptly reimburse [*] with respect to activities and [*] under this Section 4.4.2.

                           (b)      In addition, GSK shall cooperate fully to
transition to CK upon CK's request any arrangement with any [*] from which GSK had arranged to [*] of Compounds, Development Compounds or Licensed Products that became a CK Compound or CK Product hereunder. In the event that such [*] , and the CK Compound has reached a stage equivalent to Development Compound at the time of its transition, then GSK shall continue to provide CK [*] until the conclusion of any [*] , and shall also [*] a final, reasonable [*] as ordered by CK within [*] ([*]) days after the date of transition. GSK shall be obligated to [*] ordered by CK, but only to the extent that GSK, prior to the date of transition, was [*] at a [*] which would permit [*] run, consistent with GSK's past practices with respect to such Compound, Development Compound or Licensed Product that became a CK Compound or CK Product hereunder.

                           (c)      In the event that a Mitotic Kinesin Target
later becomes a CK Target, a Compound later becomes a CK Compound, or a Development Compound or a Licensed Product later becomes a CK Product, for clarity it is understood that:

                                    (i)      Any subject matter that would have
been within the GSK Existing Technology, Collaboration Technology or Post-Collaboration Technology at the time the Mitotic Kinesin Target becomes a CK Target, the Compound becomes a CK Compound, or the Development Compound or a Licensed Product becomes a CK Product, but for such event, shall nonetheless continue to be within the Collaboration Technology, Post-Collaboration Technology or GSK Existing Technology, respectively, for all purposes of this Agreement. For example, if GSK makes an invention with respect to a Collaboration Target after the Exclusivity Period, and then such Collaboration Target becomes a CK Target, such invention shall continue to be within the Post-Collaboration Technology, with respect to such CK Target, and with respect to CK Compounds and CK Products directed to such CK Targets. It is understood that this Section 4.4.2(c)(i) shall be subject in all respects to paragraph (b) of Section 1.32 above.

                                    (ii)     The licenses to GSK under Section
5.2 below shall terminate (A) with respect to any Compound, Development Compound or Licensed Product that became a CK


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Compound or CK Product, and (B) with respect to any Collaboration Target that became a CK Target.

         4.5 GSK Option. For the period commencing on the Effective Date and ending on the [*] anniversary thereof, for those CK Targets selected by CK under Section 2.7.1 or 2.7.2, and for those CK Targets that become CK Targets as a result of GSK's failure to designate a Development Compound for such Targets within the time period specified in clause (ii) of Section 4.2.1, GSK shall have an option to acquire a worldwide license to CK Compounds and CK Products, all as described in this Section 4.5 below (the "CK Product Option"). Such Option shall be exercisable on a CK Product-by-CK Product basis as follows.

                  4.5.1 Exercise. At such time as CK has completed [*] ([*]) clinical trials of a particular CK Product, CK shall notify GSK of such event (the "CK [*] Notice"), and shall provide to GSK a complete copy of the IND filed with the FDA for such CK Product, the completed clinical trial report in the form and including the information requested on Exhibit 4.5.1 hereto for the clinical trials of such CK Product as of the date of the CK [*] Notice, and a statement in detail of the research and development costs subject to reimbursement under Section 4.5.2 below of the date of such [*] Notice. Within [*] ([*]) days after receipt of the CK [*] Notice, GSK shall have the right to exercise the CK Product Option with respect to such CK Product, by so notifying CK in writing. For purposes of this Section 4.5.1, "completion" of a [*] trial shall be deemed to have occurred upon the later to occur of (i) thirty (30) days after the last patient to be treated in such trial has been dosed, and (ii) receipt by CK of the completed clinical trial report for such clinical trial in the form and including the information requested on Exhibit 4.5.1 hereto. Following delivery of the CK [*] Notice to GSK, CK shall cooperate fully with GSK, and shall promptly provide GSK with such material information (including without limitation underlying clinical data), to the extent such information has not been communicated previously to GSK, as GSK may reasonably request to enable GSK to make an informed decision whether to exercise its CK Product Option under this Section 4.5. In any case, such cooperation shall include providing to GSK within [*] ([*]) days after the CK [*] Notice, a comprehensive, detailed plan and budget for development activities to be undertaken by CK with respect to such CK Product during the one (1) year period following the date of the [*] Notice, together with such formal plans as CK then has produced, if any, for the conduct of [*] trials of such CK Product. Within [*] ([*]) days after GSK exercises its CK Product Option with respect to a CK Product, CK shall provide GSK with a statement of the Early Stage R&D Costs that would be required to be reimbursed by GSK under Section 4.5.2(a) below. In the event GSK exercises its CK Product Option with respect to a particular CK Product, the provisions of Sections 4.5.2 through 4.7 below shall apply with respect to such CK Product.

                  4.5.2 Terms of License Upon Exercise of CK Product Option. In the event that GSK so exercises the CK Product Option with respect to a particular CK Product, such CK Product shall, upon such exercise, cease to be a CK Product and shall thereafter be deemed a Licensed Product. In such event:


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                           (a)      Within [*] ([*]) days after GSK's exercise
of the CK Product Option, GSK shall pay to CK an amount equal to [*] percent ( [*] %) of the research and development costs incurred by CK with respect to such CK Product outside of the Research Program up to the date of GSK's exercise of the CK Product Option, as defined in Section 4.5.2(a)(i) and (ii) below (such activities, the "Early Stage R&D" and such costs, the "Early Stage R&D Costs").

                                    (i)      The Early Stage R&D Costs incurred
by CK for which CK shall receive reimbursement from GSK under this Section 4.5.2(a) shall only include those specifically directed to research and development of the CK Product, to the extent not reimbursed by a Third Party, including the following costs: (1) costs for the conduct of activities related to [*] of the CK Product or the CK Compound incorporated in the CK Product; (2) cost for the conduct of [*] and other [*] for a CK Product; (3) costs specifically related to those activities intended to [*] and/or [*] or [*] or a CK Compound incorporated in the CK Product, or to [*] ; (4) studies related to [*], and other [*] of, or [*] or [*] of, a CK Product; (5) amounts paid to Third Parties for their performance of Early Stage R&D of the particular CK Product;
(6) [*] conducting such Early Stage R&D (to the extent [*] under this Agreement), plus [*] for such [*], [*] directly attributable to such Early Stage R&D; and (7) [*] that are attributable to the conduct of Early Stage R&D, including [*] specifically related to the CK Product; plus (subject to paragraph
(ii) below), for such items other than those in (5) above, a reasonable allocation of [*] costs attributable to the particular CK Product. [*] costs attributable to a CK Product may include a reasonable allocation of [*] labor, a reasonable allocation of [*] costs, and a reasonable allocation of [*] costs including [*] cost, [*] , and [*] over the [*] of [*] and [*] , and such allocations shall be in accordance with reasonable cost accounting methods, consistently applied by CK for its own internal accounting. [*] shall not include: (a) corporate [*] or [*] costs not otherwise allocable to the [*] of the CK Product; or (b) costs associated with [*] not attributable to the Early Stage R&D. The Parties shall attempt to timely resolve any dispute with respect to whether an item of cost or expense should be included within Early Stage R&D Costs for a particular CK Product under this Section 4.5. If the Parties are unable to resolve such dispute, the matter shall be referred to the [*] , and [*] , for resolution. If such individuals are unable to resolve such dispute within thirty (30) days after the matter is referred to them, the matter shall be subject to arbitration under Section 12.3.1 below. In such event, GSK may withhold [*] percent ( [*] %) of the disputed amount (i.e., [*] % times [*] % of the disputed Early Stage R&D Costs), and failure by GSK to pay such portion of the disputed amount under this Section 4.5 shall not be deemed a breach of this Agreement unless and until it has been determined in an arbitration proceeding under Section 12.3.1 below that GSK is obligated to pay such disputed amount, and GSK fails to make such payment within thirty (30) days after such determination.


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                                    (ii)     In no event, however, shall the
total [*] costs included within Early Stage R&D Costs exceed (a) [*] percent ( [*] %) with respect to research and preclinical development costs, or (b) [*] percent ( [*] %) with respect to clinical development costs, in each case that are described in (1) through (7) of Section 4.5.2 (a)(i) above.

                                    (iii)    Notwithstanding the foregoing,
Early Stage R&D Costs shall not include costs for which GSK previously has reimbursed CK under Section 6.2 or pursuant to this Section 4.5.2(a) (i.e., to the extent such costs were included within the Early Stage R&D Costs for a Licensed Product for which GSK previously exercised the CK Product Option).

                           (b)      The base royalties payable to CK with
respect to such Licensed Product shall equal [*] percent ( [*] %) of the royalty rates specified in Section 6.6.2(a)(i) below (subject to paragraph (d) below). It is understood, however, that for purposes of determining the applicable royalty rate, the total annual Net Sales ranges shall be exactly the same as specified in Section 6.6.2(a)(i) below; so that for example, if the Net Sales of the Licensed Product for the particular calendar year equal $ [*], then the royalty payable for such Licensed Product shall equal [*] percent ( [*] %).

                           (c)      For purposes of determining the milestone
payments under Section 6.4 below, such Licensed Product shall be deemed a Licensed Product [*] for [*] (i.e., so that the milestone payments will equal the amounts specified in Section 6.4.1). The milestone payments due with respect to such Licensed Products under such Section 6.3.1 for Milestone 5 ( [*] ) and
Section 6.4.1 for Milestone 1 and Milestone 2 ( [*] , respectively) shall be due within forty-five (45) days after GSK exercises the CK Product Option with respect to such Licensed Product; provided, however, that a payment for a particular Milestone shall not be so due if GSK has previously made a payment under Section 6.3.1 below for such Milestone with respect to a Development Compound directed to the same Mitotic Kinesin Target or under Section 6.4.1 for such Milestone with respect to the same Licensed Product (i.e., before such Mitotic Kinesin Target or Licensed Product became a CK Target or CK Product, respectively); and provided, further, that for purposes of this Section 4.5.2(c), the amount due with respect to Milestone 5 under Section 6.3.1 shall be [*] US Dollars ($ [*] ) rather than [*] US Dollars ($ [*] ). Notwithstanding the foregoing, GSK shall have no obligation to make either such milestone payment to CK if GSK previously made a milestone payment to CK with respect to such Product for such milestone under Section 6.3 or 6.4 below before the Licensed Product became a CK Product.

                           (d)      CK's Co-Funding Option under Section 3.4
above shall apply to such Licensed Product and CK shall exercise it, and the royalties payable with respect to such Licensed Product shall equal the royalties described in Section 4.5.2(b) above, plus X percentage points, where "X" equals the difference in [*] between the [*] and the [*] , [*] , or [*] , as the case maybe, in each case if such royalties had not been adjusted under
Section 4.5.2(b) above.


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                           (e)      From and after the time that GSK exercises
the CK Product Option with respect to a CK Product (which will then become a Licensed Product), CK and GSK shall cooperate with respect to the further development activities of such Licensed Product, pursuant to a Development Plan approved by the JDC. Immediately following GSK's exercise of the CK Product Option, CK shall exercise the Co-Funding Option with respect to the Licensed Product, and within [*] ([*]) days shall notify GSK of the CK Percentage, as set forth in Section 3.4. Promptly following GSK's exercise of the CK Product Option and CK's notification of the CK Percentage, the JDC shall establish such a Development Plan for the Licensed Product. The Development Plan for the Licensed Product shall reflect CK's exercise of its Co-Funding Option. In reviewing and approving the Development Plan, the JDC shall take into consideration which Party is more appropriate to conduct activities reflected in the Development Plan, taking into consideration, among other factors, the scope and scale to which CK had been conducting certain activities prior to GSK's exercise of the CK Product Option. GSK and CK shall each assume those development activities agreed by the JDC.

                           (f)      CK shall continue performing further
activities related to the development of such Licensed Product in accordance with CK's own development plans for a period of one (1) year after GSK's exercise of the CK Product Option, or until such earlier time as the JDC establishes such a Development Plan, and thereafter the further development of the Licensed Product shall be conducted in accordance with such Development Plan, as modified by the JDC from time to time; provided, that during such interim period CK shall not initiate a [*] trial, or make any major commitments with respect to a [*] trial of such Licensed Product, including [*] , except as approved by the JDC. Any activities that are to be transferred by CK to GSK under the Development Plan shall be transferred as quickly as possible, and CK shall take [*] to ensure such speedy transfer. All costs incurred by CK in performing such activities (i.e., those after GSK's exercise of the CK Product Option but prior to the JDC's establishment of a Development Plan), and those conducted pursuant to the Development Plan so established, shall be reimbursed by GSK to the extent they exceed the CK Percentage elected by CK under the Co-Funding Option with respect to the Licensed Product. All such reimbursements shall be made in the same manner as is provided in Section 6.2 below for funding under the Research Plan (including the provisions for interim periods, as contemplated in Section 6.2.4). CK and GSK shall establish specific reasonable invoicing and payment procedures for reimbursements under this Section 4.5.2(f), including the form of invoice, overall documentation requirements and accounting methodologies.

                           (g)      Transition. Subject to paragraph (e) above,
and incident to the extent reasonably necessary for GSK to perform activities assigned to it under the Development Plan approved by the JDC:

                                    (i)      From and after the time that GSK
exercises the CK Product Option with respect to a CK Product (which will then become a Licensed Product), CK shall cooperate fully with GSK to provide GSK with all Licensed Technology and Information to which


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GSK has a right or license under this Agreement and which is necessary or useful for GSK to perform such activities. Such cooperation shall include the [*] disclosure of all Information, to the extent such information is not within the possession or control of GSK, (including, without limitation, [*] , all to the extent that such material is not in the possession of GSK, and such other [*] and [*] as are reasonably necessary or useful for GSK to exercise its full rights and perform such activities with respect to such CK Product. Notwithstanding the foregoing, CK shall not be considered to be in breach of this Section 4.5.2(g) for failure to disclose information, if, despite [*] efforts, the identification of such information is impractical or such information is not material. Without limiting the foregoing, CK shall use [*] efforts to ensure orderly transition and uninterrupted research and development of CK Products under this Section. GSK shall promptly reimburse CK's [*] costs with respect to activities and materials provided by CK under this Section 4.5.2(g).

                                    (ii)     In addition, the JDC shall meet and
discuss how best to proceed with the [*] of such CK Product in the best interest of such CK Product and its commercial profile, taking into consideration the relative capabilities of each Party, including CK's [*] or arrangements prior to GSK's exercise of its CK Product Option. In the event that the JDC determines that [*] such CK Product, CK shall cooperate fully to [*] related to the CK Product as reflected in the Development Plan approved by the IDC.

                           (h)      For purposes of this Section 4.5.2, all
dosage forms, and all formulations, of the same active ingredient shall be deemed a single Licensed Product. Licensed Products having a different or additional active ingredient shall be deemed a separate Licensed Product if such different or additional active ingredient is a different or additional CK Compound or CK Product or another active ingredient in which CK has proprietary rights (other than a Licensed Product otherwise licensed to GSK hereunder).

                  4.5.3 Termination. In the event that GSK does not elect to exercise its CK Product Option on a CK Product, in accordance with Section 4.5.1 above, then the CK Product Option, and all of CK's obligations under this
Section 4.5 with respect to such CK Product, as well as with respect to all CK Compounds and CK Products for the same CK Target shall terminate. CK shall thereafter be free to develop such CK Products, CK Compounds and CK Targets, alone or in connection with Third Parties.

                  4.5.4 [*] Products. It is understood that this Section 4.5 and the rights and obligations of GSK and CK under this Section 4.5 shall not apply to any [*] Products. For such purposes, " [*] Products" shall mean those CK Compounds and CK Products that are directed to Mitotic Kinesin Targets designated as CK Targets under any Section of this Agreement


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other than (i) [*] or (ii) by reason of [*] failure to [*] a Development
Compound for such Target within the time period specified in [*] above.

                  4.5.5 No Implied Obligations. The only obligations of GSK and CK under this Section 4.5 are as expressly stated herein, and there are no further implied obligations relating to the matters contemplated therein. Without limiting the foregoing, it is further understood and agreed that the subject CK Product(s) may or may not be discovered or reduced to practice at all, or that further modification and/or variations of a product may be developed after the date CK provides notice under Section 4.5.1 above. It is understood that modifications and/or variations of a Licensed Product as described in Section 4.5.2(h) that are developed after the date CK provides notice under Section 4.5.1 above shall be included within the Licensed Product for which GSK exercised its CK Product Option.

         4.6 CK Efforts. For as long as GSK retains an option on CK Products as set forth in Section 4.5 above, CK shall use [*] efforts to develop at least one CK Compound or CK Product, consistent with the practice of CK in pursuing the development of pharmaceutical products of its own development and of similar commercial potential value within the relevant product line.

         4.7      Royalties to GSK.

                  4.7.1 Royalty Obligation. In the event that CK commercializes a CK Product independently of GSK (i.e., in the case where GSK does not exercise the CK Product Option), then in such case CK shall pay to GSK a royalty on sales of such CK Product by CK, its Affiliates and Sublicensees, in an amount to be reasonably established by the Parties, based on the extent to which GSK has [*] under this Agreement, and/or has provided [*] to [*], that [*] the research, development or commercialization of such CK Product. In the event the Parties are not able to agree upon such royalty, then upon request by either Party, such amount shall be determined in accordance with Section 12.3.1 below. It is understood that, in connection with establishing the applicable royalty, the ancillary terms of such royalty, such as the term for which such royalties are due, the definition of CK's net sales, royalty reporting, audit rights, [*] (such as those in Section [*] below) and the like will also be established, which terms will be no less favorable to CK than the corresponding terms of this Agreement. Notwithstanding the foregoing, in no event shall the royalty to be paid to GSK exceed the following amounts, based on the stage of the CK Product at the time the relevant Mitotic Kinesin Target became a CK Target (the "Reversion Stage"), as reflected in the table below:

REVERSION STAGE                        [*] ROYALTY
------------------------------------------------------
 [*]                                     [*]%
------------------------------------------------------
 [*]                                     [*]%
------------------------------------------------------
 [*]                                     [*]%
------------------------------------------------------
 [*]                                     [*]%
------------------------------------------------------
 [*]                                     [*]%
------------------------------------------------------


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                  4.7.2    [*]; [*]. For purposes of the foregoing table, the
Reversion Stage for all [*] and [*] shall be deemed the [*] stage.

                  4.7.3 Other Considerations. It is understood that the royalty rates specified in 4.7.1 above are [*] . The actual royalty rate to be applied in any given situation shall be [*] and [*] under the circumstances and shall take into account [*] to Mitotic Kinesin Targets prior to or outside of this Agreement, the actual contribution of [*] to the effort in terms of [*] , the possible need for [*] (and in such case the possibility that [*] ), and other similar factors.

         4.8 Other Formulations; Dosage Forms. For purposes of this Article 4, all dosage forms, and all formulations, of the same active ingredient shall be deemed a single CK Product. CK Products having a different active ingredient shall be deemed a separate CK Product.

                           ARTICLE V - LICENSE GRANTS

         5.1 Research Licenses to CK and GSK. GSK hereby grants CK a non-exclusive, worldwide license to make and use subject matter within the GSK Existing Technology and Collaboration Technology, to conduct activities assigned to CK under the Research Plan, during the Research Term. CK hereby grants GSK a non-exclusive, worldwide license to make and use subject matter within the CK Existing Technology and Collaboration Technology, to conduct activities assigned to GSK under the Research Plan, during the Exclusivity Period and Extension Period, if any. The licenses granted under this Section 5.1 shall not include the right to grant or authorize sublicenses; provided, however, that the use by GSK or CK of subcontractors approved by the JRC shall not be construed as a sublicense.

         5.2      Commercial Licenses to GSK.

                  5.2.1 Compounds. Development Compounds and Licensed Products. Subject to the terms and conditions of this Agreement, CK hereby grants GSK an exclusive license, under CK Existing Technology and CK's interest in Collaboration Technology and Post-Collaboration Technology, (a) to make, have made, use, sell, offer for sale and import Compounds, Development Compounds and Licensed Products for use in the Field and in the Territory and (b) to make and use Collaboration Targets, and any subject matter within the Collaboration Technology or Post-Collaboration Technology, for the purpose of discovering and commercializing Compounds, Development Compounds and Licensed Products for use within the Field.

                  5.2.2    CK Library Compounds.

                           (a)      Notwithstanding Sections 1.4, 1.7, 1.13,
1.16 and 1.53, a CK Library Compound shall not be deemed within CK Existing Technology, unless and until such time as such CK Library Compound has become both a Compound and a Development Compound hereunder.

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However, GSK is hereby granted a non-exclusive license to make and use CK
Library Compounds and CK Existing Technology to pursue discovery (including optimization) and initial development of such CK Library Compounds and derivatives thereof, for the purpose of identifying and conducting initial development of Development Compounds for Collaboration Targets and, during the Research Term and applicable extensions, for Mitotic Kinesin Targets (other than CK Targets). The CK Library Compounds that GSK is licensed to make and use under this Section 5.2.2 shall be limited to those (i) that were identified as Compounds against a Mitotic Kinesin Target in activities under the Research Plan; and (ii) that are derived from (i.e., tracing its chemical lineage to a CK Library Compound or resulting from the direct progression through a continuing medicinal chemistry program from a CK Library Compound, in each case as evidenced by contemporaneous written laboratory records) the CK Library Compounds described in the preceding clause (i). GSK shall have no research license under this Section 5.2.2 with respect to CK Library Compounds that are not described in (i) or (ii) above.

                           (b)      Notwithstanding Section 5.2.2(a) above, if
CK has progressed a CK Library Compound licensed to GSK under this Section 5.2.2 to a stage equivalent to a Development Compound, where the primary mode of pharmacological action of such CK Library Compound is not through inhibition of one or more Mitotic Kinesin Targets, prior to GSK progressing such CK Library Compound to be a Development Compound, GSK's licenses to such CK Library Compound shall terminate. A compound shall be deemed to have reached a "stage equivalent to a Development Compound" if such compound would meet criteria comparable those specified in Exhibit 2.5, or IND Enabling Studies have been conducted for such compound. Upon request, CK shall use good faith efforts to advise GSK whether it is actively pursuing such CK Library Compound, and CK shall notify GSK at such time as such CK Library Compound has progressed to a stage equivalent to a Development Compound as described in this Section 5.2.2(b).

                           (c)      Notwithstanding Section 5.2.2(a) above, GSK
agrees not to engage in optimization activities to discover Compounds that are derived from a CK Library Compound in a manner that intentionally optimizes such Compounds specifically to exploit the activity of such Compound against any target, other than a Mitotic Kinesin Target that is not a CK Target.

                  5.2.3 Sublicenses. GSK may sublicense the right to [*] and/or [*] a particular Development Compound or Licensed Product [*] or [*] . GSK shall inform CK of its intention to sublicense its rights at least sixty
(60) days prior to the date GSK intends to execute such sublicense and shall provide CK with the opportunity to provide comments to GSK with respect to such sublicense. GSK shall consider CK's reasonable comments in its decision whether to grant such sublicense. Notwithstanding the foregoing, (i) GSK shall have the right to sublicense the right to [*] and/or [*] a Licensed Product [*] or [*] , provided that GSK is actively [*] and [*] such Licensed Product itself [*] , and
(ii) GSK shall have the right to have Licensed Products [*] for GSK by a Third Party [*] and [*] . Subject to the foregoing, GSK shall have the sole right to decide whether and how to grant any sublicenses under this Section 5.2.3. Any sublicensee of GSK must have


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
reasonable capabilities to support the [*] of the Development Compound and/or Licensed Product. Any such sublicense (and any right to obtain such a sublicense) shall be granted no earlier than the date the Compound incorporated therein has been designated as a Development Compound in accordance with Section
2.5 above.

                  5.2.4 [*] . At least [*] ([*]) months prior to GSK [*], GSK will notify CK in writing of its intent to [*] ("Initial Notice"). Upon request by CK, GSK and CK will, during such [*] ([*]) month period, negotiate in good faith the [*] to CK, provided that [*] by GSK for the Compound, Development Compound or Licensed Product and the objective requirements set forth therein. It is understood that any such [*] would be subject to agreement between the Parties on the financial terms and other conditions of such [*] . Notwithstanding the foregoing, this Section 5.2.4 shall not apply with respect to [*] the Development Compound or Licensed Product.

                  5.2.5 No Other Active Ingredients. For clarity, it is understood that, notwithstanding Section 1.44 above, the licenses to GSK under this Section 5.2 shall not extend to any active ingredient included within a Licensed Product other than a Compound, a Development Compound, or in the case of a Licensed Product for which GSK exercised its CK Product Option pursuant to
Section 4.5 above, the active ingredients incorporated by CK into the CK Product that became such Licensed Product.

         5.3      Commercialization License to CK.

                  5.3.1 CK Compounds and CK Products. Subject to GSK's Option for a license under Section 4.5 above, GSK hereby grants CK an exclusive license, with the right to grant and authorize sublicenses, under GSK Existing Technology (subject to Section 5.3.2 below), and GSK's interest in Collaboration Technology and Post-Collaboration Technology, (a) to make, have made, use, sell, offer for sale and import CK Compounds and CK Products in the Field in the Territory and (b) to make and use CK Targets, and any subject matter within the Collaboration Technology or Post-Collaboration Technology, solely for the purpose of discovering, developing and commercializing CK Compounds and CK Products.

                  5.3.2    GSK Library Compounds; Additional Research License.

                           (a)      Notwithstanding Sections 1.13, 1.16, 1.34
and 1.53, a GSK Library Compound shall not be deemed within the GSK Existing Technology, unless and until such time as IND Enabling Studies are commenced by or under authority of CK with respect to such GSK

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Library Compound. However, CK is hereby granted a non-exclusive license to make and use GSK Library Compounds and GSK Existing Technology to pursue discovery (including optimization) and initial development of such GSK Library Compounds and derivatives thereof, for the purpose of identifying and conducting initial development of CK Compounds that meet criteria similar to that of Development Compounds; provided that the GSK Library Compounds that CK is so licensed to make and use under this Section 5.3.2 shall be limited to those (i) that were identified as Compounds against such Mitotic Kinesin Target before such Mitotic Kinesin Target was designated as a CK Target, or (ii) that are derived from (i.e., tracing its chemical lineage to a GSK Library Compound or resulting from the direct progression through a continuing medicinal chemistry program from a GSK Library Compound, in each case as evidenced by contemporaneous written laboratory records) the GSK Library Compounds described in the preceding clause
(i). CK shall have no research license under this Section 5.3.2 with respect to GSK Library Compounds that are not described in (i) or (ii) above.

                           (b)      Notwithstanding (a) above, if GSK has
progressed a GSK Library Compound licensed to CK under this Section 5.3.2. to a stage equivalent to a Development Compound, where the primary mode of pharmacological action of such GSK Library Compound is not through inhibition of one or more Mitotic Kinesin Targets, prior to CK progressing such GSK Library Compound to a stage equivalent to a Development Compound, CK's licenses to such GSK Library Compound shall terminate. A compound shall be deemed to have reached a "stage equivalent to a Development Compound" if such compound would meet criteria comparable those specified in Exhibit 2.5, or IND Enabling Studies have been conducted for such compound. Upon request, GSK shall use good faith efforts to advise CK whether it is actively pursuing such GSK Library Compound and GSK shall notify CK at such time as a GSK Library Compound has progressed to a stage equivalent to a Development Compound as described in this Section 5.3.2(b).

                           (c)      Notwithstanding Section 5.3.2(a) above, CK
agrees not to engage in optimization activities to discover CK Compounds that are derived from a GSK Library Compound in a manner that intentionally optimizes such CK Compounds specifically to exploit the activity of such CK Compound against any target, other than a CK Target.

                  5.3.3 No Other Active Ingredients. For clarity, it is understood that, notwithstanding Section 1.9 above, the licenses to CK under this Section 5.3 shall not extend to any active ingredient included within a CK Product other than a CK Compound.

         5.4 Additional Licenses for Unpatented Collaboration and Post-Collaboration Technology.

                  5.4.1 License to GSK. CK hereby grants to GSK a non-exclusive license, including the right to grant and authorize sublicenses, under CK's interest in any Collaboration Technology and Post-Collaboration Technology, other than CK Patents, to use and otherwise exploit the same for any purpose, subject to Sections 4.1-4.3, and Section 5.3, above.

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
                  5.4.2 License to CK. GSK hereby grants to CK a non-exclusive license, including the right to grant and authorize sublicenses, under GSK's interest in any Collaboration Technology and Post-Collaboration Technology, other than GSK Patents, to use and otherwise exploit the same for any purpose, subject to Sections 4.1-4.3, and Section 5.2, above.

         5.5 Cytometrix(TM)Technology. It is understood that CK has developed certain Cytometrix(TM) Technology, which may be useful in the discovery of Compounds, and that CK will apply such Cytometrix(TM) Technology to the Research Program, as described more fully in the Research Plan. Notwithstanding any other provision of this Agreement, however, the Parties agree that CK's Cytometrix(TM) Technology is [*] or [*], and CK is [*] to [*] GSK with such Cytometrix(TM) Technology; provided, however, that (i) [*], as applicable, and (ii) [*] within the Cytometrix(TM) Technology would [*] be [*] by the [*] or [*] of a Compound, Development Compound, or Licensed Product, such [*] shall be [*], [*] for such purposes. [*] (i) [*]; (ii) [*] and (iii) [*].

         5.6 [*]. If a chemical entity that would otherwise be a Compound or CK Compound hereunder, meets the Compound Criteria for both a [*] and a [*], then such chemical entity shall be considered a "[*]" if the difference in [*] activity ([*]) is less than [*] between the [*] and the [*]. Furthermore, such a chemical entity shall be deemed a Compound, and not a CK Compound, if its [*] activity ([*]) is [*] greater against the [*] than against the [*]. Such a chemical entity shall be deemed a CK Compound, and not a Compound, if its [*] activity ([*]) is [*] greater against a [*] than against

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the [*]. With respect to [*], either Party shall have the right to pursue research and optimization of such [*] for the purpose of identifying Compounds or CK Compounds that meet the criteria for Development Compounds (or, in the case of CK Compounds, criteria similar thereto); provided, however, that neither Party shall commence clinical development or commercialize a [*] as a Compound, Development Compound, Licensed Product, CK Compound or CK Product without the prior written approval of the other Party. Notwithstanding the foregoing, GSK shall not engage in optimization activities to discover Compounds in a manner that intentionally optimizes such Compounds specifically to exploit the activity of such Compound against a [*]; and, CK shall not engage in optimization activities to discover CK Compounds in a manner that intentionally optimizes such CK Compounds specifically to exploit the activity of such CK Compound against a [*]. As used herein, [*] activity ([*]) shall mean the first criterion set forth in Exhibit 1.17.

         5.7 No Implied Licenses. Each Party acknowledges that the licenses granted under this Article V are limited to the scope expressly granted, and all other rights to Licensed Technology are expressly reserved to the Party owning such Licensed Technology. Without limiting the foregoing, it is understood that where an exclusive license under Licensed Technology is granted to a Party under this Article V for a particular purpose, the Party granting such license retains all of its rights to such Licensed Technology for all purposes not expressly licensed. Accordingly, for example, the license granted under Section 5.2.1(b) above shall not preclude CK from making or using a Collaboration Target for purposes outside the Field.

         5.8 Nothing in this Article V shall be construed as limiting or changing the rights and obligations of the Parties under Sections 4.1.1 and 4.1.2, except to the extent provided in Section 5.5 above.

                              ARTICLE VI - PAYMENTS

         6.1      Initial Payments.

                           (a)      Technology Access Fee. In consideration of
CK's development efforts prior to the Effective Date and the performance of its obligations during the Research Program, on the Closing Date, GSK shall pay to CK an initial fee of Fourteen Million U.S. Dollars (U.S. $14,000,000), which amount shall be non-refundable and non-creditable against any other amounts due CK under this Agreement.

                           (b)      Equity Investment. It is understood that GSK
has also agreed to make an equity investment in CK, on the Closing Date, in the amount of Fourteen Million U.S. Dollars (U.S. $14,000,000) pursuant to the terms and conditions of a Stock Purchase Agreement of even date referencing this Agreement.

         6.2 Research Payments - Funding. Subject to the limitations set forth below, from and after the Effective Date, GSK shall reimburse costs incurred by CK in performing the Research Program in accordance with the Research Plan, in the following manner:

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                  6.2.1    FTEs. An FTE rate determined in accordance with this
Section 6.2.1 shall be used for purposes of determining the costs incurred by CK with respect to CK personnel performing work on the Research Program. The FTE rate shall be [*] U.S. Dollars (U.S. $[*]) per FTE (as adjusted below). The FTE rate includes all salary, employee benefits, incidental materials and other expenses including support staff and overhead for or associated with an FTE and travel and lodging expenses incurred by such FTEs in performance of the Research Program. Effective beginning with the calendar year 2002, the FTE rate shall increase no more than once annually by the percentage increase, if any, in (i) the Radford Associates Annual Biotechnology Compensation and Benefits Survey for the San Francisco Bay Area, or (ii) the Consumer Price Index, for All Urban Consumers for the San Francisco Bay Area, as published by the U.S. Department of Labor, Bureau of Labor Statistics, in each case whichever increase is higher since the last such increase under this Section 6.2.1, (or in the case of the first such increase, the Effective Date) (the "Cost of Labor Increase"), upon thirty (30) days prior written notice to GSK and such increase shall be effective for the then-current and all subsequent Research Plans hereunder until further modified under this Section 6.2.1.

                  6.2.2 Non-FTE Costs. If the JRC specifically requests, as confirmed by GSK in writing or in the written Research Plan approved by the JRC, that CK conduct and fund a research activity at an external center, CK's out-of-pocket external costs incurred by CK in following such request shall be reimbursed at CK's cost; provided that, if CK identifies that a particular task can be efficiently performed by a Third Party, CK may satisfy its FTE commitment with personnel from such Third Patty if such Third Party is approved by the JRC, and that, unless the JRC determines otherwise, such Third Party personnel will be deemed a CK FTE for purposes of the Research Plan and this Agreement.

                  6.2.3 Payment. On or before the first day of each calendar [*] during the Research Term, after receipt of an invoice from CK, GSK shall pay to CK an amount equal to the costs budgeted to be incurred by CK under the Research Plan for such [*]. Unless otherwise specified in the applicable Research Plan, amounts budgeted for the full year will be deemed budgeted in equal amounts for each calendar [*] during such year. Within sixty (60) days following the end of each calendar [*] during the Research Term, CK shall provide to GSK a summary of the costs actually incurred during each calendar [*] in performing the Research Plan during such period, in a form mutually agreed by the Parties. If the costs so incurred by CK in such period are less than the amounts budgeted for CK to so incur during such period under the Research Plan, then the difference will be carried forward and credited against the next payment due to CK under this Section 6.2. If CK incurs in such period costs in excess of the amounts so budgeted, the excess may be carried forward and treated as costs incurred in a subsequent period. Notwithstanding the foregoing, for the period from the Effective Date through September 30, 2001, GSK shall pay to CK, within ten (10) business days after the Effective Date, an amount equal to the costs budgeted to be incurred by CK under the Research Plan for such period; provided, however, that if GSK or CK terminates this Agreement pursuant to
Section 11.1.1, CK shall reimburse any payments made by GSK to CK under this Section.

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                  6.2.4    Interim Periods. In the event the JRC is unable for
any reason to establish a Research Plan for any period during the Research Term, then in such case the [*] advance payments to CK for each [*] during any such interim period shall equal [*] of the FTE rate multiplied by the actual number of CK FTEs covered by the last Research Plan that was approved by the JRC, for the last [*] covered by such approved Research Plan; provided that, if such number exceeds the minimum number of CK FTEs required to be included in any Research Plan for the particular Contract Year, as reflected in Section 2.6 above, then GSK may elect to [*] the number of CK FTEs for such interim period to a number [*] specified in Section 2.6, by so notifying CK in writing. If GSK so elects, the [*] advance payments to CK for each [*] during any such interim period shall equal [*] of the FTE rate multiplied by the actual number of CK FTEs listed in GSK's notice (which shall [*] number of CK's FTEs for such period specified in Section 2.6 above). Any payments made under this Section 6.2.4 shall be non-refundable.

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         6.3      Research Milestone Payments.

                  6.3.1 Milestones. GSK shall pay to CK the following amounts upon achievement of each occurrence of the following events (each a "Research Performance Milestone"):

                                                                                   CASH PAYMENT
                                    MILESTONE                                    (IN U.S. DOLLARS)
                                    ---------                                    -----------------
1.  [*]                                                                             $ [*]

2.  [*]                                                                             $ [*]

3.  [*]                                                                             $ [*]

4.  [*]                                                                             $ [*]

5.  [*]                                                                             $ [*]

6.  [*]                                                                             $ [*]

                  6.3.2    Certain Terms and Conditions.

                           (a)      "[*]" shall have the meaning set forth in
Exhibit [*], attached hereto and incorporated herein.

                           (b)      In the event that the first Compound against
the [*] Mitotic Kinesin Target induces [*] , but [*], in its [*] discretion, elects to approve the Compound as a [*], then Research Performance Milestone 5 shall be [*] to [*] United States dollars (U.S. $[*]). "[*] " shall have the meaning set forth in Exhibit 6.3.2(b), attached hereto and incorporated herein. If such [*] does not exhibit evidence of [*] in [*] (as defined in Exhibit 6.4.4), then the Development Milestone under Section 6.4 below (initiation of [*]) for a Licensed Product incorporating such [*] shall be [*] by [*] U.S. Dollars (U.S. $[*]).

                           (c)      It is understood that Research Performance
Milestone 5 may be satisfied by [*], if and when [*] by [*] as a [*] in accordance with Section [*].

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                           (d)      Selection of [*] shall be in accordance with
Section [*]. It is understood that Research Performance Milestone [*] shall be paid on a Target-by-Target basis, so that the selection of the first [*] for each [*] Mitotic Kinesin Target shall trigger a separate payment of [*] U.S. Dollars (U.S. $[*]).

         6.4 Development Milestones. Except as set forth below, GSK shall pay to CK upon achievement of the corresponding events set forth below (each, a "Development Milestone") for each Licensed Product, regardless of whether the development, promotion, or marketing of such Licensed Product is discontinued at any time after the achievement of such milestone:

                  6.4.1    [*]. For each Licensed Product that [*]:

                  MILESTONE                           [*]                     [*]                [*]
                  ---------                       ------------            ------------     -----------------
1. [*]                                            $[*]                        [*]          [*]

2. [*]                                            $[*]                        [*]          [*]

3. [*]                                            $[*]                        [*]          $[*]

4. [*]                                            $[*]                        [*]          $[*]

5. [*]                                            $[*]                        [*]          $[*]

6. [*]                                            $[*]                       $[*]          $[*]

7. [*]                                            $[*]                       $[*]          $[*]



* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                  6.4.2 [*] For each Licensed Product that [*], on a Collaboration Target-by-Target basis:



          MILESTONE                        [*]                   [*]                  [*]
          ---------                   ------------        -----------------     -----------------
1. [*]                                 $[*]                 [*]                    [*]

2. [*]                                 $[*]                 [*]                    [*]

3. [*]                                 $[*]                 [*]                   $[*]

4. [*]                                 $[*]                 [*]                   $[*]

5. [*]                                 $[*]                 [*]                   $[*]

6. [*]                                 $[*]                $[*]                   $[*]

7. [*]                                 $[*]                $[*]                   $[*]



                  6.4.3 Certain Terms. For purposes of the Development Milestones due under this Section 6.4:

                           (a)      In no event will multiple Development
Milestone payments be made for the same Licensed Product, except in the event where a Licensed Product for [*] is also the [*] Licensed Product directed against that Mitotic Kinesin Target to be [*] for a [*].

                           (b)      It is understood that the Development
Milestone payments reflected under the column "[*]" shall be payable whether or not Development Milestones have been paid for such Licensed Product with respect to [*]. In addition, the "[*]" need not be the same Licensed Product as the "[*]."

                           (c)      Notwithstanding the definition of [*]
under Section [*], a clinical trial that is a [*] shall not be deemed a [*] trial that meets such Development Milestone [*], and accordingly, the payment corresponding to such Development Milestone [*] shall not become due by reason of such a [*]. For purposes of this Section 6.4.3, a "[*]" shall mean a [*], as provided in

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

 [*], submitted for the sole purpose of conducting a [*] study or [*] study of the [*] of no more than [*] ([*]) [*] to compare the [*] of at least [*] ([*]), but not more than [*] ([*]), [*]. Any clinical trial that includes activities in addition to those listed in this Section, including without limitation [*] or any subsequent clinical trial of the particular Compound, shall not be deemed a [*], and upon initiation of such trial, Development Milestone [*] shall be immediately due and payable.

                           (d)      For purposes of this Section 6.4, and
Section 6.6 below, all dosage forms, and all formulations, of the same active ingredient shall be deemed a single Licensed Product. Licensed Products having a different or additional active ingredient shall be deemed a separate Licensed Product; provided, however, that the different or additional active ingredient is a different or additional Development Compound than the original Development Compound contained in the Licensed Product.

                           (e)      The Development Milestone payments under
Section 6.4.2 shall be determined on a Mitotic Kinesin Target-by-Target basis, meaning, for example, that the [*] that is directed to a particular Mitotic Kinesin Target shall trigger the payments under the column "[*]" milestone, and that the [*] for another Mitotic Kinesin Target shall also trigger those payments.

                           (f)      "[*]" of a particular clinical trial
shall mean the date of [*] of the [*] subject in such trial.

                           (g)      If a subsequent Development Milestone is
achieved with respect to a particular Licensed Product before a prior Development Milestone ("prior" and "subsequent" referring to a lower number in the tables above, e.g., Development Milestone 2 being "prior" to Development Milestone 3), then all such prior Development Milestones shall be deemed achieved upon achievement of the subsequent Development Milestone.

                           (h)      "[*]" of an [*] shall mean the date of
receipt by GSK of written notice of [*] from the FDA (or its equivalent in a country outside the U.S.) of an [*] for the Licensed Product for [*].

                           (i)      "[*] of an [*] by [*]" shall mean the date
that an [*] has been [*] for a Licensed Product in [*]; provided that, if such application is [*] by the [*] ("[*]") under the [*] the Development Milestone will be met (in full). For purposes of the foregoing, validation of an [*] by [*] or the [*] shall be deemed "[*]" of such [*] by such [*] or [*], as applicable, and if an [*] is submitted under the [*] and validated by the [*] ("[*]"), such [*] shall be deemed [*] by a [*]

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

upon confirmation that the resulting [*] in the [*] will serve as the basis for [*] in such [*].

                           (j)      "Receipt of [*] from [*]" shall mean the
[*] for the Licensed Product, in [*]; provided, however, that GSK shall pay CK [*] ([*]) of Development Milestone [*] under Sections 6.4.1 and 6.4.2, as applicable, upon the date that GSK receives [*] from [*]. GSK shall subsequently pay CK an additional [*] ([*]) of Development Milestone [*] when GSK receives [*] from each of [*].

                  6.4.4    Credits.

                           (a)      Should all development of a particular
Licensed Product for a particular Collaboration Target discontinue prior to [*] in [*], for any reason, and be replaced by an alternative Licensed Product against that Collaboration Target, then, for the next Licensed Product for such Collaboration Target to achieve a milestone for which a corresponding milestone payment was made for the discontinued Licensed Product, no payment shall be due with respect to such alternative Licensed Product with respect to such milestone.

                           (b)      If there is evidence of [*] in [*] for a
particular Licensed Product, but GSK, in its sole discretion, elects to continue development of such Licensed Product, then (i) Development Milestone [*] shall be [*] by [*] percent ([*]%), and (ii) Development Milestones [*] through [*] shall each be [*] by [*] percent ([*]%). "[*]" shall have the meaning set forth in Exhibit 6.4.4, attached hereto and incorporated herein. Notwithstanding the foregoing, in the event that such Licensed Product receives [*] in the [*] or a [*], and the [*] required [*] by such [*] does not [*], then the amount of all such milestone [*] for such Licensed Product shall be paid to CK upon receipt of such [*].

         6.5      Milestone Payment Timing. The payments set forth in Sections
6.3 and 6.4 hereof shall each be due and payable by GSK to CK within forty-five
(45) days of the occurrence of the milestone event set forth therein. For milestones accomplished by CK, such payment shall be due forty-five (45) days after receipt by GSK of an invoice from CK therefor to GSK, subject to GSK's verification during such forty-five (45) day period that the milestone occurred. GSK and CK agree to promptly notify the other of its achievement of any milestone.

         6.6 Earned Royalties For Licensed Products. GSK shall pay CK a royalty on worldwide Net Sales of Licensed Products by GSK, its Affiliates or Sublicensees. Such royalty shall be paid based on the total annual worldwide Net Sales for each calendar year, on a Licensed Product-by- Licensed Product basis.

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                  6.6.1 General. Subject to Section 6.6.2 below, the annual royalty rate for a particular Licensed Product in a given year shall be determined by the total worldwide annual Net Sales of such Licensed Product for the particular calendar year, according to the following schedules.

                           (a)      For each Licensed Product that [*]:

 Total Annual Net Sales                Royalty
 ----------------------                -------
    Less than $[*]                       [*]%
Between $[*] and $[*]                    [*]%
   Greater than $[*]                     [*]%

                           (b)      For each Licensed Product that [*]:

 Total Annual Net Sales                Royalty
 ----------------------                -------
    Less than $[*]                      [*]%
Between $[*] and $[*]                   [*]%
   Greater than $[*]                    [*]%

                  6.6.2 Licensed Products Subject to Co-Funding Option. With respect to Licensed Products for which CK has exercised its Co-Funding Option pursuant to Section 3.4, the annual royalty rate for a particular Licensed Product in a given calendar year shall be determined by the total annual worldwide Net Sales of such Licensed Product in that calendar year and the percentage of Later Stage Development Costs for such Licensed Product that CK elected to fund, according to the following schedules.

                           (a)      If CK elected to fund the Later Stage
Development Costs with respect to a Co-Funded Product at a CK Percentage of [*] ([*]%),

                                    (i)      For each Licensed Product [*]:

 Total Annual Net Sales               Royalty
 ----------------------               -------
    Less than $[*]                      [*]%
Between $[*] and $[*]                   [*]%
   Greater than $[*]                    [*]%

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                    (ii)     For each Licensed Product that [*]:

 Total Annual Net Sales                Royalty
 ----------------------                -------
    Less than $[*]                       [*]%
Between $[*] and $[*]                    [*]%
   Greater than $[*]                     [*]%

                           (b)      If CK elected to fund the Later Stage
Development Costs with respect to a Co-Funded Product at a CK Percentage of [*] percent ([*]%),

                                    (i)      For each Licensed Product that
                                             [*]:

 Total Annual Net Sales                Royalty
 ----------------------                -------
    Less than $[*]                       [*]%
Between $[*] and $[*]                    [*]%
   Greater than $[*]                     [*]%

                                    (ii)     For each Licensed Product that [*]:

 Total Annual Net Sales                Royalty
 ----------------------                -------
    Less than $[*]                       [*]%
Between $[*] and $[*]                    [*]%
   Greater than $[*]                     [*]%

                           (c)      For any particular Co-Funded Product for
which CK terminates its obligation to fund Later Stage Development Costs under
Section 3.4.2(e), GSK shall pay the royalty rate under this Section 6.6.2 corresponding to the CK Percentage elected by CK for such Co-Funded Product; provided that GSK's obligation to pay the royalty rate set forth in this Section
6.6.2 for Net Sales of such Co-Funded Product shall continue only until such time as the difference between the cumulative royalties paid under this Section
6.6.2 for such Co-Funded Product, and the cumulative royalties for Net Sales of such Co-Funded Product that would have otherwise been payable under Section 6.6 if CK had not exercised its Co-Funding Option, equals the amount paid by CK to GSK for Later Stage Development Costs, plus interest at a rate of [*] percent ([*]%) per annum, for such Co-Funded Product prior to the effective date of the termination. Thereafter, GSK shall pay royalties on Net Sales of such Co-Funded Product according to Section 6.6.1.

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                  6.6.3    Other.

                           (a)      For purposes of determining the royalty
rates applicable hereunder, it is understood that "total annual Net Sales" shall be determined on a world-wide, calendar year basis, and shall be determined separately for each separate Licensed Product.

                           (b)      Further, it is understood that if the total
annual Net Sales for a particular calendar year are within a particular Net Sales range, as reflected in the tables in paragraphs (a) or (b) of either 6.6.1 or 6.6.2 above, then the royalty corresponding to such range shall apply to all total Net Sales for the particular calendar year (i.e., not just to those Net Sales within the range). For example, for a Licensed Product [*] covered by
Section 6.6.1(a) above, if the total Net Sales in a particular calendar year are $[*], then the royalty for all Net Sales of such Licensed Product for such calendar year shall equal [*] percent ([*]%). Eighteen (18) months after the date of the initial commercial sale of a Licensed Product in the Territory, GSK and CK shall agree upon a reasonable mechanism to smooth out the quarterly payment of royalties based on the expected levels of Net Sales of Licensed Products for the particular calendar year, and the corresponding royalty expected to be due for such calendar year, so that the royalties paid for each quarter shall equal as approximately as practical the actual royalty that will be payable for the calendar year in which such quarter occurs, based on the application of this Section 6.6.

                           (c)      GSK agrees to establish list prices and
discounts for each Licensed Product in the best interests of such Licensed Product, taking into account the competitive environment, product profile and commercial potential of the Licensed Product. Without limiting the foregoing, GSK agrees that it shall establish list prices and discounts for each Licensed Product in a manner to maximize the commercial success of the Licensed Product in a particular country. Such pricing and discounting decisions shall take into consideration their impact on CK.

         6.7 Term For Royalty Payment. Royalties payable under Section 6.6 shall be paid on a country-by-country basis from the date of the first commercial sale of each Licensed Product with respect to which royalty payments are due for a period which is the longer of:

                                    (i)      the expiration of the last to
expire Patent in such country covering the composition of matter or use of a Compound or Licensed Product; or

                                    (ii)     [*] ([*]) years following the
date of the first commercial sale of such Licensed Product in such country.

         6.8 Payment; Foreign Exchange. All payments under this Agreement shall be made from the United States by a United States entity or from the United Kingdom by a U.K. entity. The remittance of royalties payable on Net Sales will be payable in U.S. dollars to a bank and to an account designated by CK using a rate of exchange of the currency in which the Net Sales occurred with U.S. dollars, as published in the Wall Street Journal on the last day of the quarter for which such payment was due.

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

         6.9 Taxes. Subject to Section 12.5, in the event that GSK is required to withhold and remit any tax to the revenue authorities in any country in the Territory regarding any milestone payment or royalties payable to CK due to the laws of such country, such amount shall be withheld by GSK, and GSK shall notify CK and promptly furnish CK with copies of any documentation evidencing such withholding.

         6.10 Timing of Royalty Payments and Reports. Royalty payments under this Agreement shall be made to CK or its designee quarterly within sixty (60) days following the end of each calendar quarter for which royalties are due. Each royalty payment shall be accompanied by a report summarizing the Net Sales during the relevant three (3) month period.

         6.11 Accounting. The Parties shall maintain complete and accurate records, in accordance with generally accepted accounting practices, which are relevant to costs, expenses and payments under this Agreement. Such records shall be open during reasonable business hours for examination at the other Party's expense, upon written notice to the other Party, and not more often than once each year by a certified public accountant or other representative selected by the Party for the sole purpose of verifying the correctness of calculations or such costs, expenses or payments made under this Agreement. In the event that such examination establishes a discrepancy for any period covered by such examination in excess of [*] percent ([*]%), the Party owing any payment shall reimburse the other Party for such unpaid amount in addition to the expense of the examination. Any records or accounting information received from the other Party shall be Confidential Information for purposes of Article IX.

         6.12     [*].

                  6.12.1 Right of [*]. In the event that (i) it becomes necessary for [*] to [*] under [*] of a Third Party, where such [*] or [*] of a Development Compound comprising a Licensed Product, or the [*] or [*] (as defined below) of the Collaboration Target to which such Licensed Product is directed, which Development Compound or Collaboration Target is within the CK Existing Technology or consists of Collaboration or Post-Collaboration Technology owned solely or jointly by CK, and such [*] would [*] or [*] of such Licensed Product (but not, for example, by reason of its [*] or [*]), and (ii) [*] must [*] such Third Party for such [*] on [*] such Licensed Product [*], [*] may [*] that [*] of the [*] to such Third Party as the Parties agree under [*] below, but in no event more than [*] percent ([*]%) of such [*], against [*] on [*] of such Licensed Product [*], subject in each case to the [*] of [*] specified in [*] below. [*] shall not be entitled to such [*] in [*] of the [*] in the event the [*] of such Third Party for which such [*] have been incurred are [*] or [*]. For purposes of this Section 6.12.1, a [*] shall "[*] of the Collaboration Target" if such [*] a [*] or [*] by [*] of such Collaboration Target.

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                  6.12.2 Consultation; Disputes. [*] shall consult with [*] prior to entering into any [*] with a Third Party for which [*] would seek to [*] under this Section 6.12, and shall take into account reasonable suggestions of [*] with respect to such proposed [*]. Any dispute under this Section 6.12, including any dispute as to whether such a [*] is necessary, shall be resolved in accordance with Section 12.3.1 below.

                  6.12.3 [*]. In addition to the [*], it is understood that on a case-by-case basis, GSK and CK may agree that it would be in their mutual best interests to [*] a [*] for [*] with a Licensed Product, and in such case may similarly agree that it would be in their mutual best interests to [*] with respect to such [*]; provided, however, that neither Party shall be obligated to agree to any such [*] or [*], and no such [*] shall be made unless so agreed.

                  6.13 [*] in [*] for [*]. If, during the Exclusivity Period or Extension Period, as applicable, [*] occurs in [*] or [*] of the [*] between a Licensed Product being marketed and sold under this Agreement by GSK, its Affiliates or Sublicensees and any [*] (as defined below) [*] and [*] (other than a GSK Affiliate or Sublicensee), and for so long as such [*] is [*] and [*] in such [*] or [*] of [*], and [*] of such [*] percent ([*]%) of the total [*] of such [*] and the Licensed Product in the [*] in such Contract Year, the [*] in respect of such [*] or [*] shall be [*] to the extent provided in Section [*] below. GSK shall give CK [*] of such [*] with suitable and reasonable supporting documentation. Any [*] in the [*] as a result of such [*] shall apply from the [*] by GSK to CK of such [*] and shall be [*] only for the period such [*], subject in each case to Section [*] below. For the purposes of this Section 6.13, a "[*]" shall mean any [*] (other than a Licensed Product sold by or under authority of GSK) containing the [*] as the [*] in the Licensed Product being sold by GSK, or its Affiliate or Sublicensee in [*], and which [*] the Licensed Product in the [*] or [*].

         6.14     Conditions to [*]; Amount of [*].

                  6.14.1 Conditions to [*]. It is understood that, if [*] of a Licensed Product [*] are [*] by the [*] or by [*], [*] will be [*] by [*] due to [*]. Consequently, the Parties acknowledge that Sections 6.12 and 6.13 are intended only to avoid a [*] on [*] in the event described herein. Accordingly, notwithstanding Section 6.12 or 6.13 above, the [*] with respect to [*] of a Licensed Product [*] shall only be [*] if [*] and [*] of such Licensed Product in [*] have been [*] by reason of either [*] or [*], and the [*] would create [*] between GSK and CK with respect to the [*]

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

of such Licensed Product in [*] without a [*] under Section 6.12 or 6.13, as applicable. In addition, (i) before any [*] under Section 6.12 or 6.13 shall take effect, GSK shall consult with CK as to measures that can reasonably be taken to [*] of such [*] or [*], and (ii) [*] under Section 6.12 or 6.13 shall continue only if GSK reasonably initiates and continues to progress such [*]; and (iii) any [*] under Section 6.12 or 6.13 shall continue only if GSK continues to pursue all reasonably available legal measures that could [*] or [*] for [*] or [*] or [*], as applicable, including the [*] of any [*] that could [*] or [*] of a [*], directly or indirectly, and the [*] of any applicable [*] or [*] that could affect the [*].

                  6.14.2   Amount of [*]. The amount of the [*] under Sections
6.12 and 6.13 shall be reasonably agreed by GSK and CK, taking into account the factors described in this Section 6.14 above, provided that the [*] otherwise [*] on such [*] shall not be so [*], after [*] or [*] under this Agreement, if any, to [*] specified in the tables below:

                  (a)      For Licensed Products [*]:

                          NO CO-FUNDING    [*]% CO-FUNDING    [*]% CO-FUNDING
                          -------------    ---------------    ---------------
TOTAL ANNUAL NET SALES

< $[*]                        [*]%              [*]%               [*]%

$[*] - $[*]                   [*]%              [*]%               [*]%

> $[*]                        [*]%              [*]%               [*]%

                  (b)      For Licensed Products that [*]:

                          NO CO-FUNDING    [*]% CO-FUNDING    [*]% CO-FUNDING
                          -------------    ---------------    ---------------
TOTAL ANNUAL NET SALES

< $[*]                        [*]%              [*]%               [*]%

$[*] - $[*]                   [*]%              [*]%               [*]%

> $[*]                        [*]%              [*]%               [*]%

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

         Accordingly, under the foregoing table, (i) if Net Sales of a particular Licensed Product are less than [*] U.S. Dollars (U.S. $ [*]), the royalty payable shall be [*] percent ([*]%); (ii) if Net Sales of a particular Licensed Product are between than [*] U.S. Dollars (U.S. $ [*]) and [*] U.S. Dollars (U.S. $[*]), the royalty payable shall be [*] percent ([*]%); and (iii) if Net Sales of a particular Licensed Product exceed [*] U.S. Dollars (U.S. $[*]), the royalty payable shall be [*] percent ([*]%). For example, if GSK is entitled under Section 6.12 above to [*]on [*] of a Licensed Product [*] that is co-funded by CK at the [*] percent ([*]%) level, and GSK's total annual Net Sales for such Licensed Product is [*] U.S. Dollars (U.S. $[*]), then the royalties due CK shall [*] percent ([*]%).

         6.14.3 In the event the Parties are unable to agree on such [*], the amount of the [*] shall be established in accordance with Section 12.3.1 below. In any event, however, the [*] shall only apply for so long as the circumstances and conditions described in Sections 6.12 and 6.13 above continue to exist, and shall only apply to [*] on [*] of the particular Licensed Product [*].

         6.15 [*]. In the event that a [*] in [*] or [*], other than a GSK Affiliate or Sublicensee, for the Licensed Product, and as a result, the conditions of Section 6.13 apply, then it is understood that [*] may be entitled to a [*] in accordance with Section 6.14 above, as a result of such [*].

                         ARTICLE VII - COMMERCIALIZATION

         7.1      Commercialization Rights. Subject to the provisions of Section
7.4 below, GSK shall be responsible for the establishment, control and implementation of the strategy, plans and budgets for marketing and promotion of the Licensed Products.

         7.2      Commercialization Committee.

                  7.2.1 Establishment. No later than at the initiation of the first Phase III clinical study for a Licensed Product, the Parties shall establish a Joint Commercialization Committee ("JCC"). The JCC shall have responsibility to monitor the conduct and progress of the commercialization strategy, plans, and budgets, including establishment of a plan and budget for the marketing, promotion, sale and distribution of such Licensed Product (each a "Sales and Marketing Plan"). The JCC shall update the Sales and Marketing Plan periodically, and no less often than annually, and shall include therein detailed plans and budgets for the marketing, promotion, sale and distribution of each Licensed Product.

                  7.2.2 Meetings; Information. The JCC shall meet at least monthly. GSK shall notify CK at least two weeks in advance of the date of each JCC meeting, and CK shall have the

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the
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                                      -62-
opportunity to send [*] to each such meeting, who shall be designated as [*] of the JCC. Either Party may replace its respective JCC representative(s) at any time with prior written notice to the other Party. GSK shall provide such [*] with schedules of all such meetings, as well as any other information distributed to GSK members of the JCC. GSK agrees to keep CK informed regarding the Sales and Marketing Plan (including by providing CK at least quarterly such reports regarding shipments and sales of Licensed Products), and the activities being undertaken with respect to the commercialization of the Licensed Product, and shall consider all reasonable suggestions of CK in formulating and implementing the Sales and Marketing Plan. GSK shall have right of final decision regarding all matters under the jurisdiction of the JCC, subject to
Section 7.2.3 below.

                  7.2.3 Section 4.5 Products. With respect to any Licensed Product for which GSK exercised the CK Product Option under Section 4.5 above, then for all matters pertaining to such Licensed Product: (i) the JCC shall be comprised of an equal number of representatives of each of GSK and CK, (ii) decisions of the JCC shall be by majority vote, provided that if there is not an equal number of representatives of each Party voting, then only an equal number of representatives of each Party shall be entitled to vote on the matter, and
(iii) notwithstanding Section 7.2.2 above, GSK shall not have the right of final decision with respect to such matters.

         7.3      Commercialization Efforts.

                  7.3.1 Generally. GSK shall use diligent efforts to discover, research, develop and commercialize Licensed Products, and to perform its obligations under Sections 2.1, 3.1-3.3 and 7.1 of this Agreement, and to obtain the optimum commercial return for each Licensed Product in all major markets throughout the world, consistent with high professional standards for the research, development, commercialization, and marketing of pharmaceutical products of similar commercial value potential. GSK shall develop and commercialize Licensed Products in the best interests of maximizing the success of such Licensed Product.

                  7.3.2 Reversion to CK. If after the second anniversary of the Exclusivity Period, or with respect to a particular Collaboration Target that was an Extended Target, the second anniversary of the end of the Extension Period under Section 4.2 with respect to such Collaboration Target, (i) GSK is not actively and diligently performing IND Enabling Studies, or human clinical trials or pursuing Marketing Approval with respect to a Development Compound or Licensed Product directed to a Collaboration Target, and (ii) is not then actively marketing a Licensed Product directed to such Collaboration Target, then such Target shall cease to be a Collaboration Target for all purposes of this Agreement and shall thereafter be deemed a CK Target. Notwithstanding the foregoing, if prior to or during the period described in this Section 7.3.2, GSK has conducted IND Enabling Studies or clinical trials of a Development Compound or Licensed Product directed to a particular Collaboration Target, but later ceased such Studies or trials, then such Target shall not so cease to be a Collaboration Target by reason of this Section 7.3.2 if GSK has then ongoing and is actively conducting a [*] Program with respect to such Collaboration
Target, and satisfies the conditions of (i) above within thirty-six (36) months after the prior IND Enabling

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Studies and clinical trials ceased, whichever is later. It is understood that this Section 7.3.2 shall not be deemed to limit Sections 4.2.1 or 7.3.1 above.

                  7.3.3 After the Exclusivity Period, if GSK acquires a product that is directed to a Mitotic Kinesin Target, GSK shall continue to commit resources to the discovery, development and commercialization of Compounds, Development Compounds and Licensed Products hereunder for their maximal commercial success and in a manner that will not disadvantage the Licensed Product to the benefit of the newly acquired product. In addition, in the event GSK is required by a regulatory agency to divest a Licensed Product in North America or a Major European Country, CK shall have the first right to negotiate with GSK to acquire full rights to such Licensed Product on commercially reasonable terms. GSK shall provide written notice to CK of its intent to divest the Licensed Product prior to entering into any agreement with a Third Party, shall use commercially reasonable efforts to reach such an agreement with CK, and shall provide reasonable assistance to CK with respect to its discussions with the relevant governmental authority(ies) overseeing the divestiture of such Licensed Product, including encouraging the relevant governmental authority(ies) to select CK as the acquirer of the Licensed Product. It is understood that any agreement for CK's acquisition of the Licensed Product would be subject to agreement between the Parties on the financial terms and other conditions of CK's acquisition of the Licensed Product.

         7.4 Co-Promotion Option of CK, Provided that CK has exercised its Co-Funding Option under Section 3.4 or 4.5.2(d) with respect to a Licensed Product, at any time prior to the MAA submission for a Licensed Product in the United States and Canada (respectively), CK will have an option (the "Co-Promotion Option") to co-promote such Licensed Product in the United States and/or Canada (respectively) according to the terms and conditions set forth in this Section 7.4. This Co-Promotion Option may be exercised, at CK's discretion, on a product-by-product basis, for each Licensed Product with respect to which CK has exercised its Co-Funding Option and has participated in funding [*] for such Licensed Product under Section 3.4 or for which GSK exercised the CK Product Option under Section 4.5 above. CK shall notify GSK of its intent to exercise its Co-Promotion Option with respect to a particular Licensed Product at any time prior to submission of an MAA for such Licensed Product (each such Licensed Product for which CK exercises the Co-Promotion Option being referred as a "Co-Promoted Product"). As used in this Section 7.4, "co-promote" shall mean to promote jointly a Licensed Product through GSK and CK's respective sales forces under a single trademark in a given country; "details" shall mean face-to-face sales presentations made to physicians, nurses, pharmacists and other individuals who provide health care services to patients, in their capacity as such.

                  7.4.1 Scope of Co-Promotion. At such time as CK exercises its Co-Promotion Option with respect to a Co-Promoted Product, it shall notify GSK of the [*] that CK intends to perform annually for such Co-Promoted Product (such total being referred to as the "Co-Promotion Percentage" for such Co-Promoted Product) in each of the United States and Canada. This Co-Promotion Percentage shall not be greater than [*] percent ([*]%), nor less than [*] percent ([*]%), of the [*], in each of the United States and Canada, [*] to be conducted for such Co-

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Promoted Product in any calendar year, unless otherwise agreed by the Joint
Commercialization Committee. CK shall have the right to [*] over the initial [*] ([*]) years of co-promoting a Co-Promoted Product; provided that CK must commit to [*] at least [*] percent ([*]%) of its [*] in the [*], and [*] percent
([*]%) of such commitment in the [*], calendar year of such Co-Promoted
Products.

                  7.4.2 [*]. The Parties recognize that CK, under its Co-Promotion Option, may receive orders from Third Parties for the Co-Promoted Product. CK shall transmit such orders to GSK and [*].

                  7.4.3 Co-Promotion Coordination. The JCC shall be responsible for coordinating the co-promotion activities under this Section 7.4, and shall develop the strategies and programs to optimally carry-out details, including but not limited to, the assignment of details in accordance with the Sales and Marketing Plan. In the event CK exercises its Co-Promotion Option, the Sales and Marketing Plan shall include detailed plans and budgets for the [*], and shall at all times provide for CK sales representatives to conduct the [*] to be conducted in the particular country (subject to CK's right to [*] CK's [*], as described in Section 7.4.1 above); provided that such [*] be [*], and that [*] will include at least a [*] in the particular therapeutic areas.

                  7.4.4 Co-Promotion Obligations. CK shall employ a professional and trained sales force to co-promote the Co-Promoted Product in the country(s) in which it has elected to co-promote, and such sales force shall meet standards of competence and professionalism as is common in the pharmaceutical industry. With the prior written consent of GSK (which shall not be withheld or delayed unreasonably), CK may sub-contract its Co-Promotion obligations to a Third Party, provided that CK has the right to approve the hiring of sales personnel performing details for a Licensed Product hereunder and to cause the removal from such detailing activities of such sales personnel. In all events, CK's Co-Promotion and detailing shall be conducted in accordance with the then current Sales and Marketing Plan and in accordance with all applicable laws. [*] (including samples) as are reasonably necessary to effectively promote the particular Co-Promoted Product consistent with the Sales and Marketing Plan.

                  7.4.5 Reimbursement. GSK shall reimburse CK for the costs incurred by CK in [*] in accordance with this Section 7.4, [*]. Promptly following CK's exercise of the Co-Promotion Option for a particular Co-Promoted Product, the Parties shall reasonably agree [*] to be paid to CK for [*] performed by CK in accordance with the Sales and Marketing Plan then in effect (the "[*]"). Such [*] shall equal CK's [*] cost of performing [*] over the particular period, on a fully allocated basis, provided that the [*] shall not exceed [*] for the Co-Promoted Product ([*]) for the [*] period. The [*] shall be paid to CK quarterly in advance, based on the [*] budgeted to be conducted by CK during such

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quarter under the Sales and Marketing Plan. Promptly following the end of each calendar quarter, CK shall provide to GSK a report, in a form reasonably agreed by the Parties, summarizing the [*] actually [*] during such quarter. In the event the actual [*] was less than the [*] for which CK received advance payment, then GSK shall be entitled to a credit for the [*] associated with such shortfall against the next payment due to CK under this Section 7.4.5.

                  7.4.6 CK and GSK Right to Terminate. CK shall have the right to terminate its Co-Promotion of any Co-Promoted Product, and its obligations under this Article VII with respect to such Product, on a product-by-product, country-by-country basis, upon [*] ([*]) days prior notice to GSK. Upon such termination by CK, CK shall have no further right to [*] under
Section 7.4.5, other than for services provided prior to the date of termination. GSK shall have the right to terminate CK's Co-Promotion of any Co-Promoted Product, on a product-by-product, country-by-country basis, upon [*] ([*]) days prior notice to CK, in the event that employees or consultants promoting the Co-Promoted Product, do not perform in accordance with GSK's Sales and Marketing Plan for the Co-Promoted Product, and CK fails to correct such non-performance during such [*]-day period. Upon such termination by GSK, CK shall have no further right to [*] under Section 7.4.5, other than for services provided prior to the date of termination.

         7.5 CK Logo. The name and logo of CK shall appear, with reasonable size and prominence, on all packaging, package inserts, labeling, marketing and sales materials and advertisements for Licensed Products for which CK exercised the Co-Funding Option under Section 3.4 above. In the case of such Co-Funded Products that became Licensed Products pursuant to Section 4.5 above, the name and logos of CK and GSK shall be of equal size and prominence.

       ARTICLE VIII - OWNERSHIP OF INTELLECTUAL PROPERTY AND PATENT RIGHTS

         8.1      Ownership.

                  8.1.1 Generally. Each Party shall retain all of its rights, title and interest in and to its Existing Technology, including the right to transfer or license such intellectual property to others for any purpose, subject only to its obligations under this Agreement, including but not limited to the exclusivity obligations below. All right, title and interest in and to all inventions made solely by personnel of a Party shall be owned by such Party. All right, title and interest in and to all other inventions made jointly by personnel of GSK and CK shall be jointly owned by GSK and CK in equal and undivided shares. Except as expressly provided in this Agreement, neither Party shall have any obligation to account to the other for profits, or to obtain any consent of the other Party to license or exploit patented jointly-owned subject matter, by reason of joint ownership thereof, and each Party hereby waives any right it may have under the laws of any jurisdiction to require any such consent or accounting.

                  8.1.2 CK Targets. Notwithstanding the foregoing, all inventions and Information (including all Patents and intellectual property rights in such inventions and Information) made by

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CK personnel in connection with activities specifically pertaining to CK
Targets, CK Compounds or CK Products shall be owned by CK. All inventions and Information (including all Patents and intellectual property rights in such inventions and Information) made by GSK personnel in connection with activities specifically pertaining to CK Targets, CK Compounds or CK Products shall be owned by GSK, and GSK hereby grants to CK an exclusive, worldwide license, with the right to grant and authorize sublicenses, to make, have made, use, sell, offer for sale, import and otherwise exploit subject matter within such inventions, Information or intellectual property. It is understood that the inventions and Information licensed to CK under this Section shall be limited to inventions and Information that pertain to CK Targets, CK Compounds or CK Products prior to their designation as such (e.g., with respect to CK Targets prior to the time that the particular Mitotic Kinesin Target had been designated as a CK Target).

         8.2 Patent Filings. The Party responsible for Prosecution and Maintenance (as defined below) of patents covering inventions within the Collaboration Technology or Post-Collaboration Technology shall use [*] to obtain a reasonable scope of protection of Compounds and CK Compounds, and will consider in good faith reasonable comments provided by the other Party.

                  8.2.1 Joint Patents. The Prosecution and Maintenance of jointly owned Patents shall be only as mutually agreed by GSK and CK. In such connection, the Parties agree to cooperate in good faith to obtain appropriate patent protection for Compounds, Licensed Products, CK Compounds, and CK Products. Accordingly, the Parties agree to cooperate and to prepare and prosecute patent applications for Patents within the Licensed Technology directed to such claims in a manner that ensures reasonable scope of protection for such subject matter. Subject always to the foregoing, [*] will be responsible at the expense of [*] for drafting, filing, prosecuting and maintaining any jointly owned Patent directed primarily to Compounds, including but not limited to processes for making Compounds, methods of use of Compounds or intermediates of such.

                  8.2.2 Solely Owned Patents. GSK or CK, as the case may be, shall control the Prosecution and Maintenance of Patents within the Collaboration Technology and Post-Collaboration Technology that are owned by such Party, in each case [*] and using counsel of its choice and in such countries as such Party determines is appropriate.

                  8.2.3    Other Matters Pertaining to Prosecution of Patents.

                           (a)      Disclosure. Prior to the filing of any
patent claiming Collaboration Technology, the JRC shall establish a subcommittee to coordinate Prosecution and Maintenance of patents covering inventions within the Collaboration Technology and Post-Collaboration Technology (the "Patent Subcommittee"). After the end of the Research Term, the Patent Subcommittee shall report to the JSC. Prior to filing any patent application claiming Collaboration Technology or Post-Collaboration Technology, each Party shall submit to the Patent Subcommittee an invention disclosure containing such information and in a form to be mutually agreed by the Parties. Each Party shall keep the Patent Subcommittee informed as to material developments with respect to the Prosecution and Maintenance of Patents claiming Collaboration Technology or Post-Collaboration Technology, including without limitation, by providing upon request copies of any

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substantive documents that such Party receives from any patent office, including notice of all interferences, reissues, re-examinations, oppositions or requests for patent term extensions, and by providing the other Party the opportunity to have reasonable input into the strategic aspects of such Prosecution and Maintenance. Without limiting the foregoing, neither Party shall file an application for such a Patent unless it has first disclosed the same to the Patent Subcommittee.

                           (b)      If, during the term of this Agreement, the
Party responsible for prosecuting a Patent within the Collaboration Technology or Post-Collaboration Technology, as specified in this Section 8.2, (the "Prosecuting Party") intends to allow such Patent to lapse or become abandoned without having first filed a substitute, the Prosecuting Party shall, whenever practicable, notify the other Party of such intention at least sixty (60) days prior to the date upon which such Patent shall lapse or become abandoned, and such other Party shall thereupon have the right, but not the obligation, to assume responsibility for the Prosecution and Maintenance and defense thereof at its own expense with counsel of its own choice.

                           (c)      "Prosecution and Maintenance" or "Prosecute
and Maintain" with regard to a Patent shall mean the preparing, filing, prosecuting and maintenance of such Patent, as well as re-examinations, reissues, requests for patent term extensions and the like with respect to such Patent, together with the conduct of interferences, the defense of oppositions and other similar proceedings with respect to the particular Patent.

         8.3      Patent Costs.

                  8.3.1 Collaboration and Post-Collaboration Technology. [*]. CK and GSK shall share the Patent Costs associated with the Prosecution and Maintenance of jointly owned Patents, as the Parties agree.

                  8.3.2 CK and GSK Existing Technology. CK shall be responsible for [*] percent ([*]%) of the Patent Costs incurred by CK prior to and after the Effective Date in all countries in the Territory with respect to CK Existing Technology. GSK shall be responsible for [*] percent ([*]%) of the [*] incurred by GSK prior to and after the Effective Date in all countries in the Territory with respect to GSK Existing Technology. If a Party chooses not to Prosecute and Maintain a Patent within its Existing Technology that it solely owns in a country or countries of the Territory, it shall use [*] efforts to promptly notify the other Party of its decision, and, if such patent pertains to a Collaboration Target, Compound, Development Compound, Licensed Product, CK Compound or CK Product licensed to the other Party hereunder, the other Party shall have the right to Prosecute and Maintain such Patent and at its own expense with counsel of its own choice.

                  8.3.3 Definition of Patent Costs. "Patent Costs" shall mean the reasonable fees and expenses paid to outside legal counsel, and filing, maintenance and other out-of-pocket expenses paid to Third Parties, incurred in connection with the Prosecution and Maintenance of Patents.

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         8.4      Third Party Technologies.

                  8.4.1 Existing Third Party Technology. It is understood that certain Patents within the CK Existing Technology have been in-licensed pursuant to that certain Exclusive License Agreement dated April 21, 1998, as modified, among CK, the Regents of the University of California and the Board of Trustees of the Leland Stanford Junior University (the "University License"), and that CK shall be responsible for payment of all partnership and other fees required pursuant to Section 5.2 thereof. As required for the furtherance of the objectives of this Agreement, CK shall use [*] to maintain the University License and to timely pay all fees due under the University License. Should CK be unable to make any payment required under the University License, it shall notify GSK, and GSK shall thereupon have the option to make such payment on behalf of CK and to seek reimbursement from CK for such payment.

                  8.4.2 Acquired After Effective Date. In addition, if after the Effective Date, CK or GSK (the "Sublicensing Party") acquire from a Third Party subject matter within the Licensed Technology ("Third Party Technology"), but that is subject to royalty or other payment obligations to the Third Party, then the following shall apply: The licenses granted to the other Party (the "Commercializing Party") under Section 5.2 and 5.3 above with respect to such Third Party Technology shall be subject to the Commercializing Party's promptly reimbursing the Sublicensing Party for any milestones, royalties or other amounts that become owing to such Third Party by reason of the Commercializing Party's exercise of such license or sublicense to the Third Party Technology. Upon request by the Commercializing Party, the Sublicensing Party shall disclose to the Commercializing Party a true, complete and correct written description of such payment obligations, and the Commercializing Party's obligation to reimburse such amounts following such request shall be limited to those payment obligations as so disclosed by the Commercializing Party, with any such payments made [*] under [*] (to the extent [*] applies). In the event that the Commercializing Party does not promptly reimburse the Sublicensing Party for such amounts upon request, then such Third Party Technology shall thereafter be deemed excluded from the Licensed Technology. Notwithstanding the foregoing, neither Party shall utilize in performing the Research Program any Third Party Technology that would impose a royalty or other payment obligation to a Third Party for which the other Party would become responsible under this Section
8.4.2 with respect to a Licensed Product or CK Product, unless the JRC has approved such utilization.

         8.5      Enforcement Rights.

                  8.5.1 Defense and Settlement of Third Party Claims. If a Third Party asserts that a Patent or other right owned by it is infringed by the manufacture, use, sale or importation of any Licensed Product, [*] shall have the primary right but not the obligation to defend against any such assertions at its cost and expense. In the event [*] elects to defend against any such Third Party claims, [*] shall have the sole right to direct the defense of any such Third Party claims and to elect to settle such claims. In any event, the Parties shall assist one another and cooperate in any such litigation at the other's request without expense to the requesting Party. Each Party may at its own expense and with its own counsel join any defense brought by the other Party.

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                  8.5.2    Infringement by Third Parties.

                           (a)      If any Patent within the Licensed Technology
Controlled by CK is infringed by a Third Party in any country in connection with the manufacture, use and sale of a product substantially similar to a Licensed Product in such country, GSK shall have the primary right, but not the obligation to institute, prosecute, and control any action or proceeding with respect to such infringement of such Patent, by counsel of its own choice, and CK shall have the right, at its own expense, to be represented in that action by counsel of its own choice. If GSK fails to bring an action or proceeding within a period of [*] ([*]) days after a request by CK to do so, CK shall have the right to bring and control any such action by counsel of its own choice, and GSK shall have the right to be represented in any such action by counsel of its own choice at its own expense.

                           (b)      If any Patent within the Licensed Technology
that is Controlled by GSK is infringed by the manufacture, sale or importation of a product substantially similar to a CK Product, CK shall have the primary right, but not the obligation, to institute, prosecute, and control any action or proceeding with respect to such infringement of such Patent, by counsel of its own choice, and GSK shall have the right, at its own expense, to be represented in that action by counsel of its own choice. If CK fails to bring an action or proceeding within a period of [*] ([*]) days after a request by GSK to do so, GSK shall have the right to bring and control any such action by counsel of its own choice, and CK shall have the right to be represented in any such action by counsel of its own choice at its own expense.

                           (c)      If one Party brings any such action or
proceeding in accordance with this Section 8.5.2, the second Party agrees to be joined as a party plaintiff and to give the first Party reasonable assistance and authority to file and prosecute the suit. The costs and expenses of the Party bringing suit under this Section shall be borne by such Party, and any damages or other monetary awards recovered shall be shared as follows: The amount of such recovery actually received by the Party controlling such action shall first be applied to the out-of-pocket costs of such action, and then shall be shared (a) in the event of an action with respect to an infringing product substantially similar to a Licensed Product, CK shall receive a percentage of such net recovery equal [*] that would have been payable to CK with respect to such Licensed Product (without giving effort to Sections [*] or [*] above) (e.g., if CK were entitled [*] for such Licensed Product, CK would be entitled to receive [*] of the net recovery), and GSK shall be entitled to the remainder of such net recovery; and (b) in the event of an action with respect to an infringing product substantially similar to a CK Product, GSK shall receive a percentage of such net recovery equal to [*] that would be payable to GSK under this Agreement with respect to such CK Product, and CK shall be entitled to the remainder of such net recovery. A settlement or consent judgment or other voluntary final disposition of a suit under this Section 8.5.2(c) may be entered into without the consent of the Party not bringing the suit; provided that such settlement, consent judgment or other disposition does not admit the invalidity or unenforceability of any Patent within the Licensed Technology and provided further, that any rights

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to continue the infringing activity in such settlement, consent judgment or other disposition shall be limited to those rights that the granting Party otherwise has the right to grant.

                           (d)      General. Subject to Paragraphs (a), (b) and
(c) above, with respect to jointly owned Patents, each Party may proceed in such manner as the law permits. Each Party shall bear its own expenses, and any recovery obtained by either Party may be retained by such Party unless otherwise agreed.

                          ARTICLE IX - CONFIDENTIALITY

         9.1 Confidentiality: Exceptions. Except to the extent expressly authorized by this Agreement or otherwise agreed in writing, the Parties agree that the receiving Party shall keep confidential and shall not publish or otherwise disclose or use for any purpose other than as provided for in this Agreement any Information and other confidential and proprietary information and materials furnished to it by the other Party pursuant to this Agreement or any Information developed during the term of this Agreement (collectively, "Confidential Information"), except to the extent that it can be established by the receiving Party that such Confidential Information:

                                    (i)      was in the lawful knowledge and
possession of the receiving Party prior to the time it was disclosed to, or learned by, the receiving Party, or was otherwise developed independently by the receiving Party, as evidenced by written records kept in the ordinary course of business, or other documentary proof of actual use by the receiving Party;

                                    (ii)     was generally available to the
public or otherwise part of the public domain at the time of its disclosure to the receiving Party;

                                    (iii)    became generally available to the
public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving Party in breach of this Agreement; or

                                    (iv)     was disclosed to the receiving
Party, other than under an obligation of confidentiality, by a Third Party who had no obligation to the disclosing Party not to disclose such information to others.

         9.2 Authorized Disclosure. Except as expressly provided otherwise in this Agreement, each Party may use and disclose Confidential Information of the other Party as follows: (i) under appropriate confidentiality provisions substantially equivalent to those in this Agreement, in connection with the performance of its obligations or exercise of rights granted or reserved in this Agreement (including the rights to commercialize Licensed Products and CK Products and to grant licenses and sublicenses hereunder), or (ii) to the extent such disclosure is reasonably necessary in filing or prosecuting patent, copyright and trademark applications, complying with the terms of licenses from Third Parties with respect to a Party's Existing Technology, prosecuting or defending litigation, complying with applicable governmental regulations, obtaining regulatory approval, conducting preclinical or clinical trials, marketing Licensed Products or CK Products, or otherwise

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required by law, provided, however, that if a Party is required by law or regulation to make any such disclosure of the other Party's Confidential Information it will, except where impracticable for necessary disclosures, for example in the event of medical emergency, give reasonable advance notice to the other Party of such disclosure requirement and, except to the extent inappropriate in the case of patent applications, will use its reasonable efforts to secure confidential treatment of such Confidential Information required to be disclosed or (iii) in communication with investors, consultants, advisors or others on a need to know basis, in each case under appropriate confidentiality provisions substantially equivalent to those of this Agreement, or (iv) to the extent mutually agreed to by the Parties.

         9.3 Termination of Prior Agreement. This Agreement supersedes the Confidentiality Agreement between the Parties (or their predecessors) dated [*] (including amendments) and the Materials Transfer Agreement between the Parties dated [*], including all modifications. All information exchanged between the Parties under that Agreement shall be deemed Confidential Information and shall be subject to the terms of this Article IX.

         9.4 Publications. Each Party shall submit any proposed publication containing Confidential Information to the other Party at least [*] ([*]) days in advance to allow that Party to review such planned public disclosure. The reviewing Party will promptly review such proposed publication and make any objections that it may have to the publication of Confidential Information of the reviewing Party contained therein. Should the reviewing Party make an objection to the publication of any such Confidential Information, then the Parties shall discuss the advantages and disadvantages of publishing such Confidential Information. If the Parties are unable to agree on whether to publish the same, subject to Section 12.1 below, the JRC shall attempt to resolve the matter. If the JRC is unable to resolve the matter promptly, the Chief Executive Officer of CK and the Chairman, Research and Development, Pharmaceuticals of GSK shall reasonably agree on the extent to which the publication of such Confidential Information shall be made.

         9.5 Limit on Disclosure of Information Relating to Mitotic Kinesin Targets. Notwithstanding Section 9.2(i) above:

                           (a)      for both Parties during the Exclusivity
Period and any Extension Period, on a Target-by-Target basis with respect to any Mitotic Kinesin Targets that have not been designated as a Collaboration Target or a CK Target,

                           (b)      for CK, for the duration of its obligation
under Section 4.2.3 with respect to a particular Collaboration Target and with respect to matters pertaining specifically to such Collaboration Target, and

                           (c)      for GSK, with respect to matters relating to
CK Targets, such Party in question shall not disclose to a Third Party any CK Existing Technology, GSK Existing Technology, Collaboration Technology or Post-Collaboration Technology specifically directed to matters within the Field specifically pertaining to such Mitotic Kinesin Target(s), such as

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 structure/activity relationship data, target validation data and the like;
provided, however, that CK shall have the right to disclose such data in (b) above (other than data that is directed specifically to one or more Mitotic Kinesin Targets other than CK Targets) (i) in connection with research and development on CK Targets, CK Compounds and CK Products, or (ii) in connection with commercialization of CK Products (subject to GSK's CK Product Option under
Section 4.5); and provided, further, that GSK shall have the right to disclose such data in (c) above (other than data that is directed specifically to one or more Mitotic Kinesin Targets other than Collaboration Targets) (i) in connection with research and development on Collaboration Targets, Compounds, Development Compounds and Licensed Products, or (ii) in connection with commercialization of Licensed Products. This Section 9.5 shall not be deemed to restrict CK's disclosure of any such Licensed Technology in connection with activities pertaining to (x) performance of its obligations under the Research Program, (y) [*] or [*] after such [*] are excluded from the Field pursuant to Section 2.6.4, or (z) any disclosure authorized under Section 9.2(ii), (iii) or (iv) above.

    ARTICLE X - REPRESENTATIONS AND WARRANTIES; COVENANTS AND INDEMNIFICATION

         10.1 Representations and Warranties. Each of the Parties hereby represents and warrants and covenants as follows:

                           (a)      This Agreement is a legal and valid
obligation binding upon such Party and enforceable in accordance with its terms. Except as otherwise noted in Exhibit 10.1 hereto, the execution, delivery and performance of the Agreement by such Party does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it is bound, nor violate any law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.

                           (b)      Other than the notification requirements
under the Hart-Scott-Rodino ("HSR") Act and approval of the transaction contemplated by this Agreement by the Federal Trade Commission ("FTC"), no government authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, under any applicable laws, rules or regulations currently in effect, is or will be necessary for, or in connection with, the transaction contemplated by this Agreement or any other agreement or instrument executed in connection herewith, or for the performance by it of its obligations under this Agreement and such other agreements.

                           (c)      Each Party has not, and during the term of
the Agreement will not, grant any right to any Third Party relating to its respective technology in the Field which conflicts with the rights granted to the other Party hereunder. Each Party will not, during the Exclusivity Period or Extension Period, as applicable, encumber its respective CK Patents or GSK Patents within the Licensed Technology, as applicable, with liens, mortgages, security interests or another similar interest that would give the holder the right to convert the interest into patent ownership, unless the encumbrance is expressly subject to the licenses herein.

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                           (d)      Each Party owns or otherwise controls all of
the rights, title and interest in and to its Patents and Know-How within the Licensed Technology.

                           (e)      Each Party has no present knowledge from
which it concludes that the CK Patents or GSK Patents within the Licensed Technology, as applicable, are invalid or that their exercise would infringe patent rights of Third Parties.

                           (f)      Each Party has not omitted to furnish the
other with any information requested by the other Party, or intentionally concealed from the other Party any information in its possession concerning the Mitotic Kinesin Targets or the transactions contemplated by this Agreement which would be material to the other Party's decision to enter into this Agreement and to undertake the commitments and obligations set forth herein.

         10.2     Indemnification.

                  10.2.1 Indemnification by GSK. GSK hereby agrees to indemnify, defend and hold CK and its agents, directors and employees harmless from and against any and all suits, claims, actions, demands, liabilities, expenses and/or loss, including reasonable legal expense and attorney's fees ("Losses") resulting directly from the development, manufacture, use, handling, storage, sale or other disposition of chemical agents or Licensed Products by GSK, its Affiliates, agents or Sublicensees.

                  10.2.2 Indemnification by CK. CK hereby agrees to indemnify, defend and hold GSK and its agents, directors and employees harmless from and against any and all Losses resulting directly from the development, manufacture, use, handling, storage, sale or other disposition of chemical agents or CK Products by CK, its Affiliates, agents or Sublicensees.

                  10.2.3 Procedure. In the event a Party is seeking indemnification under Sections 10.2.1 or 10.2.2, it shall inform the other Party (the "Indemnifying Party") of a claim as soon as reasonably practicable after it receives notice of the claim, shall permit the Indemnifying Party to assume direction and control of the defense of the claim (including the right to settle the claim) and shall cooperate as requested (at the expense of the Indemnifying Party) in the defense of the claim.

         10.3.    Covenants of the Parties.

                  (a) Upon the terms and subject to the conditions hereof, each of the Parties hereto shall use its good faith efforts, before the Closing to (i) take, or cause to be taken, all actions necessary, proper or advisable under applicable law or otherwise to consummate and make effective the transactions contemplated by this Agreement, (ii) make all necessary filings, and thereafter make any other advisable submissions, with respect to this Agreement and the transactions contemplated by this Agreement required under the HSR Act; provided that, with respect to this clause (a), neither GSK nor CK shall be required to agree to any modification or amendment that, in the reasonable opinion of the Party's legal and/or financial counsel, would be adverse to such Party.

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The Parties hereto shall cooperate with each other in connection with the making of all such filings. The Parties hereto shall furnish all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable law in connection with the transactions contemplated by this Agreement.

                           (b)      GSK and CK shall file as soon as practicable
(but not later than five (5) business days) after the Effective Date notifications under the HSR Act and shall respond as promptly as practicable to all inquiries or requests received from the FTC, the Antitrust Division of the Department of Justice, for additional information or documentation and shall respond as promptly as practicable to all inquiries and requests received from any such authority (including any state attorney general) in connection with antitrust matters. The Parties shall cooperate with each other in connection with the making of all such filings or responses. GSK agrees to pay the filing fees and all associated costs for required HSR filings related to this Agreement.

                        ARTICLE XI - TERM AND TERMINATION

         11.1 Term. Unless earlier terminated, the Agreement and the payment obligations under Article VI will continue in effect, on a product-by-product and country-by-country basis until the later of (i) the expiration of the last to expire Patent within the Licensed Technology covering such Compound or Licensed Product in such country, or (ii) [*] ([*]) years after the date of the first commercial sale of such Licensed Product in such country. Effective upon the expiration (but not earlier termination) of this Agreement, CK hereby grants to GSK a fully-paid-up, royalty-free license under CK Existing Technology and CK's interest in Collaboration Technology and Post-Collaboration Technology to make, have made, use and sell the Development Compounds and Licensed Products in the Territory without further payment or consideration to CK. Effective upon the expiration of this Agreement, GSK hereby grants to CK a fully-paid-up, royalty-free license, under GSK Existing Technology and GSK's interest in Collaboration Technology and Post-Collaboration Technology, to make, have made, use and sell the CK Compounds and CK Products, in the Territory without further payment or consideration to GSK.

                  11.1.1 Termination Prior to Closing. This Agreement may be terminated at any time prior to the Closing:

                           (a)      by GSK or CK, if all applicable waiting
periods for the HSR filing made in connection with this Agreement have not lapsed or been terminated early by August 1, 2001 or the FTC initiates an investigation into the transaction contemplated by this Agreement; or

                           (b)      by GSK or CK, if the Closing has not
occurred by August 1, 2001; or

                           (c)      by the mutual written consent of GSK and CK.

         11.2 Termination For Breach. Either Party may terminate this Agreement in the event the other Party shall have materially breached or defaulted in the performance of any of its material obligations hereunder, and such default shall have continued for ninety (90) days after written notice

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thereof was provided to the breaching party by the non-breaching party. Any termination shall become effective at the end of such ninety (90) day period unless the breaching party (or any other party on its behalf) has cured any such breach or default prior to the expiration of the ninety (90) day period.

         11.3     Termination Upon Notice.

                  11.3.1 Termination by GSK on Notice. GSK may terminate this Agreement upon [*] ([*]) months written notice to CK, provided that such notice is given after the fifth anniversary of the Effective Date; and provided further that if GSK extends the Research Term in accordance with Section 2.8 above, such termination may not take effect prior to the end of the Research Term.

                  11.3.2 Termination by GSK on a Product-by-Product Basis. In addition GSK may terminate this Agreement as to any particular Licensed Product by so notifying CK, which termination shall be effective [*] ([*]) months after the date of such notice; provided, however, if the Research Term has ended and as a result of such termination: (i) GSK is not actively performing substantial research and/or development activities with respect to a Collaboration Target or any Compound, Development Compound or Licensed Product directed to the Collaboration Target that is so terminated, and is not then actively marketing a Licensed Product directed to such Collaboration Target, then such Target shall cease to be a Collaboration Target for all purposes of this Agreement, and shall thereafter be deemed a CK Target; or (ii) GSK is not then actively pursuing substantial research and/or development activities or human clinical trials with respect to any Collaboration Target, Compound, Development Compound or Licensed Product directed to any Collaboration Target, and is not then actively marketing a Licensed Product directed to any Collaboration Target, then the termination of such Licensed Product shall be deemed a termination of this Agreement in its entirety under Section 11.3.1 above. This Section 113.2 shall not be deemed to limit Sections 4.2.1 or 7.3.2 above.

                  11.3.3 Termination by CK on Notice. If at any time after the Research Term the conditions in clause (ii) of Section 11.3.2 above are met (i.e., regardless of whether GSK has formally terminated a particular Licensed Product under Section 11.3.2), CK shall have the right to terminate this Agreement upon [*] ([*]) months notice to GSK.

         11.4 Termination on Bankruptcy. Either Party may terminate this Agreement, if, at any time, the other Party shall file in any court or agency pursuant to any statute or regulation of any state or country, a petition in bankruptcy or insolvency or for reorganization or for an arrangement or for the appointment of a receiver or trustee of the Party or of substantially all of its assets, or if the other Party proposes a written agreement of composition or extension of substantially all of its debts, or if the other Party shall be served with an involuntary petition against it, filed in any insolvency proceeding, and such petition shall not be dismissed within [*] ([*]) days after the filing thereof, or if the other Party shall propose or be a party to any dissolution or liquidation, unless in connection with such dissolution or liquidation this Agreement is assigned under Section 12.5, or if the other Party shall make an assignment of substantially all of its assets for the benefit of creditors.

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         11.5     Intentionally left blank.

         11.6     Certain Payment Terms.

                  11.6.1 Milestone Payments. Notwithstanding anything herein to the contrary, GSK shall not be obligated to pay any payment otherwise payable under Section 6.3 as a result of occurrence of a Research Performance Milestone or under Section 6.4 as the result of occurrence of a Development Milestone if the Research Performance Milestone or Development Milestone occurs after (i) a termination notice is properly given pursuant to Section 11.3 above or (ii) a termination pursuant to Section 11.2 above by reason of a breach by CK. Similarly, in the event that GSK terminates this Agreement with respect to a particular Licensed Product in accordance with Section 11.3.2 above, GSK shall not be obligated to pay any payment under Section 6.4 above as the result of occurrence of a Development Milestone with respect to such terminated Licensed Product if the milestone event occurs after a notice of such termination is properly given by GSK pursuant to Section 11.3.2.

         11.7     Effect of Termination.

                  11.7.1 Termination Prior to Closing. Notwithstanding any other provision of this Agreement, in the event that this Agreement is terminated pursuant to Section 11.1.1, this Agreement shall be deemed terminated ab initio, and notwithstanding Section 11.7.3 below, no provisions of this Agreement shall survive such termination. All amounts paid prior to the date of such termination shall be non-refundable; provided that CK shall promptly reimburse to GSK any amounts paid to CK under Sections 3.1.2 (a), 6.2 or 6.3 above. All Confidential Information disclosed prior to such termination shall be deemed Confidential Information pursuant to the Confidentiality Agreement (as amended) between the Parties dated [*], which Confidentiality Agreement shall survive.

                  11.7.2 Accrued Rights, Surviving Obligations. Termination, relinquishment or expiration of the Agreement for any reason shall be without prejudice to any obligations which shall have accrued prior to such termination, relinquishment or expiration, including, without limitation, the payment obligations under Article 6 hereof and any and all damages arising from any breach hereunder.

                  11.7.3 Survival. Except as provided under Section 11.7.1, Articles 1,10,11 and 12 (other than Section 12.2) and Sections 8.1, 8.3, 9.1, and 9.2 shall survive the expiration and any termination of this Agreement; and
Article 5 shall survive the expiration but not an earlier termination (except as provided below) of this Agreement. In addition, the following provisions shall survive termination of this Agreement in the events set forth below:

                           (a)      Certain Terminations. In the event of a
termination of this Agreement pursuant to Section 11.3, or termination by CK pursuant to Section 11.2: (i) Section 4.4.2 shall survive, and all Licensed Products, Compounds and Collaboration Targets shall be deemed CK Products, CK Compounds and CK Targets, respectively; (ii) without limiting any other provisions of

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this Section 11.7.3, CK's rights and GSK's obligations (but not GSK's rights or
CK's obligations) under Sections 2.4, 8.2.3 and 8.4.2 and under the last two sentences of Section 3.2 shall survive; (iii) Sections 5.3 and 5.4.2 shall survive, and in addition, CK shall have an irrevocable, exclusive, worldwide license, with the right to grant and authorize sublicenses, under GSK's interest in the Collaboration Technology and Post-Collaboration Technology, and any trademarks owned by GSK and used specifically by GSK to identify the Licensed Products (excluding the GlaxoSmithKline trade name and trade dress) to make, use, sell, import and otherwise exploit products directed to Mitotic Kinesin Targets for use in the Field (without giving effect to any modification under Section 2.6.4), including the right to practice any invention within such Technology for the purpose of conducting research or development activities directed to such products; and (iv) without limiting the foregoing, GSK's obligations under Section 4.1.1, 4.1.2 and 4.3.2 above shall continue for the Exclusivity Period as if the Agreement had not been terminated. From and after the date of a notice of termination in the events described in this Section 11.7.3(a), CK shall have no further obligations under this Agreement beyond those obligations that survive termination in such events as specified in this
Section 11.7.3.

                           (b)      Breach by CK. In the event of a termination
of this Agreement by GSK pursuant to Section 11.2: (i) in the event that such termination occurs before the end of the Research Term, those Lead Targets identified as of the termination effective date but not selected pursuant to
Section 2.7 shall become Collaboration Targets, all other Mitotic Kinesin Targets shall revert to CK and the licenses granted to GSK under Section 5.1 shall be expanded to include conducting research independently beyond the Research Term for the purpose of identifying Compounds directed to such Collaboration Targets, without any further payment by GSK to CK (subject to (b)(ii)); (ii) the provisions of Article 6 (other than 6.2) and Sections 5.2 (other than 5.2.4), 5.4, 4.1.3 and 7.3.1, and GSK's rights and CK's obligations (but not CK's rights or GSK's obligations) under Sections 2.4, 8.2.3 and 8.4.2 shall survive and, in addition, GSK shall have an irrevocable, non-exclusive, worldwide license, with the right to grant and authorize sublicenses, under CK's interest in the Collaboration Technology and Post-Collaboration Technology, to make, use, sell, import and otherwise exploit products directed to Collaboration Targets for use in the Field (without giving effect to any modification under Section 2.6.4), including the right to practice any invention within such Technology for the purpose of conducting research or development activities directed to such products; and (iii) without limiting the foregoing, CK's obligations under Section 4.1.1 and 4.1.2 above shall continue for the Exclusivity Period as if the Agreement had not been terminated. From and after the date of a notice of termination in the events described in this Section 11.7.3(b), GSK shall have no further obligations under this Agreement beyond those obligations that survive termination in such events as specified in this
Section 11.7.3.

                           (c)      Termination under Section 11.3.3. In the
event CK provides notice to GSK of its intent to terminate this Agreement pursuant to Section 11.3.3, then, with respect to any CK Compound or CK Product for which CK had begun IND Enabling Studies that would otherwise be subject to the CK Product Option, but for which CK has not completed [*] ([*]) [*] studies, prior to the date of such notice (each, a "Potential Option Product"), GSK may exercise its CK Product Option pursuant to Section 4.5, as follows:

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                                    (i)      Upon request by GSK within thirty
(30) days after receiving CK's notice of termination under Section 11.3.3, GSK may request that CK notify GSK of such Potential Option Products (the "GSK Information Request"). Within thirty (30) days after receiving such GSK Information Request, CK shall notify GSK of such Potential Option Products, together with a copy of any IND that has been filed by CK with respect to such Potential Option Product as of the date of such notice by CK (the "CK Notice"). Then, within [*] ([*]) days after GSK's receipt of the CK Notice, GSK may exercise the CK Product Option with respect to such Potential Option Products (i.e., as if CK had completed [*] ([*]) [*] studies for such Potential Option Products and provided GSK a proper CK [*] Notice therefore in accordance with
Section 4.5). In such case, and solely for purposes of such case, (i) the first three sentences of Section 4.5 shall not apply to GSK's exercise of the CK Product Option for such Potential Option Products, (ii) notwithstanding Section 4.5.2(d) or any other provision of Section 4.5, CK shall not be obligated to exercise the Co-Funding Option with respect to any Potential Option Product for which GSK exercises the CK Product Option under this Section 11.7.3, and (iii) CK's obligations under Section 4.6 shall thereafter terminate.

                                    (ii)     In the event that GSK so exercises
the CK Product Option with respect to one or more Potential Option Products, then CK's notice of termination described above shall not be effective under
Section 11.3.3, and this Agreement shall continue in force and effect, subject to the terms and conditions hereof. However, in such case, upon such exercise by GSK, all Collaboration Targets and Unselected Targets shall be deemed CK Targets (notwithstanding Sections 2.7, 2.8, 4.2 or any other provision of this Agreement), all Compounds, Development Compounds and Licensed Products shall be deemed CK Compounds and CK Products, and the CK Product Option shall terminate with respect to all such CK Targets, and all CK Compounds and CK Products directed to such CK Targets (i.e., all rights of GSK under Section 4.5 shall terminate with respect to CK Products directed to all Mitotic Kinesin Targets other than those that were CK Targets at the time of CK's notice of termination under Section 11.3.3). Once GSK has exercised the CK Product Option under this
Section 11.7.3(c), GSK shall not have any further right under this Section 11.7.3(c) upon a subsequent termination by CK under Section 11.3.3.

         11.8 Termination Not Sole Remedy. Termination is not the sole remedy under this Agreement and, whether or not termination is effected, all other remedies will remain available except as agreed to otherwise herein.

                           ARTICLE XII - MISCELLANEOUS

         12.1     Publicity

                  12.1.1 Financial Terms. Each of the Parties hereto agrees not to disclose to any Third Party the financial terms of this Agreement without the prior written consent of the other Party hereto, except to advisors, investors and others on a need-to-know basis under circumstances that reasonably ensure the confidentiality thereof, or to the extent necessary to comply with the terms of licenses from Third Parties with respect to a Party's Existing Technology, or to the extent required by law. Notwithstanding the foregoing, following the Effective Date, the Parties shall agree upon a

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press release to announce the execution of this Agreement together with a corresponding Question & Answer outline for use in responding to inquiries about the Agreement; thereafter, GSK and CK may each disclose to Third Parties the information contained in such press release and Question & Answer outline without the need for further approval by the other.

                  12.1.2 Publicity Review. The Parties acknowledge the importance of supporting each other's efforts to publicly disclose results and significant developments regarding Licensed Products, CK Products and other activities in connection with this Agreement, beyond what is required by law, and each Party may make such disclosures from time to time with the approval of the other Party, which approval shall not be unreasonably withheld or delayed. Such disclosures may include, without limitation, achievement of Research Performance Milestones, Development Milestones, significant events in the research, development and regulatory process with respect to such a Development Compound, Licensed Product or CK Product, commercialization activities and the like. When a Party (the "Requesting Party") elects to make any such public disclosure under this Section 12.1.2, it will give the other Party (the "Cooperating Party") at least five (5) business days notice to review and comment on such statement, it being understood that if the Cooperating Party does not notify the Requesting Party in writing within such five day period of any reasonable objections, as contemplated in this Section 12.1.2, such disclosure shall be deemed approved, and in any event the Cooperating Party shall work diligently and reasonably to agree on the text of any proposed disclosure in an expeditious manner. The principles to be observed in such disclosures shall be accuracy, compliance with applicable law and regulatory guidance documents, reasonable sensitivity to potential negative reactions of the EDA (and its foreign counterparts) and the need to keep investors informed regarding the Requesting Party's business. Accordingly, the Cooperating Party shall not withhold its approval of a proposed disclosure that complies with such principles.

         12.2     Overall Management of Collaboration.

                  12.2.1 Joint Steering Committee. The Parties shall establish an overall committee ("Joint Steering Committee") to review and coordinate the conduct of the collaboration under this Agreement. The Joint Steering Committee shall be comprised of three (3) members each from CK and GSK, with the members selected from senior management of each Party. Unless otherwise agreed, the Joint Steering Committee shall at all times include [*]. The Joint Steering Committee shall meet at least annually, or as more frequently as is requested by either Party, to review and discuss the performance of the collaboration. All other committees under this Agreement shall be subordinate to the Joint Steering Committee.

                  12.2.2 Mutual Decisions. CK and GSK shall cause each of their representatives on the JRC, JDC, or any other committee established under this Agreement to vote, and shall otherwise perform their respective activities under this Agreement, in the best interests of the collaboration contemplated herein, including the timely research, development and commercialization of Compounds, Development Compounds, Licensed Products and not in the present or future interest

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of either Party outside the collaboration. Where this Agreement calls for specified officers of CK and GSK to meet and resolve a particular issue, each Party shall make its respective officer reasonably available for an in-person meeting on at least three particular dates and times within the thirty (30) days after the request.

         12.3     Short-Form Arbitration.

                  12.3.1   Certain Disputes.

                           (a)      If the Parties do not agree upon (i) a
matter to be decided by the IDC, or the JCC, for which [*] does not have the right to [*] (i.e., pursuant to the last sentence of Section [*], or under Section [*], above) or the JRC (e.g., pursuant to Sections 2.2 and 2.3.2); or
(ii) the royalty terms to be established under Section 4.7 above; (iii) whether one or more amounts are required to be reimbursed under Section 3.4.4 or 4.5.2(a); or (iv) a dispute under Section 6.12, 6.13 or 6.14 above, then such matters in issue shall be determined by binding arbitration conducted pursuant to this Section 12.3.1 by one (1) arbitrator. In such arbitration, the arbitrator shall be an independent expert (including in the area of the dispute) in the pharmaceutical or biotechnology industry mutually acceptable to the Parties. If the Parties are unable to agree on an arbitrator, the arbitrator shall be an independent expert as described in the preceding sentence selected by the chief executive of the Chicago office of the American Arbitration Association.

                           (b)      In the event of a dispute under (a) above,
(i) each Party shall prepare a written report setting forth its position with respect to the substance of the dispute and (ii) in the case of a dispute under
(a)(i), (a)(ii) or (a)(iv) above (but not under (a)(iii)), the arbitrator shall select one of the Party's positions as his decision, and shall not have authority to render any substantive decision other than to so select the position of either GSK or CK. Except as provided in the preceding clause (ii) such arbitration shall be conducted in all respects under the rules of the American Arbitration Association.

                           (c)      The costs of any arbitration under this
Section 12.3.1 shall be shared equally by the Parties, and each Party shall bear its own expenses in connection with such arbitration. The Parties shall use diligent efforts to cause the completion of any such arbitration within ninety
(90) days following a request by any Party for such arbitration.

                  12.3.2 Disputes as to CK Products. In the event that GSK disputes under Section 2.6.4 or 4.5 above CK's right to develop or otherwise commercialize products under Section 2.6.4 or 4.5 above, GSK shall initiate an arbitration proceeding under this Section 12.3.2 within [*] ([*]) days of its receipt of notice from CK that CK intends to so develop or otherwise commercialize such a compound, product or Mitotic Kinesin Target. If GSK does not initiate such arbitration within such [*] ([*]) day period, it shall have no further right to dispute CK's right to develop and commercialize such compound(s), product(s) or Target(s). Any such dispute shall be finally settled by binding arbitration in Chicago under the Licensing Rules of American Arbitration Association by a single arbitrator appointed in accordance with such rules. The arbitrator shall be a retired federal judge with experience trying patent cases, and the Parties shall use their respective best efforts to

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obtain a final determination by the arbitrator within sixty (60) days after the initiation of such proceeding. THE FOREGOING REMEDY SHALL BE THE PARTIES' SOLE AND EXCLUSIVE REMEDY WITH RESPECT TO ANY DISPUTE DESCRIBED IN THIS SECTION 12.3.2.

                  12.3.3 Retention of Rights. Nothing in this Section 12.3 shall preclude GSK or CK from resorting to judicial or equitable remedies for any disputes not within Section 12.3.1 or 12.3.2.

         12.4 Governing Law. This Agreement and any dispute arising from the performance or breach hereof shall be governed by and construed and enforced in accordance with the laws of the [*], U.S.A., without reference to conflicts of laws principles.

         12.5     Assignment.

                  12.5.1 General. This Agreement shall not be assignable by either Party to any Third Party hereto without the written consent of the other Party hereto. Notwithstanding the foregoing, either Party may assign this Agreement, without the written consent of the other Party, to an Affiliate or to an entity that acquires all or substantially all of the business or assets of such Party to which this Agreement pertains (whether by merger, reorganization, acquisition, sale or otherwise), and agrees in writing to be bound by the terms and conditions of this Agreement. Notwithstanding the foregoing, either Party may assign and/or delegate any rights and/or obligations hereunder without the consent of the other Party to an Affiliate that is at least ninety percent (90%) owned by such Party, or, in the case of GSK, to an Affiliate that is at least ninety percent (90%) owned, directly or indirectly, by the ultimate parent of Glaxo Group Limited (for so long as such Party or parent maintains at least that level of ownership); provided in each case, however, that such assignment shall not relieve the assigning Party of any of its obligations hereunder. It is understood that the provisions of Section 12.5.2 shall apply in the event of assignment of this Agreement under the circumstances described therein. If any permitted assignment would result in withholding or other similar taxes becoming due on payments to the other Party under this Agreement, the assigning Party shall be responsible for all such taxes and the amount of such taxes shall not be withheld or otherwise deducted from the amounts payable to such other Party. If, in such event, such other Party actually reduces the amount of income tax paid by such Party as a result of using a credit for the amount of such withholding or similar taxes paid by the assigning Party, then such other Party shall promptly refund to the assigning Party the amount of such reduction in income tax resulting from the use of such credit. No assignment and transfer shall be valid and effective unless and until the assignee/transferee shall agree in writing to be bound by the provisions of this Agreement. The terms and conditions of this Agreement shall be binding on and inure to the benefit of the permitted successors and assigns of the Parties.

                  12.5.2 Certain Matters Relating to Acquisitions. In the event of an assignment of this Agreement to a Third Party, or another transaction in which a Third Party becomes an Affiliate of CK that controls CK (as "control" is defined in Section 1.2 above) (each such event, a "Subject Transaction"), then the following shall apply:

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                           (a)      Notwithstanding the definitions of
Collaboration Technology, Post-Collaboration Technology, CK Patents and CK Know-How, CK Existing Technology, Cytometrix Technology, Compounds, Development Compounds, Licensed Products, CK Compounds, CK Products, CK Library Compounds, or Mitotic Kinesin Targets (together, "Collective CK Technologies"), the Collective CK Technologies shall not include any intellectual property or subject matter (the "Previously Existing Subject Matter") that, prior to the Subject Transaction, was held or Controlled by such Third Party (or an Affiliate of such Third Party that was not an Affiliate of CK at the time of such assignment or transaction, each such Third Party and Affiliate being referred to as a "Subsequently Affiliated Company") and GSK shall have no right or license under this Agreement to any such Previously Existing Subject Matter except as may be agreed under Section 12.5.2(b)(i) or (b)(ii) below.

                           (b)      If, at the time of the Subject Transaction,
the Subsequently Affiliated Company had [*], or [*] for the [*] of [*] to [*] which is then subject to [*] under [*] or [*], then:

                                    (i)      CK in its sole discretion, may
elect to [*], including any [*], with the [*] efforts under this Agreement, on the same terms and conditions.

                                    (ii)     If CK does not make the election in
(i), then, on request by either Party, GSK and CK shall meet, together with representatives of the Subsequently Affiliated Company, to discuss [*] to [*] activities, including all relevant [*], on such terms as the parties may agree. It is understood that any such [*] would [*] involve a [*] of the [*] granted to CK and GSK hereunder. It is understood, however, that neither GSK nor CK shall be obligated to enter into any agreement to so [*]. In the event the Parties do not agree to so [*], then the provisions of subparagraphs (iii)-(vii) below shall apply.

                                    (iii)    Following the Subject Transaction,
the [*] immediately prior to the Subject Transaction (the "[*]") shall [*] and [*] to those that were [*] to research activities (A) in the Research Program and (B) which generate [*] that would reasonably accrue to the Research Program or that are reasonably necessary for CK to fulfill its obligations under the Research Program, to the extent CK would otherwise have [*] and [*] had the Subject Transaction not occurred. The obligations under this paragraph (b)(iii) shall terminate on the [*] of the Effective Date of this Agreement.

                                    (iv)     [*] shall not disclose non-public
Collaboration Technology, Post-Collaboration Technology or GSK Existing Technology to any Subsequently Affiliated Company for use in connection with the research, development or commercialization of products within the Field, the primary mode of pharmacological action of which is through the

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

inhibition of one or more Mitotic Kinesin Targets, other than those CK Targets for which the CK Product Option under Section 4.5 above does not apply at that time (i.e., CK Products directed to such CK Targets would not be subject to the CK Product Option) (such Mitotic Kinesin Targets, excluding such CK Targets, being referred to as "Restricted Mitotic Kinesin Targets"), unless [*] could have disclosed such item to a Third Party.

                                    (v)      No Subsequently Affiliated Company
shall have any license under Collaboration Technology, Post-Collaboration Technology, GSK Existing Technology, or CK Existing Technology for any purpose unless such license could also be granted to a Third Party herein.

                                    (vi)     The Parties shall use diligent
efforts to put procedures in place to [*] of GSK or CK Confidential Information to a Subsequently Affiliated Company that would not [*] Third Party herein and to prevent [*] of any [*], including requiring each Party's representatives on the JRC, JDC, JSC and any employees performing research in connection with this Agreement to [*] agreeing to comply with the [*] of this Agreement. Without limiting the foregoing, any employee of [*] immediately prior to the Subject Transaction who is transferred to a Subsequently Affiliated Company shall [*] with respect to a Restricted Mitotic Kinesin Target at any Subsequently Affiliated Company or in collaboration with personnel of such Subsequently Affiliated Company, for so long as [*] activities with respect to such Restricted Mitotic Kinesin Target are prohibited under Section 4.1.2 or 4.2.3 above.

                                    (vii)    Notwithstanding the foregoing, the
conditions of subparagraphs (iii)-(vi) above shall be deemed satisfied in all respects, if such [*] (or its successor) is maintained and operated as an independent company. Such entity shall be deemed to be operated as an independent company if, after the Subject Transaction (A) [*] can remain fully bound under all terms and conditions of this Agreement, (B) [*] has the capability to perform as would have CK prior to the Subject Transaction for all purposes under this Agreement and (C) [*] and the Subsequently Affiliated Company contractually commit that there shall be no disclosures or licenses with respect to Licensed Technology under this Agreement from [*] to the Subsequently Affiliated Company that would not have been either (x) permitted to be disclosed or granted to a Third Party under this Agreement or (y) permitted to be used or disclosed by CK for its independent efforts under this Agreement.

                           (c)      Unless this Agreement is [*] under Section
12.5.2(b)(i) or (ii) above, the Collective CK Technologies shall not include any intellectual property or subject matter created or acquired by such Subsequently Affiliated Company following the Subject Transaction, and no activities of the Subsequently Affiliated Company shall be deemed within the Research Program. It is understood, however, that if Cytokinetics, Inc. (i.e., the Party to this Agreement) is legally merged with and into another corporate entity, then the resulting merged corporate entity shall be fully bound by all provisions of this Agreement and shall not be a "Subsequently Affiliated Company" under this
Section 12.5.2.

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                           (d)      Subject to the foregoing and paragraph (b)
above, Sections 4.1.2 and 4.2.3 shall not apply with respect to activities of the Subsequently Affiliated Company. In addition, subject to paragraph (b) above, Section 2.6.4(b) shall not apply to a Subsequently Affiliated Company, and no officer or representative of a Subsequently Affiliated Company shall be required or permitted to serve on the JRC or JSC (e.g., under Section 2.2(a) above).

                  12.5.3 Certain Additional Matters on Change of Control of CK. Notwithstanding the provisions of Section 12.5.2, in the event CK assigns this Agreement (i) to [*] [*] US Dollars ($[*]), or in (ii) the event that CK merges or consolidates or enters into a similar transaction with such a pharmaceutical or biotechnology entity in which such entity becomes an Affiliate of CK, and, in either case, then upon request by GSK, the Parties will each use their respective diligent efforts to put procedures into place to [*] under any of Section 2.2, 3.2, 3.5, 7.2 and/or 7.4 above, including, without limitation, requiring each Party's representatives on the JRC, JDC, JSC and any employees performing research in connection with this Agreement to [*] agreeing to comply with the [*] of this Agreement. It is understood that the provisions of Section
12.5.2 may also apply in the event of the occurrence of the events described in this Section 12.5.3.

         12.6 Performance Warranty. Each Party hereby warrants and guarantees the performance of any and all rights and obligations by its Affiliate(s).

         12.7 Notices. All notices, requests and communications hereunder shall be in writing and shall be personally delivered or sent by facsimile transmission (confirmed by prepaid registered or certified mail, return receipt requested or by international express delivery service) (e.g., Federal Express), mailed by registered or certified mail (return receipt requested), postage prepaid, or sent by international express courier service, and shall be deemed to have been properly served to the addressee upon receipt of such written communication, to following addresses of the Parties, or such other address as may be specified in writing to the other Party hereto:

IF TO CK,

                  ADDRESSED TO: CYTOKINETICS, INC.
                                280 East Grand Avenue
                                South San Francisco, California 94080
                                Attention: Robert Blum,
                                            Vice President, Business Development
                                Telephone: (650) 624-3002
                                Telecopy: (650) 624-3010

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

            WITH COPY TO: WILSON SONSINI GOODRICH & ROSATI
                          PROFESSIONAL CORPORATION
                          650 Page Mill Road
                          Palo Alto, CA 94304-1050
                          Attention: Kenneth A. Clark, Esq.
                          Telephone: (650) 493-9300
                          Telecopy: (650)493-6811

IF TO GSK,

            ADDRESSED TO: GLAXO GROUP LIMITED, DOING BUSINESS AS GLAXOSMITHKLINE
                          709 Swedeland Road
                          King of Prussia, Pennsylvania 19406
                          Attention: Vice President, Business Development
                          Telephone: (610) 270-5973
                          Telecopy: (610) 270-5962

          WITH A COPY TO: GLAXOSMITHKLINE
                          Corporate Legal Department
                          One Franklin Plaza
                          200 N. 16th Street/FP 2360
                          Philadelphia, PA 19103
                          Attention: Senior Vice President and Assistant
                                        General Counsel-R&D Legal Operations
                          Telephone: 215-751-4000
                          Telecopy: 215-751-3935

         12.8 Waiver. Neither Party may waive or release any of its rights or interests in this Agreement except in writing. The failure of either Party to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement shall not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition. No waiver by either Party of any condition or term in any one or more instances shall be construed as a continuing waiver of such condition or term or of another condition or term.

         12.9 Severability. If any provision hereof should be held invalid, illegal or unenforceable in any jurisdiction, the Parties shall negotiate in good faith a valid, legal and enforceable substitute provision that most nearly reflects the original intent of the Parties and all other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intentions of the Parties hereto as nearly as may be possible. Such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of such provision in any other jurisdiction. In the event a Party seeks to avoid a provision of this Agreement by asserting that such provision is invalid, illegal or otherwise unenforceable, the other Party shall have the right to terminate this Agreement upon sixty (60) days' prior written notice to the asserting Party, unless such assertion is eliminated and the effect of such assertion cured within such sixty
(60) day period. Any termination in accordance with the foregoing sentence shall be deemed a termination pursuant to Section 11.3.1 if the Party who made such assertion was GSK, and shall be deemed a termination under Section 11.2 by reason of a breach by CK, if CK is the Party who made such assertion.

         12.10 Entire Agreement. This Agreement and the accompanying Stock Purchase Agreement set forth all the covenants, promises, agreements, warranties, representations, conditions and understandings between the Parties hereto and supersede and terminate all prior agreements and understanding between the Parties. There are no covenants, promises, agreements, warranties, representations, conditions or understandings, either oral or written, between the Parties other than as set forth herein and therein. No subsequent alteration, amendment, change or addition to this Agreement shall be binding upon the Parties hereto unless reduced to writing and signed by the respective authorized officers of the Parties.

         12.11 Independent Contractors. Nothing herein shall be construed to create any relationship of employer and employee, agent and principal, partnership or joint venture between the Parties. Each Party is an independent contractor. Neither Party shall assume, either directly or indirectly, any liability of or for the other Party. Neither Party shall have the authority to bind or obligate the other Party and neither Party shall represent that it has such authority.

         12.12 Headings. Headings used herein are for convenience only and shall not in any way affect the construction of or be taken into consideration in interpreting this Agreement.

         12.13 Counterparts. This Agreement may be executed in two counterparts, each of which shall be deemed an original, and all of which together, shall constitute one and the same instrument.

                             ARTICLE XIII - CLOSING

         13.1 Upon the terms and subject to the conditions of this Agreement, the closing of this Agreement and the closing of the Stock Purchase Agreement shall take place at a closing (the "Closing") to be held at the offices of Wilson Sonsini Goodrich & Rosati, at 10:00 A.M. Pacific Daylight Time on such date as agreed by the Parties (the "Closing Date"), or at such other place or at such other time contemporaneous with satisfaction of the last closing condition as GSK and CK may mutually agree upon in writing.

IN WITNESS WHEREOF, the Parties have executed this Agreement in duplicate originals by their duly authorized representatives as of the date and year first above written.

CYTOKINETICS, INC.                      GLAXO GROUP LIMITED,
                                        A GLAXOSMITHKLINE CORPORATION

By: /s/ James H. Sabry                  By: /s/ Tadataka Yamada
    ---------------------------------       -----------------------------
Name:  James H. Sabry, M. D., Ph. D.    Name:  Dr. Tadataka Yamada

Title: President and CEO                Title: Chairman, R&D

Date:  June 20, 2001                    Date:  6/20/01

                                  EXHIBIT 1.17

                                COMPOUND CRITERIA

[*]


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  the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                  EXHIBIT 1.55

                             [*] PROGRAM ACTIVITIES

[*]

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                  EXHIBIT 1.65

                           TRACTABLE COMPOUND CRITERIA

[*]


* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                   EXHIBIT 2.5

                          DEVELOPMENT COMPOUND CRITERIA

[*]


* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                  EXHIBIT 4.5.1

                              CLINICAL REPORT FORM

                                      [*]

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  the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                  EXHIBIT 6.3.2

                                FEASIBILITY STUDY

                                      [*]

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  the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                EXHIBIT 6.3.2(b)

                                      [*]

[*]

 * Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                  EXHIBIT 6.4.4

                                      [*]

                                      [*]


* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                  EXHIBIT 10.1

                             THIRD PARTY AGREEMENTS

EFFECTIVE DATE               COMPANY/CONSULTANT                              AGREEMENT WITH CYTOKINETICS
--------------               ------------------                              ---------------------------
[*]                  [*]                                                [*]

[*]                  [*]                                                [*]

[*]                  [*]                                                [*]

[*]                  [*]                                                [*]

[*]                  [*]                                                [*]

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.